Exhibit (d)

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

REPUBLIC OF AUSTRIA

This description of Oesterreichische Kontrollbank Aktiengesellschaft (“OeKB” or the “Bank”) and the Republic of Austria (“Austria” or the “Republic”) is dated September 6, 2019 and appears as Exhibit (d) to OeKB’s Annual Report on Form 18-K/A for the fiscal year ended December 31, 2018.

THIS DOCUMENT (OTHERWISE THAN AS PART OF A PROSPECTUS CONTAINED IN A REGISTRATION STATEMENT FILED UNDER THE U.S. SECURITIES ACT OF 1933) DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF OeKB’S SECURITIES. THE DELIVERY OF THIS DOCUMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

In this description, all monetary amounts are expressed in euro (“EUR” or “€”) unless otherwise specified. Other currencies are abbreviated as follows:

Abbreviation	Currency	Abbreviation	Currency
AUD	Australian dollar	NOK	Norwegian krone
CAD	Canadian dollar	NZD	New Zealand dollar
CHF	Swiss franc	PLN	Polish zloty
CZK	Czech koruna	RON	Romanian leu
DKK	Danish krone	RUB	Russian ruble
GBP	British Pound Sterling	SEK	Swedish krona
HKD	Hong Kong dollar	TRY	Turkish lira
HRK	Croatian kuna	dollar, $, or USD	United States dollar
HUF	Hungarian forint	ZAR	South African rand
JPY	Japanese yen

Solely for the convenience of the reader, except where expressly indicated, certain financial information with respect to OeKB has been translated from euro into dollars at the rate of 1.1450 dollars to the euro, the foreign exchange reference rate published by the European Central Bank on December 31, 2018, the last trading day of the year. Other financial information has been translated at specified rates of exchange in effect at the ends of the periods indicated or on the specified dates. These conversions should not be construed as representations that the euro amounts could have been or could be converted into dollars at that or any other rate. For further information with respect to exchange rates, including the average rates of exchange between the euro and the dollar since 2014, see “Republic of Austria—Foreign Exchange—Exchange Rates of the Euro”.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

The Bank was established in 1946 under the Austrian Stock Corporation Act (Aktiengesetz) to provide services outside routine commercial banking functions to the Austrian economy. The Bank’s activities include the administration of export guarantees (as agent of the Republic) and the financing of Austrian exports. Its registered and head office is located at Am Hof 4, A-1010 Vienna, Austria.

In 1950 the Bank became involved in the financing and promotion of Austrian exports. Since the original adoption of the Export Promotion Act in 1964, which was replaced on June 1, 1981 by the Export Guarantees Act of 1981, and which has since been amended (the “Export Guarantees Act”), the Bank has acted as the sole agent of Austria for the administration of guarantees issued by Austria under this Act covering commercial, political and foreign exchange risks in connection with Austrian exports. The Bank also provides medium- and long-term financing to banks and foreign importers for export transactions, the repayment of which is guaranteed by Austria under the Export Guarantees Act. Substantially all borrowings by the Bank in connection with export loan financing are guaranteed either as to principal and interest, as to foreign exchange risk or as to both by Austria under the Export Financing Guarantees Act of 1981, as amended (the “Export Financing Guarantees Act”). See “Business—Export Services—Export Loan Financing by the Bank—Sources of Funds for Export Financing”. The Bank also engages in certain other financial activities including the organization and administration of domestic bond issues, in particular bond offerings by the Republic. CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, or CCP.A, a joint venture between the Bank and the Vienna Stock Exchange, operates the clearing system of the Vienna Stock Exchange. Since September 12, 2015, the Bank’s subsidiary OeKB CSD GmbH, or OeKB CSD, operates the business of the Austrian central securities depository (Wertpapiersammelbank) which before was operated by the Bank for five decades. It was transferred to OeKB CSD from the Bank due to regulatory requirements. OeKB CSD is a company with limited liability and acts as central securities depository for Austria pursuant to the Austrian Securities Deposit Act. The Bank does not accept deposits from the general public or engage in general lending or other commercial banking activities. In 2008, the Bank, on behalf of the Republic, established the Oesterreichische Entwicklungsbank AG to assist developing countries in establishing private industry. See “Business—Export Services—Administration of Export Guarantees of the Republic”.

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

CAPITALIZATION

The total capitalization of the OeKB Group at December 31, 2018 was as follows:

	(Thousands of euros)(1)	(Thousands of dollars)(2)
Long-term indebtedness(3)
Deposits from banks	—	—
Deposits from customers	5,501	6,299
Debt securities in issue	4,138,936	4,739,082

Total long-term indebtedness	4,144,437	4,745,380
Equity	790,668	905,315

Total long-term capitalization	4,935,105	5,650,695
Short-term indebtedness
Deposits from banks	527,221	603,668
Deposits from customers	699,095	800,464
Debt securities in issue	20,381,804	23,337,166

Total short-term capitalization	21,608,120	24,741,297

Total capitalization	26,543,225	30,391,993

(Dollar amounts may not add due to rounding.)

(1)

The line items listed in this table have been extracted from the consolidated financial statements of the OeKB Group, which were prepared in accordance with International Financial Reporting Standards (IFRSs) as adopted by the EU, and the additional requirements pursuant to §§ 245a UGB (Austrian Commercial Code) and 59a BWG (Austrian Banking Act).

(2)	The amounts in this column have been translated into dollars at the exchange rate specified in the paragraph following the Table of Contents hereof.
(3)	Refers to indebtedness with a remaining maturity of more than 5 years from the balance sheet date.

The Bank has completed the following public issues from January 1, 2019 to September 6, 2019: GBP 300,000,000 Reopening of 1.125% Guaranteed Notes due December 15, 2022, USD 1,500,000,000 2.625% Guaranteed Notes due January 31, 2022, GBP 350,000,000 1.250% Guaranteed Notes due December 15, 2023, AUD 45,000,000 Reopening of 3.30% Guaranteed Notes due November 15, 2028, GBP 125,000,000 Reopening of 1.25% Guaranteed Notes due December 15, 2023, NOK 1,000,000,000 1.824% Guaranteed Notes due May 22, 2024, NOK 500,000,000 Reopening of 1.824% Guaranteed Notes due May 22, 2024, GBP 100,000,000 Reopening of 1.125% Guaranteed Notes due December 15, 2022 and GBP 55,000,000 Reopening of 1.250% Guaranteed Notes due December 15, 2023.

BUSINESS

The Bank’s main business includes the administration of guarantees issued by the Republic for export transactions pursuant to the Export Guarantees Act. These guarantees (“Export Guarantees”) are not liabilities of the Bank. All claims on Export Guarantees are paid from funds of Austria. The Bank’s balance sheet is comprised principally of export loan financing. The Bank conducts its export loan financing activities, which relate exclusively to the refinancing of receivables covered either by Export Guarantees or, to a lesser extent, by private credit insurance and other means, for its own account.

Since the portion of exports for which the Bank administers Export Guarantees or provides export loan financing in relation to total Austrian exports is relatively low, and the demand for Export Guarantees and export loan financing relative to total export volumes tends to increase in economically difficult times, changes in Austria’s export volume typically only have a limited impact on the Bank’s operations.

The Bank also performs several significant functions in the Austrian capital markets. In this field, through CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, a joint venture with the Vienna Stock Exchange, and the operation of Austria’s central securities depository by its subsidiary OeKB CSD GmbH, the Bank exercises a central function in the custody and administration of securities and endeavors to improve existing services for the banking community, the Vienna Stock Exchange and capital markets participants.

In 2008, based on an amendment of the Export Guarantees Act, the Bank established, on behalf of the Republic, Oesterreichische Entwicklungsbank AG (Austrian Development Bank; the “Development Bank”), to be responsible for acquiring participations, granting loans and other financing measures and providing assistance, designed in agreement with the Ministry of Finance, to developing countries in establishing private industry. The Development Bank is a wholly owned subsidiary of the Bank and the board of management of the Development Bank is formed by two experienced employees from the Bank.

In March 2019, the Bank agreed to acquire 68.75% of the shares in Österreichische Hotel- und Tourismusbank Gesellschaft m.b.H. (“ÖHT”), a special-purpose bank for financing and promoting investments in tourism. The closing of the acquisition took place in April 2019. Raiffeisen ÖHT Beteiligungs GmbH holds the remaining 31.25% of the shares in ÖHT.

Export Services

Administration of Export Guarantees of the Republic

Pursuant to the Export Guarantees Act, the Bank acts as the Republic’s sole agent for the administration of Export Guarantees. Except in cases in which the Bank itself is to be the beneficiary of an Export Guarantee, the Bank processes and performs a credit analysis of applications for Export Guarantees. All Export Guarantees must be authorized by the Republic and are issued and administered by the Bank on behalf of the Republic. During 2018, the Bank, as agent of the Republic, issued 1.033 Export Guarantees covering export transactions with a total value of EUR 5.7 billion ($6.5 billion), and at December 31, 2018, the total value of all export transactions covered by Export Guarantees amounted to EUR 26.5 billion ($30.3 billion). In April 2017, the validity of the Export Guarantees Act was extended until December 31, 2022. Guarantees already issued under the Export Guarantees Act at that time will not be affected by its expiration.

Under the Export Guarantees Act, the Austrian Government could initiate a procurement procedure in which other institutions with an appropriate banking license within the European Economic Area would be eligible to compete with the Bank to become the Republic’s sole agent for the administration of Export Guarantees. In such event:

•	the Bank will remain the sole agent of the Republic for as long as no other party has been awarded an agency contract pursuant to the prescribed procurement procedure;

•

the Austrian Government is required to inform the Bank at least two years prior to initiating a procurement procedure for awarding a new agency contract to one of the tendering institutions, which will include the Bank; and

•

in case a new agent is appointed, any export guarantees and export financing transactions pending at that time will continue to be administered by the Bank and credit operations to raise the required funds will continue to be guaranteed by the Republic.

The Bank is a member of the Berne Union (International Union of Credit and Investment Insurers), which consists of 85 export credit and investment insurers from 73 countries.

Risks Covered by Export Guarantees. Liabilities assumed by the Republic under the Export Guarantees Act take the form of guarantees for the due performance of contracts by the foreign contracting parties, or guarantees by aval on bills of exchange whose discount proceeds are applied to financing export transactions. The Export Guarantee scheme is comprised of 12 types of guarantees. The most significant is the guarantee for tied financial credits, which represented EUR 5.3 billion or 19.9% of total guarantees outstanding as of December 31, 2018.

Other significant Export Guarantees are reinsurance guarantees (EUR 1.5 billion or 5.5% of total guarantees outstanding as of December 31, 2018) and guarantees for direct deliveries and services (EUR 1.7 billion or 6.4% of total guarantees outstanding as of December 31, 2018).

Payments under Export Guarantees. The 1981 regulation of the Minister of Finance under the Export Guarantees Act (the “Regulation”) provides that Austria will pay claims against it under Export Guarantees upon recognition of its liability (in cases of both matured claims and claims that mature after Austria recognizes its liability) in accordance with the payment schedule established in the underlying contract. The Regulation also provides acceleration of a payment schedule against Austria under an Export Guarantee. The Regulation permits Austria to deny liability under an Export Guarantee under certain circumstances, mainly in cases of fraud or misrepresentation in connection with the issuance of such guarantee or failure to comply with the guarantee’s conditions. In 2018, Austria, as guarantor, paid gross claims amounting to EUR 39 million (2017: EUR 47 million), while recoveries totaled EUR 41 million (2017: EUR 49 million).

Maximum Liability of Austria on Export Guarantees. The Export Guarantees Act establishes a ceiling of EUR 40.0 billion (USD 45.8 billion) on the liability of Austria under outstanding Export Guarantees. As of December 31, 2018, the total liability of Austria assumed in the form of Export Guarantees amounted to EUR 26.5 billion (USD 30.3 billion) or 66% of the maximum authorized liability. When calculating the extent of utilization, the basic amounts (maximum amount of guarantee less the lowest rate of retention to be borne by the beneficiary) outstanding under the guarantees and the total financing requirements reported in the case of guarantees by aval on bills of exchange are included.

Export Loan Financing by the Bank

In addition to the Bank’s role as sole agent for the administration of the Republic’s export guarantee program under the Export Guarantees Act, the Bank makes loans directly to banks including the shareholders of the Bank (“Refinancing Loans”) in order to permit such institutions to finance export loans made directly by them.

Export Loans and Commitments. The following table sets forth the aggregate principal amount of refinancing of tied loans and the acquisition of accounts receivable outstanding as of December 31, in each of the last five years:

	2014	2015	2016	2017	2018
	(Billions of euros)				(Billions of euros)	(Billions of dollars)
Tied loans	3.58	3.62	3.50	3.60	3.42	3.92
Acquisitions of accounts receivable	0.09	0.09	0.06	0.07	0.07	0.08
Other refinancing contracts	15.92	14.66	12.14	13.87	16.41	18.79

Total	19.59	18.37	15.70	17.54	19.90	22.79

Of the total export financing outstanding as of December 31, 2018, EUR 13.6 billion ($15.6 billion) were to banks which are shareholders of the Bank. Moreover, we assume commitments to grant export financing. As of December 31, 2018, the balance of export financing not yet granted which we were contractually obligated to make was EUR 3.3 billion ($3.7 billion). This balance was scheduled to be drawn down as follows:

	(Millions of euros)	(Millions of dollars)
Through December 31,
2019	1,358	1,555
2020	1,648	1,887
2021	114	131
2022	152	174
2023	0	0

	3,273	3,748

All of these undisbursed amounts may be cancelled in whole or in part at the option of the potential borrower, but the aggregate amount of cancellations to date has been insignificant. The timing of the draw-downs of these undisbursed amounts may change from time to time due to late deliveries, construction delays or other reasons.

Terms and Conditions of Export Financing. The credits to banks require a guarantee for the transaction or right underlying the financing. The guarantee must comply with the provisions of the Export Financing Guarantees Act. In the course of issuing guarantees, sustainability issues are a major point to be considered whereby the OECD recommendations for environmental and social due diligence for officially supported export credits (“Common Approaches”) serve as important guidelines. In addition, both the rights arising from the guarantees and the underlying receivables (export or other receivables) must, as a rule, be assigned as security.

The maximum repayment term for commercial export credits that fall within the scope of the “OECD Arrangement on Officially Supported Export Credits” (OECD Arrangement), whose participants agree to abide by certain rules with respect to the provision of officially supported export credits, is generally 10 years. Longer maximum terms are possible for conventional power plants (a maximum of 12 years), project finance (a maximum of 14 years) and renewable energy, climate protection and water projects (a maximum of 18 years). The currently applicable interest rates can be found on our website. Information on our website is not part of or incorporated by reference into this report.

The Bank’s Export Financing Scheme is a refinancing source for domestic and foreign credit institutions. To be eligible such institutions must meet our creditworthiness criteria, fulfill the legal requirements regarding the transactions to be financed and satisfy our conditions for uniform financing procedures. The uniform financing procedure conditions particularly apply to collateral management.

In issuing credits under the Export Financing Scheme, the Bank observes the applicable guidelines, directives and regulations of international agreements on the Organization for Economic Cooperation and Development (OECD), the EU and the Berne Union.

Sources of Funds for Export Financing. The principal sources of funds for our export financing activities are borrowings and issuances of debt securities, both in Austria and abroad. See “Financial Statements—Consolidated balance sheet of OeKB Group” and notes 22 and 23 to the Financial Statements.

The Export Financing Guarantees Act authorizes the Minister of Finance to issue on behalf of Austria unconditional guarantees of Austria for the payment of principal and interest on borrowings incurred by the Bank for the purpose of financing export transactions, including export loans, or for the purpose of refinancing such borrowings. In addition, pursuant to Sec. 1 Para. 2 Lit. b of the Export Financing Guarantees Act, Austria is authorized to provide indemnification in the case of foreign currency borrowings, so that we shall not have to pay more principal and interest expressed in euro than contemplated at the time of the borrowing on the basis of then prevailing exchange rates. The Export Financing Guarantees Act provides that Austria’s guarantees may only be issued if, after giving effect to such issuance, the aggregate liability for payments of principal under all guarantees then in effect does not exceed the maximum outstanding aggregate amount which currently stands at EUR 40 billion ($46 billion). In April 2017, the validity of the Export Financing Guarantees Act was extended until December 31, 2023. Guarantees of Austria issued prior to such date will not be affected by the expiration of the Act. An amount equal to 10% of the euro equivalent of the outstanding guaranteed principal is added in computing the aggregate amount of such liability in view of the exchange rate risk. As of December 31, 2018, the total amount of outstanding liabilities of Austria under the Export Financing Guarantees Act was EUR 26.3 billion ($30.1 billion).

Payment of principal and interest on most foreign currency borrowings of the Bank is covered by Austria’s guarantees under the Export Financing Guarantees Act. Austria has indemnified the Bank against foreign exchange risks in connection with substantially all foreign currency borrowings by the Bank. As of December 31, 2018, the total of outstanding borrowings denominated in currencies other than euro by the Bank amounted to EUR 23.1 billion ($26.5 billion). As of December 31, 2018, the total amount of outstanding borrowings denominated in euro by the Bank amounted to EUR 3.2 billion ($3.7 billion).

Services for the Capital Market and the Energy Market

Domestic Capital Markets Activities. We are a central provider of highly specialized services and infrastructure for the Austrian capital market. These services are used by financial service providers, issuers, investors and the Republic of Austria. Further to the provision of financial data and acting as the auction, paying and calculating agent for Austrian government bonds, the Bank acts as the notification office under the Capital Markets Act and the Officially Appointed Mechanism for regulated information according to the Austrian Stock Exchange Act. We also act as the National Numbering Agency.

Processing of Austrian government bond price-auctions is effected via ADAS (Austrian Direct Auction System), an in-house developed electronic auction system, as a neutral intermediary between the auction participants and the Austrian Treasury representing the Republic of Austria.

In accordance with section 12 of the Capital Markets Act, the Bank is entrusted with the function of a notification office. In this capacity it runs a new-issue calendar for all securities and investments offered in Austria. Furthermore, prospectuses and supplements for securities, investments and funds as well as key investor information documents for funds have to be filed and deposited with the notification office which is responsible for their safekeeping and for providing further information on them. Additionally, the Bank collects tax data for funds and calculates and publishes the capital yield tax.

Stock exchange trading, clearing and settlement. Pursuant to a decree of the Vienna Stock Exchange Council, we have been the clearing agency for the Vienna Stock Exchange since 1949. On November 5, 1999, trading on the Vienna Stock Exchange was entrusted to the Xetra trading system of the Deutsche Börse AG. Until January 31, 2005, we continued to clear and settle the transactions on the Vienna Stock Exchange even after the introduction of the German trading system. As of February 1, 2005, we transferred these activities to CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, a joint venture between the Bank and the Vienna Stock Exchange.

Central Securities Depositary. Since July 1, 1965, we have acted as the central depositary for securities in Austria. Depositors can open collective securities depositary accounts and benefit from the attendant advantages (simplification of securities custody, administration and transfer). Account holders include all members of the Vienna Stock Exchange, brokers and clearing institutions as well as foreign and domestic credit and financial institutions. In our capacity as central depositary, we have also entered into agreements with other central depositaries in order to ease cross-border settlement of securities transactions. Such agreements exist with the German, Dutch, French and Italian central depositaries, as well as with the Euroclear System (“Euroclear”) and Clearstream Banking S.A., Luxembourg (“Clearstream Luxembourg”). On September 12, 2015, we spun off our central depositary activities into a wholly owned subsidiary, OeKB CSD GmbH, in order to comply with the EU regulation on central securities depositories.

Competence Center for the Energy Market. In 2001, we took advantage of the deregulation of the electricity energy markets in Austria to develop a new business segment. The Bank performs the functions of financial clearing and risk management for “adjusted energy” (the difference between the contracts entered into by market participants on the basis of forecasts and the actual consumption/production of energy, which has to be consumed or generated by market participants). In 2003, we assumed the equivalent function for the gas energy market. On this basis, we are positioning ourselves as a competence center for the entire energy sector.

Other Services

Non-Export Loan Activities. As of December 31, 2018, the Bank’s non-export loans totaled EUR 2.3 million ($2.6 million). All of these loans were made to OeKB employees.

Information Services. Furthermore, the segment “Other Services” encompasses our information services which deliver studies, analyses, or concise summaries on global financial and economic developments mainly to business enterprises, domestic and foreign financial service providers as well as scientific and research institutions.

MANAGEMENT AND EMPLOYEES

Our business is managed by a Board of Executive Directors. Our Supervisory Board appoints the members of the Board of Executive Directors for terms of up to five years. The current members of our Board of Executive Directors are Angelika Sommer-Hemetsberger and Helmut Bernkopf.

During the financial year 2018, we had an average of 410 employees (including part-time employees on a proportionate basis, corresponding to the extent of their employment). On December 31, 2018, we had 466 employees (including part-time employees on a proportionate basis).

SHAREHOLDERS AND SUPERVISORY BOARD

On December 31, 2018, our share capital was EUR 130 million, divided into 880,000 ordinary no-par value shares, all of which are issued and fully paid. The shares are in registered form.

Our share capital is owned by leading Austrian banks and financial institutions as follows:

Name of Shareholder	% of Share Capital
CABET-Holding-GmbH, Vienna (UniCredit Bank Austria Group)	24.750%
UniCredit Bank Austria AG, Vienna	16.140%
Erste Bank der österreichischen Sparkassen AG, Vienna	12.890%
Schoellerbank Aktiengesellschaft, Vienna	8.260%
AVZ GmbH, Vienna	8.250%
Raiffeisen Bank International Aktiengesellschaft, Vienna	8.120%
BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft, Vienna	5.090%
Raiffeisen OeKB Beteiligungsgesellschaft mbH (Raiffeisen Group), Vienna	5.000%
Oberbank AG, Linz	3.889%
Bank für Tirol und Vorarlberg Aktiengesellschaft, Innsbruck	3.055%
BKS Bank AG, Klagenfurt	3.055%
Volksbank Wien AG, Vienna	1.500%

100.000%

A substantial portion of our business is with our shareholders and their affiliates and with various other organizations with which the members of our Supervisory Board and our Board of Executive Directors are affiliated as directors, officers or otherwise. We do not consider the Bank to be a competitor of its shareholders or of other Austrian banks and credit institutions. We generally do not initiate transactions, whether or not they involve related parties, without consultation with our shareholders through their representatives on our Supervisory Board. When we do transact business with our shareholders, we do so on an arm’s-length basis. See “Business”.

Our Supervisory Board currently consists of the following members elected by the shareholders of the Bank:

Name	Principal Occupation
Robert Zadrazil Chairman	General Director and Chair of the Board of UniCredit Bank Austria AG, Vienna

Walter Rothensteiner 1st Vice-Chairman	Attorney General of the Austrian Raiffeisenverband Vienna

Willibald Cernko 2nd Vice-Chairman	Director and Chairman of the Board of Erste Bank Österreich, Vienna

Ingo Bleier	Director and Member of the Board of Erste Group Bank AG, Vienna

Rainer Borns	Director and Member of the Board of Volksbank Wien AG, Vienna

Mary-Ann Hayes	UniCredit Bank Austria AG, Vienna

Dieter Hengl	Director and Member of the Board of UniCredit Bank Austria AG, Vienna

Gerda Holzinger-Burgstaller	Director and Member of the Board of Erste Bank Österreich, Vienna

Peter Lennkh	Director and Member of the Board of Raiffeisen Bank International Aktiengesellschaft, Vienna

Herbert Messinger	Head of Austrian Corporate Business, BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft, Vienna

Herta Stockbauer	Director and Chairwoman of the Board of BKS Bank AG, Klagenfurt

Herbert Tempsch	Head of Financing and Advisory Austria, UniCredit Bank Austria AG, Vienna

Susanne Wendler	Head of Corporates Austria, UniCredit Bank Austria AG, Vienna

Robert Wieselmayer	Director and Member of the Board of Schoellerbank Aktiengesellschaft, Vienna

Franz Zwickl	Former Member of the Board of Executive Directors, UniCredit Bank Austria AG

In addition, Austrian law requires that our employees be represented on the Supervisory Board by delegates elected to four-year terms by the Staff Council. These delegates have the right to vote on substantially all questions at meetings of the Supervisory Board. The employee delegates on the Supervisory Board are: Martin Krull, Erna Scheriau, Elisabeth Halys, Ulrike Ritthaler, Christoph Seper and Markus Tichy.

The Supervisory Board reports to the shareholders on the Bank’s management and financial condition. The authorization of certain transactions by the Board of Executive Directors, including borrowing and lending by the Bank in excess of certain amounts, is subject to approval by the Supervisory Board. With respect to our borrowing and lending activities, the Supervisory Board has delegated this function to an Executive Committee consisting of the following persons:

Robert Zadrazil	Chairman of the Supervisory Board
Walter Rothensteiner	1st Vice-Chairman of the Supervisory Board
Martin Krull	Employee delegate on the Supervisory Board

As required by the Austrian Stock Corporation Act (Aktiengesetz), the Supervisory Board has appointed a committee for the examination and preparation of the approval of the annual financial statements (Ausschuss zur Prüfung und Vorbereitung der Feststellung des Jahresabschlusses) which consists of the chairman and the 1st vice-chairman of the Supervisory Board and the chairman of the works council (Betriebsratsvorsitzender).

State Commissioners/Representatives and Government Commissioners

Pursuant to the Austrian Banking Act of 1993 (Bankwesengesetz), the Minister of Finance of Austria must appoint a State Commissioner and a Deputy State Commissioner for most banks, including OeKB. The State Commissioners are entitled to participate in the meetings of the shareholders and of the Supervisory Board of the Bank and must object to resolutions which in their view violate the laws or regulations of Austria. The objection of a State Commissioner suspends the effectiveness of such resolutions until the determination by the Financial Markets Authority as to their validity. In addition, the Export Financing Guarantees Act authorizes the Minister of Finance to appoint a Representative and a Deputy Representative who are charged with protecting the interests of Austria in connection with the guarantees assumed by Austria under the Act. These Representatives are entitled to examine all books and records of the Bank and to participate without vote in all deliberations of the Bank relating to borrowings by the Bank which are the subject of guarantees of Austria under the Export Financing Guarantees Act.

The names of the current State Commissioners/Representatives under both statutes and the positions they hold in the Austrian Government are as follows:

Harald Waiglein, State Commissioner/Representative	Head of Directorate General III—Economic Policy, Financial Markets and Customs Duties, Austrian Federal Ministry of Finance

Johann Kinast, Deputy State Commissioner/Representative	Head of Unit III/8—Export Guarantees and Debt Rescheduling, Austrian Federal Ministry of Finance

In addition, two Government Commissioners have been appointed pursuant to the Covered Bond Act 1905. Although the Bank does not currently issue any covered bonds, this is provided for in Article 27 of the Bank’s Statutes.

The names of the current Government Commissioners appointed under the Covered Bond Act 1905 and the positions they hold in the Austrian Government are as follows:

Beate Schaffer, Government Commissioner	Head of Unit III/5—Legal affairs Banking, Capital Markets & Pension Funds, Austrian Federal Ministry of Finance

Karl Flatz, Deputy Government Commissioner	Department Director in the Austrian Federal Ministry of Finance

FINANCIAL STATEMENTS

OeKB Group 2018 consolidated financial statements

Consolidated statement of profit or loss and comprehensive income

Income statement

						Change
€ thousand	Notes		2018	2017 (adjusted) *		in %
Interest income calculated using the effective interest method		230,347		186,930		23.2%
Plus budget underruns from negative interest calculated using the effective interest method		3,612		1,404		157.3%
Other interest income		4,702		13,841		-66.0%
Plus budget underruns from other negative interest		108,552		109,883		-1.2%
Interest income			347,213		312,058	11.3%
Interest expenses calculated using the effective interest method		(123,391)		(109,677)		12.5%
Plus losses from negative interest calculated using the effective interest method		(13,440)		(8,377)		60.4%
Other interest expenses		(127,562)		(106,708)		19.5%
Plus losses from other negative interest		(2,987)		(7,745)		-61.4%
Interest expenses			(267,381)		(232,507)	15.0%

Net interest income	6		79,832		79,551	0.4%
Fee and commission income		54,062		54,722		-1.2%
Fee and commission expenses		(13,811)		(12,656)		9.1%

Net fee and commission income	7		40,252		42,066	-4.3%
Net credit risk provisions	36		106		—	100.0%
Net gain or loss on financial instruments measured at fair value through profit or loss	8		(11,031)		(2,520)	>100.0%
Net gain or loss on the derecognition of financial instruments not measured at fair value through profit or loss	9		315		(1)	>100.0%
Current income from investments in other unconsolidated companies			2,427		2,983	-18.6%
Share of profit or loss of equity-accounted investments, net of tax	18		5,709		4,193	36.2%
Administrative expenses	10		(82,553)		(80,068)	3.1%
Other operating income		8,780		8,149		7.7%
Other operating expenses		(2,860)		(2,720)		5.1%
Other operating income	11		5,920		5,429	9.0%

Profit before tax			40,977		51,634	-20.6%
Income tax	12		(8,845)		(11,771)	-24.9%

Profit for the year			32,132		39,863	-19.4%

*	See Note 2 – Change in the presentation of the consolidated statement of comprehensive income

The notes on pages 17 to 118 are an integral part of these consolidated financial statements.

OeKB Group 2018 consolidated financial statements

Consolidated statement of profit or loss and comprehensive income

Other comprehensive income

				Change
€ thousand	Notes	2018	2017	in %
Items that will not be reclassified into the income statement in future
Actuarial gains/losses from defined benefit plans	22	(8,464)	(119)	>100.0%
Equity-accounted investments - Share of net other comprehensive income	18	315	105	>100.0%
Net gain or loss from the fair value measurement of investments in other unconsolidated companies (FVOCI)		1,106	—	100.0%
Tax effects	12	1,839	30	>100.0%

Total		(5,204)	15	>100.0%
Items that will be reclassified into the income statement in future
Net gain or loss from the fair value measurement of investments in other unconsolidated companies (available for sale)		—	24,898	-100.0%
Tax effects	12	—	(6,225)	-100.0%

Total		—	18,674	-100.0%
Net other comprehensive income after tax		(5,204)	18,689	>100.0%

Total comprehensive income for the year		26,928	58,551	-54.0%

Profit for the year
Attributable to owners of the parent		32,132	39,863	-19.4%
Breakdown of total comprehensive income
Attributable to owners of the parent		26,928	58,551	-54.0%

Earnings per share

	2018	2017
Profit for the year attributable to owners of the parent, in € thousand	32,132	39,863
Average number of shares outstanding	880,000	880,000

Earnings per share, in €	36.51	45.30

As in the previous year, there were no exercisable conversion or option rights at 31 December 2018. The diluted earnings per share correspond to the undiluted earnings per share (see Note 2).

The notes on pages 17 to 118 are an integral part of these consolidated financial statements.

Consolidated balance sheet of OeKB Group

Assets

				Change
€ thousand	Notes	31 Dec 2018	31 Dec 2017	in %
Cash and cash equivalents	14, 27	323,412	424,206	-23.8%
Loans and advances to banks	8, 15	19,543,187	16,192,881	20.7%
Loans and advances to customers	8, 15	467,898	1,536,986	-69.6%
Other financial assets	8, 16	3,088,719	3,036,328	1.7%
Derivative financial instruments	8, 17	598,100	533,887	12.0%
Guarantees pursuant to § 1(2b) AFFG	8, 17	4,521,338	4,095,741	10.4%
Equity-accounted investments	18	67,927	66,843	1.6%
Property, equipment and intangible assets	19	13,832	16,900	-18.2%
Current tax assets		12,662	10,668	18.7%
Deferred tax assets	23	57,991	56,418	2.8%
Other assets		19,248	33,914	-43.2%

Total assets		28,714,314	26,004,771	10.4%

Liabilities and equity

				Change
€ thousand	Notes	31 Dec 2018	31 Dec 2017	in %
Deposits from banks	20	527,221	425,088	24.0%
Deposits from customers	20	704,596	753,965	-6.5%
Debt securities issued	8, 21	24,520,740	21,640,415	13.3%
Derivative financial instruments	8, 17	439,815	555,651	-20.8%
Provisions	22	150,969	145,508	3.8%
Current tax liabilities		125	407	-69.3%
Other liabilities		26,962	44,297	-39.1%
EFS interest rate stabilisation provision	24	1,553,218	1,638,577	-5.2%
Equity	25	790,668	800,864	-1.3%

Total liabilities and equity		28,714,314	26,004,771	10.4%

The notes on pages 17 to 118 are an integral part of these consolidated financial statements.

Consolidated statement of changes in equity of OeKB Group

The amounts of subscribed share capital and capital reserves shown in the following tables are the same as those reported in the separate financial statements of Oesterreichische Kontrollbank AG.

More information on equity is provided in Note 25.

Consolidated statement of changes in equity 2018

								Equity
						Available		attributable to	Non-
		Subscribed	Capital	Retained	IAS 19 -	for sale -	FVOCI -	owners	controlling
€ thousand	Notes	capital	reserves	earnings	Reserve	Reserve	Reserve	of the parent	interests	Total equity
31 Dec 2017	25	130,000	3,347	667,531	(18,687)	18,674	—	800,864	—	800,864
Effect from first-time application of IFRS 9	13	—	—	(4,266)	—	(18,674)	18,674	(4,266)	—	(4,266)

1 Jan 2018	25	130,000	3,347	663,265	(18,687)	—	18,674	796,598	—	796,598
Profit for the year		—	—	32,132	—	—	—	32,132	—	32,132
Other comprehensive income/ (expense)		—	—	—	(6,033)	—	829	(5,204)	—	(5,204)

Total comprehensive income		—	—	32,132	(6,033)	—	829	26,928	—	26,928
Transfer due to a disposal in the investments in other unconsolidated companies	25	—	—	565	—	—	(565)	—	—	—
Transactions with owners (dividends)	25	—	—	(32,858)	—	—	—	(32,858)	—	(32,858)

31 Dec 2018		130,000	3,347	663,104	(24,720)	—	18,938	790,668	—	790,668

The notes on pages 17 to 118 are an integral part of these consolidated financial statements.

Consolidated statement of changes in equity 2017

							Equity
						Available	attributable to	Non-
		Subscribed	Capital	Retained	IAS 19 -	for sale -	owners	controlling
€ thousand	Notes	capital	reserves	earnings	Reserve	Reserve	of the parent	interests	Total equity
As at 1 Jan 2017	25	130,000	3,347	646,912	(18,702)	—	761,558	4,585	766,142
Profit for the year		—	—	39,863	—	—	39,863	—	39,863
Other comprehensive income/(expense)		—	—	—	15	18,674	18,689	—	18,689

Total comprehensive income for the year		—	—	39,863	15	18,674	58,551	—	58,551
Acquisition of non-controlling interests without change in control		—	—	776	—	—	776	(4,446)	(3,670)
Transactions with owners (dividends)	25	—	—	(20,020)	—	—	(20,020)	(140)	(20,160)

As at 31 Dec 2017		130,000	3,347	667,531	(18,687)	18,674	800,864	—	800,864

The notes on pages 17 to 118 are an integral part of these consolidated financial statements.

Consolidated statement of cash flows of OeKB Group

€ thousand	Notes	2018	2017
Profit before tax		40,977	51,634
Non-cash items included in profit, and adjustments to reconcile profit with cash flows from operating activities
Depreciation on property and equipment	19	5,001	4,696
Amortisation on intangible assets	19	763	673
Changes in provisions	22	(12,666)	(3,213)
Change in loan loss provisions (ECL)	36	(106)	—
Changes in the EFS interest rate stabilisation provision	24	(85,359)	(104,734)
Changes in guarantees pursuant to § 1(2b) AFFG	17	(425,597)	1,587,416
Unrealised gains/losses from the measurement of other financial assets measured at fair value through profit or loss and not assigned to the EFS	8	10,810	2,020
Net gain or loss from the derecognition of loans and advances measured at amortised cost	8	5	1
Share of profit or loss of equity-accounted investments, net of tax	18	(5,709)	(4,193)
Unrealised gains/losses from foreign currency differences on financial instruments assigned to the Export Financing Scheme	8	221	500
Other non-cash items		443,465	(1,663,948)
Changes in operating assets and liabilities after adjustment for non-cash components
Proceeds from the redemption of
Loans and advances to banks	15	11,428,167	12,350,000
Loans and advances to customers	15	1,339,956	1,007,288
Payments for the purchase of
Loans and advances to banks	15	(14,794,964)	(14,060,444)
Loans and advances to customers	15	(274,252)	(971,743)
Proceeds from
Deposits from banks	20, 27	4,311,495	4,963,459
Deposits from customers	20, 27	1,854,057	1,318,580
Debt securities issued	21, 27	24,595,817	20,523,447
Repayments from the redemption of
Deposits from banks	20, 27	(4,209,391)	(5,447,887)
Deposits from customers	20, 27	(1,903,426)	(1,402,207)
Debt securities issued	21, 27	(22,332,174)	(18,229,719)
Other assets from operating activities		(3,196)	(3,602)
Other liabilities from operating activities		2,289	2,502
Interest received		260,663	280,428
Current income from investments in other unconsolidated companies		2,427	2,983
Current income from equity-accounted investments	18	4,940	5,198
Interest paid		(227,717)	(160,210)
Income tax paid		(4,684)	(18,180)

Net cash from operating activities		21,813	30,745

The notes on pages 17 to 118 are an integral part of these consolidated financial statements.

€ thousand	Notes	2018	2017
Proceeds from the redemption and disposal of
Other financial assets	16	514,795	550,393
Other financial assets - other unconsolidated companies	16	758	—
Payments for the purchase of
Other financial assets	16	(602,574)	(544,459)
Property, equipment, and intangible assets	19	(2,728)	(2,003)

Net cash from investing activities		(89,749)	3,931

Acquisition of non-controlling interests		—	(3,670)
Dividend payments	25, 27	(32,858)	(20,160)

Net cash from financing activities		(32,858)	(23,830)

Consolidated statement of cash flows of OeKB Group

€ thousand	31 Dec 2018	31 Dec 2017
Cash and cash equivalents at beginning of period	424,206	413,360
Net cash from operating activities	21,813	30,745
Net cash from investing activities	(89,749)	3,931
Net cash from financing activities	(32,858)	(23,830)

Cash and cash equivalents at end of period	323,412	424,206

Further details on cash and cash equivalents and additional information on the cash flows are provided in Note 27.

The notes on pages 17 to 118 are an integral part of these consolidated financial statements.

Notes to the consolidated financial statements of OeKB Group

Note 1 General information

Oesterreichische Kontrollbank Aktiengesellschaft (OeKB) is a special-purpose bank with its registered office in 1010 Vienna, Austria and was founded in 1946. OeKB is a public interest entity pursuant to § 189a 1 lit. a UGB.

OeKB Group comprises Oesterreichische Kontrollbank AG, Oesterreichische Entwicklungsbank AG, OeKB CSD GmbH, CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH and OeKB EH Beteiligungs- und Management AG (Acredia Versicherung AG), see also Note 37.

Because of the unique nature of the business model of OeKB, the operating principles and relevant legal regulations are explained in this section to allow a better understanding of these annual financial statements.

The consolidated financial statements of OeKB Group were prepared in accordance with the International Financial Reporting Standards (IFRS) as adopted by the European Union on the basis of IAS Regulation (EC) No. 1606/2002. The requirements of § 59a BWG and § 245a UGB were met.

OeKB is a special-purpose bank acting as a service provider for exporters and for the capital market (including the energy market).

The business model has three core segments:

•	Export guarantees and guarantees by aval

•	Export financing

•	Capital Market Services.

Export guarantees/Guarantees by aval

In this segment, OeKB acts as an agent in the name of and for the account of the Republic of Austria. OeKB is responsible here for the bank-specific handling of guarantee applications, the administrative and technical processing of the guarantee agreements, and for enforcing the rights of the Republic from guarantee claims. OeKB receives a processing commission for this off-balance-sheet business segment.

Legal basis: Liability according to the Austrian Export Guarantees Act (AusfFG)

According to the AusfFG, the Federal Minister of Finance is authorised until 31 December 2022 to assume guarantees in the name of the Republic of Austria for the proper fulfilment of transactions by foreign counterparties and for the enforcement of the rights of export companies that directly or indirectly improve Austria’s current account. These transactions and rights relate to projects abroad – especially in the areas of environmental protection, waste disposal, and infrastructure – whose realisation by domestic or foreign companies is in Austria’s interests. According to § 7 AusfFG, the guarantee fee and all claims paid shall be collected by the agent of the federal government (OeKB) and credited regularly to an account of the federal government opened at the authorised agent of the federal government. Pursuant to § 8a AusfFG, OeKB will remain responsible for the processing of these export guarantees until the conclusion of an agency contract.

OeKB is entitled to an adequate fee for the administration of these export guarantees (shown in fee and commission income from export guarantees, Note 7).

The tasks of the Austrian development bank are specified in § 9 AusfFG. Oesterreichische Entwicklungsbank AG (100% subsidiary of OeKB) has been commissioned to fulfil these responsibilities, and is obligated to follow the objectives and principles of Austria’s development policy as set forth in the Development Cooperation Act. The guarantee fees paid to the Republic of Austria in connection with the financing arrangements provided by the development bank are reported under the fee and commission expenses from credit operations (see Note 7).

Export Financing Scheme (EFS)

OeKB engages in no retail business and accepts no savings deposits. As an agent of the Republic of Austria, it provides refinancing to banks and financial institutions at attractive terms, and these institutions then extend this financing to their customers as export loans (delivery, purchase, and investment financing and export acceptance credit, financing of export induced domestic investments, and financing of lease arrangements of domestic exporters).

This means that OeKB acts as a contractor to the Republic of Austria in significant business segments. The Republic of Austria also issues extensive guarantees for the protection of OeKB and its creditors.

The majority of the loans and advances to banks and customers in the EFS feature a guarantee from the Republic of Austria pursuant to the AusfFG. Because of this, OeKB Group is not exposed to significant credit risk, and only minor loan loss provisions need to be formed in connection with the EFS. Because of these guarantees, the claims are subject to uniform conditions depending on the time at which the refinancing agreements were concluded. These uniform refinancing interest rates, which are published on the OeKB web site, are derived from the OeKB’s credit spreads. The credit spreads of the OeKB are in turn dependent on the credit spreads of the Republic of Austria due to the creditor guarantee pursuant to § 1(2a) AFFG. The Export Financing Guarantees Act also permits export financing based on other guarantees and insurance policies.

OeKB engages in no significant lending activities aside from this scheme, and therefore also generates no significant interest income. This means that the income of OeKB aside from the income generated by proprietary investments results primarily from fees and commissions for the services rendered to customers and clients.

The majority of the refinancing needed for the Export Financing Scheme is raised on the international money and capital markets, where OeKB is a respected and established issuer thanks to the guarantees provided by the federal government.

Exchange rate risks exist for the most part only in connection with these long- and short-term debt securities issued. The risks are largely secured by the exchange rate guarantees of the Republic of Austria pursuant to § 1(2b) AFFG on an individual transaction basis. This means that OeKB bears no significant exchange rate risk from the EFS. The calculation and settlement of these exchange rate positions is conducted in agreement with the Ministry of Finance (BMF) for each individual transaction. The foreign currency strategy is coordinated with the Federal Ministry of Finance as part of an ongoing portfolio strategy. In some cases, the transactions are refinanced in the same currency and the exchange rates that apply to maturing liabilities are immediately applied to newly issued debt. Because of the importance and relevance of this item for all parties, it is being reported in a separate item (Guarantees pursuant to § 1[2b] AFFG).

Legal basis: Federal law on the financing of transactions and rights (Export Financing Guarantees Act – AFFG)

Pursuant to § 1 AFFG, the Federal Minister of Finance is authorised until 31 December 2023 to issue guarantees in the name of the Republic of Austria for credit operations (bonds, loans, lines of credit, and other obligations) conducted by the authorised agent of the federal government pursuant to § 5(1) AusfFG (OeKB).

The guarantees are issued:

•	to the benefit of the creditor of the agent authorised by the federal government (OeKB) for the fulfilment of its obligations under credit operations (§ 1[2a] AFFG);

•

to the benefit of the agent authorised by the federal government (OeKB) to guarantee a specific exchange rate between the euro and another currency (exchange rate risk) for the fulfilment of obligations under credit operations for the period of time during which the proceeds from the credit operation are used for financing in euros (§ 1[2b] AFFG).

The fee provisions for the issue of guarantees by the Republic of Austria pursuant to the AFFG specify a (minimum) guarantee fee that depends on the volume of the outstanding borrowings in the Export Financing Scheme.

The interest rate stabilisation provision for the Export Financing Scheme is based on the specific purpose of the EFS and the risk associated with this programme. It contains the surpluses from charged interest and the net gains or losses from the measurement of the financial instruments in the EFS at fair value. OeKB was commissioned by the Federal Ministry of Finance in 1968 to collect proceeds generated under the EFS in a separate account and to use them solely for financing the EFS as needed. This was implemented through the formation of the EFS interest rate stabilisation provision and through the annual resolutions of OeKB’s Supervisory Board. The proceeds generated under the EFS cannot be accessed by the owners now or in future and may only be used by management for the purposes of the EFS. This provision reflects the fact that the proceeds from the EFS do not accrue to OeKB Group but are instead to be kept in the EFS for the covering of risks (including in relation to the obligation to continue operating in the event that the agency agreement pursuant to § 8a AusfFG is terminated). The federal tax office for corporations in Vienna has acknowledged the EFS interest rate stabilisation provision as a deductible debt item in so far as it is used for decreasing the effective refinancing interest rate for the EFS.

Since the inception of the internationally unique Export Financing Scheme in 1960, the EFS interest rate stabilisation provision has been built up from the ongoing surpluses. In coordination with the Federal Ministry of Finance, OeKB has decided to report this item separately due to its specific nature (see Note 24).

Services for the capital market and energy market

OeKB offers a wide range of services for the Austrian capital market. These include the office for the issue of government bonds of the Republic of Austria through auction, the payment and calculation office for government bonds of the Republic of Austria, the notification office pursuant to the KMG, OAM Issuer Info (storage medium for securities exchange information), ISIN code assignment, and financial data service – the collection and sale of master, schedule, and price data for financial instruments, fund services (platform for data exchange), and a LEI service partnership.

Related to the core competencies in the capital market, services are also provided for the Austrian energy market. This segment includes financial clearing and risk management services for the settlement agents in the Austrian gas and electricity market and for the EXAA electricity exchange. OeKB is also active as a general clearing member (GCM) on European Commodity Clearing AG (ECC), and in this capacity handles collateral management and financial processing for non-clearing members.

Accounting principles

The Executive Board of OeKB is responsible for preparing the consolidated financial statements and group management report; these are acknowledged by the Supervisory Board of OeKB based on the Audit Committee’s recommendation. No material events occurred after the reporting date of 31 December 2018 (as of 4 March 2019).

Details about the recognition and measurement principles of OeKB Group (aside from the explanations in chapter Export Financing Scheme), including the changes made to these during the year, can be found in Note 2.

The reporting currency and functional currency of these consolidated financial statements and of OeKB Group is the euro. All amounts are indicated in thousands of euros unless specified otherwise. The tables may contain rounding differences.

In preparing its consolidated financial statements, OeKB Group orients itself towards the presentations of its peer organisations and towards the proposals of major, internationally active financial auditors on the preparation of consolidated financial statements for banks according to IFRS, which makes our consolidated financial statements easier for our investors to compare. Until 2017, the regulatory requirements for official reporting (FIN-REP) were also oriented towards these model financial statements. With the introduction of IFRS 9 in 2018, the presentation for official reporting was fundamentally revised by the European Banking Authority (EBA) and represents a mandatory regulatory framework that must be followed by banks domiciled in the EU for reporting purposes. However, OeKB Group uses this presentation solely for regulatory reporting.

Uncertainty in judgements and assumptions

The preparation of consolidated financial statements in accordance with the IFRS requires the Executive Board to make judgements and assumptions about future developments that can have a material impact on the reported value of assets and liabilities, the disclosure of other obligations at the balance sheet date, and the reporting of earnings and expenses during the financial year.

The following assumptions entail a more than insignificant risk of substantial changes in asset values and liabilities in the coming financial year:

•

The assessment of the business model in which the assets are held and the assessment of whether the contractual terms of the financial asset solely represent capital payments and interest on the outstanding principal (applicable to the classification of the financial assets starting in 2018). Note 13

•	The parameters that are used for fair value measurement are based in part on forward-looking assumptions that may fluctuate. Notes 3, 16

•

The assessment of whether the credit risk of the financial asset has increased significantly since the first-time recognition and inclusion of forward-looking information for the determination of the expected credit loss as used to identify the impairment of financial assets. Note 36

•	The determination of the LGD (loss given default) and the PD (probability of default) in the calculation of the impairment. Note 36

•

Assumptions are made about the discount rate, retirement age, life expectancy, staff turnover, and future remuneration growth for the measurement of the existing pension and termination benefit obligations. Note 22

•	The recognised amount of deferred tax assets is based on the assumption that sufficient taxable revenue will be generated in future. Note 23

•	Assessment are made regularly as to whether obligations that are not reported on the balance sheet arising from guarantees and other commitments must be reported on the balance sheet. Note 31

•	Brexit

OeKB Group primarily uses London Clearing House (LCH) as its central counterparty for the clearing of derivative financial instruments. It cannot be said with certainty at this time whether LCH will still be eligible to act as a central counterparty under EMIR after Brexit. The latest statements from the EU Commission indicate that LCH will be recognised (at least on an interim basis and with a time limitation) to prevent major distortions in the market.

Should clearing through LCH no longer be possible, all contracts would first have to be terminated by means of close out trades. Then, these contracts would have to be concluded anew with a different central counterparty that is recognised under EMIR (corresponding contracts are currently being drafted). OeKB Group incurs costs (base costs between LCH and an alternative clearing house) because of the differences in the flows and liquidity levels between the individual clearing houses (LCH has the largest market share in the world for nearly all products). These costs should decline in general as the alternative clearing houses take over market share from LCH, but short-term spikes in either direction cannot be ruled out.

Should only the EUR clearing be moved from LCH, OeKB Group would incur transaction costs of roughly € 510 thousand and base costs to the alternative clearing house of € 1,140 thousand pursuant to estimates as of December 31, 2018 (with a volume of derivative financial instruments of roughly € 3.7 billion). Should LCH also lose USD clearing, this would cause transaction costs of around € 450 thousand for OeKB Group (volume of derivative financial instruments roughly $ 5.7 billion). The base costs to the alternative clearing house cannot be stated in this case because of the fact that the USD liquidity there is still too low. Because the derivative financial instruments are only held in connection with hedging mechanisms involving financial instruments in the EFS, the costs are allocated to this scheme and do not impact the income statement of OeKB Group. The base costs will increase the future refinancing expenses.

The estimates and assumptions upon which they are based are assessed on a regular basis and conform with the respective standards. The estimates are based on past experience and other factors such as plans, likely developments stemming from current conditions, and projections of future events as at the reporting date. The actual results can deviate from the assumptions and estimates when the actual conditions develop differently than was expected on the reporting date. Changes are taken into account as they occur.

Note 2 Recognition and measurement principles

Changes in recognition and measurement principles

Change in the presentation of the consolidated statement of comprehensive income

OeKB Group changed the presentation of the interest income on the income statement as a result of the amendment of IAS 1.82 (a). Since 2018, interest income is broken down into

•	Interest income calculated using the effective interest method

•	Other interest income.

To allow better comparison, the interest expenses were also broken down into

•	Interest expenses calculated using the effective interest method

•	Other interest expenses.

The other interest income includes interest income and income similar to interest earned from the financial assets measured at fair value through profit or loss, derivative financial instruments, and negative interest from financial liabilities.

The other interest expenses include interest expenses and expenses similar to interest from the financial liabilities measured at fair value through profit or loss, derivative financial instruments, and negative interest from financial assets In the comparison with the previous year, neither the interest income and interest expenses subtotals nor the total net interest income were adapted.

The net gain or loss on financial instruments (2017: loss of € 2,521 thousand) is reported separately as “Net gain or loss on financial instruments measured at fair value through profit or loss” (2017: loss of € 2,520 thousand) and “Net gain or loss on the derecognition of financial instruments measured at amortised cost” (2017: loss of € 1 thousand) according to IAS 1.82aa in conjunction with IFRS 7.20(a). A separate operating profit is no longer shown on the consolidated statement of comprehensive income. This breakdown allows investors to more easily compare the financial statements. Note 8 was adapted accordingly. The changed presentation has no effect on the net gain or loss on the income statement.

Change in the presentation of the consolidated statement of changes in equity

The consolidated statement of changes in equity was adapted in terms of the items changed by the first-time application of IFRS 9 and in terms of the adapted balances as at 1 January 2018.

Adaptation of the segment information

The segment information was adapted to the presentation on the income statement in the financial year with the exception of the presentation of the net interest income. The following changes were made.

Share of profit or loss of equity-accounted investments, net of tax:

The share of other comprehensive income of equity-accounted investments is no longer shown in the profit of the reportable segments for the year.

Administrative expenses:

Actuarial gains and losses pursuant to IAS 19 are no longer presented as an element of staff costs within administrative expenses.

Income taxes:

The tax effects arising from the actuarial gains and losses according to IAS 19 for items that will not be reclassified into the income statement in future are no longer included in the income taxes.

A more detailed description of the changes, including the adjustments made to the figures, can be found in Note 4.

New standards and amendments to be applied for the first time in 2018

With regards to new or amended standards and interpretations, only those that are relevant for the business activities of OeKB Group are listed with explanations.

Standards and amendments to be applied for the first time in 2018		First-time application
Amendments to IAS 40	Transfer of investment properties	1 Jan 2018
Amendments to IFRS 2	Application of IFRS 2 Share-based Payment	1 Jan 2018
Amendments to IFRS 4	Application of IFRS 9 Financial Instruments and IFRS 4 Insurance Contracts	1 Jan 2018
IFRS 9	Financial instruments	1 Jan 2018
IFRS 15	Revenue from Contracts with Customers	1 Jan 2018
IFRIC 22	Foreign Currency Transactions and Advance Consideration	1 Jan 2018
Amendments to IFRS 2014-2016	Annual improvements (2014–2016) – Amendments to IFRS 1 and IAS 28	1 Jan 2018

IFRS 9 Financial instruments

Since 1 January 2018, OeKB Group has applied the standard IFRS 9 Financial Instruments as published by the IASB in July 2014 and as adopted by the EU in 2016. The first-time application resulted in changes in the accounting principles for the classification and measurement of financial assets and financial liabilities and for the impairment of financial assets. IFRS 9 also led to material changes in IFRS 7 Financial Instruments: Disclosures, and the information provided about financial instruments was adapted to these new requirements.

In accordance with the transitional provisions of IFRS 9, OeKB Group decided to forgo adapting the comparison figures from the 2017 financial year. For this reason, the columns with the comparison figures in the 2018 consolidated financial statements show the structure of the 2017 consolidated financial statements. The disclosures in the notes for the comparison period are also based on the original classification and measurement requirements of IAS 39 (as replaced by IFRS 9) and IFRS 7 (before the changes resulting from IFRS 9).

The material changes in the recognition and measurement principles of the Group resulting from the amendment of IFRS 9 are summarised below.

Classification of financial assets and financial liabilities

IFRS 9 contains three fundamental classification categories for financial assets: at amortised cost, at fair value through other comprehensive income (FVOCI), and at fair value through profit or loss (FVTPL). The classification according to IFRS 9 is generally based on the business model under which the financial asset is managed, and on its contractual payment flows. The standard eliminates the previous IAS 39 categories of financial instruments held to maturity, loans and receivables, and available for sale. Under IFRS 9, derivatives embedded in financial assets are no longer separated from the asset. Instead, the entire financial asset is classified. See Note 13 for an explanation of how OeKB Group classifies financial assets according to IFRS 9.

As far as financial liabilities are concerned, IFRS 9 only contains one relevant change from IAS 39. For the liabilities measured at fair value, the part of the measurement that pertains to the own credit risk is no longer to be recognised through profit or loss on the income statement, but in other comprehensive income. Because all results from the fair value measurement of financial instruments that fall under the Export Financing Scheme are reconciled in the EFS interest rate stabilisation provision item, this approach would lead to an accounting mismatch. For this reason, the exception allowed under IFRS 9.5.7.7 and IFRS 9.5.7.8 is used and the entire result from fair value measurement is still recognised through profit or loss on the income statement.

Impairment on financial assets

With the switch to IFRS 9, the previously used calculation of impairment in the case of objective evidence (incurred loss model) according to IAS 39 is no longer used. Now, a general impairment is recognised upon the first-time recognition of the financial assets on the basis of the expected credit loss model. Under this model, every debt instrument that is not recognised at fair value through profit or loss on the income statement is subject to an impairment charge according to the ECL model.

The amount of the impairment is determined using a dual approach that leads to one of the following calculation methods:

•	12-month expected credit loss (12M ECL): If the credit risk has not increased significantly since acquisition or when the credit risk is generally low (low credit risk exemption).

•

Lifetime expected credit loss (LT ECL): If the credit risk has increased significantly since addition or the financial instrument is already impaired on the reporting date or was already impaired upon acquisition (POCI: purchased or originated credit impaired).

Transition from IAS 39 to IFRS 9

Changes in the recognition and measurement principles as a result of the application of IFRS 9 were applied retrospectively as described below.

The figures from comparison periods were not adapted. Differences in the net book values of the financial assets and financial liabilities resulting from the application of IFRS 9 were recognised in the retained earnings and in the EFS interest rate stabilisation provision (provided that the financial assets and financial liabilities are related to the EFS) as of 1 January 2018.

The following assessments were made based on the facts and circumstances at the time of the first-time application.

•	The determination of the business model under which the financial asset is managed.

•

If a debt instrument had a low level of credit risk upon the first-time application of IFRS 9, OeKB Group assumed that the credit risk of this financial asset had not increased substantially since its initial recognition.

The financial effects of the first-time application of IFRS 9 are explained in detail in Note 13.

IFRS 15 Revenue from Contracts with Customers

The recognition rules determine how and when revenue will be received from all contracts with customers based on a five-step model. However, they do not affect the receipt of revenue relating to financial instruments falling under IFRS 9. IFRS 15 replaces a number of other IFRS regulations such as IAS 18 Revenue, IAS 11 Construction Contracts, and interpretations that determine the time at which revenue is received under IFRS. The new regulations also demand more informative and more relevant disclosures in the notes. The IASB published clarifications to IFRS 15 in 2016. These changes address three of the five identified topics (identifying performance obligations, principal versus agent considerations, and licensing) and are intended to ease transition for modified and concluded contracts. Because IFRS 15 does not focus on the recognition of revenue from financial instruments, its first-time application has no effects on the consolidated financial statements of OeKB Group.

The other changes indicated in the table above have no effects on the consolidated financial statements of OeKB Group because there are no relevant transactions.

New standards and interpretations that are not yet being applied

A number of new standards and amendments to standards are to be applied in the first financial year beginning after 31 December 2018, though earlier application is possible. The Group did not apply the following new or amended standards earlier than required when preparing these consolidated financial statements.

IFRS 16 Leasing

The new standard specifies a recognition model that does not differentiate between finance or operating leasing for lessees. This means that most lease arrangements will have to be recognised on the balance sheet in future. For the lessee, this means that all assets and liabilities from leases with a term of greater than 12 months must be recognised on the balance sheet unless they are low-value assets. The lessee recognises an asset that represents its right to use the underlying asset.

It also recognises a lease liability that represents its obligation to make the lease payments. For lessors, the rules of IAS 17 Leases are unchanged for the most part, meaning that lease arrangements must still be classified as finance or operating leases and must be recognised accordingly. The new regulations also demand more informative and more relevant disclosures in the notes.

OeKB Group has rental and lease contracts relating to office space, space used for social benefits (company daycare centre, sport centre), archive spaces, a (fallback) data centre, the vehicle fleet, and office machines (multifunctional printers). All contracts relating to office machines have a remaining term of less than 12 months.

A group-wide analysis was conducted in 2018 to evaluate the effects of IFRS 16 on existing lease arrangements. During this analysis, contracts (rental and lease contracts) were reviewed to determine to what extent existing lease agreements must be recognised on the balance sheet as rights of use and lease liabilities. The analysis revealed that when applying the modified retrospective first-time application method according to IFRS 16.C5 b, rights of use (recognition in “Property, equipment, and intangible assets”) and lease liabilities (recognition in “Other liabilities”) in the amount of around € 9.8 million will have to be recognised as at 1 January 2019. The weighted threshold interest rate used to calculate the present value of the lease liabilities as at 31 December 2018 is 0.22%. Lease contracts with a remaining term of less than 12 months are not taken into account. No effects on equity are expected. The following table contains further information on first-time application. Because of the low number of lease agreements in OeKB Group, the requirements were implemented at the beginning of 2019.

The option to treat intangible assets according to IFRS 16 will not be exercised.

Information about the first-time application of IFRS 16 as of December 31, 2018

€ thousand
Rights of use – buildings	9,679
Rights of use – vehicle fleet	166

Rights of use (property and equipment)	9,845

Lease liabilities - buildings	9,679
Lease liabilities - vehicle fleet	166

Lease liabilities (other liabilities	9,845
Thereof current present values	1,162
Thereof non-current present values	8,683

Preview of the changes in the present values from rights of use and lease liabilities

€ thousand
Preview of the present values from rights of use
as at 31 Dec 2019	8,673
as at 31 Dec 2020	7,519
as at 31 Dec 2021	6,413

Preview of the present values from lease liabilities
as at 31 Dec 2019	8,683
as at 31 Dec 2020	7,536
as at 31 Dec 2021	6,437

Minimum lease payments from the rights of use according to IFRS

€ thousand
Up to 1 year	1,183
More than 1 year and less than 5 years	4,356
More than 5 years	4,320

The following new or amended standards are not expected to have a material impact on the consolidated financial statements.

Amended standards and interpretations		EU adoption	Effective date
Pension obligations in the event of plan changes,
Amendments to IAS 19	reductions, and settlement	open	1 Jan 2019
Amendments to IFRS 9	Financial assets with negative breakage costs	applied	1 Jan 2019
Amendments to IAS 28	Non-current interests in associated companies or joint ventures	open	1 Jan 2019
IFRIC 23	Uncertainties regarding income tax treatment	applied	1 Jan 2019
Amendments to	Annual improvements (2015–2017) –
IFRS 2015-2017	Amendments to IFRS 3, IFRS 11, IAS 12 and IAS 23	open	1 Jan 2019
Amendments to
IAS 1 and IAS 8	Definition of “material”	open	1 Jan 2020
Amendments to IFRS 3	Business Combination - Definition of a business	open	1 Jan 2020
Conceptual framework	Revision of the conceptual framework	open	1 Jan 2020
IFRS 17	Insurance Contracts	open	1 Jan 2021
IFRS 14	Regulatory Deferred Accounts	open	open
Amendments to	Sale or deposit of assets between an investor and
IFRS 10 and IAS 28	an associated company or joint venture	open	open

Material recognition and measurement principles

A – Consolidation principles

•	Business combinations

The Group elected to exercise the option under IFRS 1 on the transition date of 1 January 2004, which means that the book values from first-time consolidation pursuant to UGB were used. This means that capital consolidation takes place according to the book value method. Under this method, the cost of the acquired ownership interest is offset against the Group’s share of the subsidiary’s net assets at the time that control passes to the Group. As in previous periods, the provisions of IFRS 3 on business combinations were not yet applied in the reporting period as no relevant transactions occurred.

•	Subsidiaries

Subsidiaries are companies controlled by OeKB. OeKB Group controls a company when it is subject to fluctuating returns from the company and has a right to returns from the company, and when it has the ability to influence these returns by means of the control that it exercises over the company. The financial statements of subsidiaries are included in the consolidated financial statements from the point in time at which control begins and until the point in time at which control ends.

•	Non-controlling interests

Non-controlling interests are measured at the proportionate value of the identifiable net assets of the acquired company at the time of acquisition.

Changes in a share held by the Group in a subsidiary that do not lead to a loss of control are recognised as equity transactions.

•	Loss of control

If OeKB Group loses control over a subsidiary, it moves the assets and liabilities of the subsidiary and all associated non-controlling interests and other components out of equity. Any profit or loss is recognised in the income statement. Every retained share in the former subsidiary is measured at fair value at the time that control is lost.

•	Equity-accounted investments

Equity-accounted investments consist of shares in joint ventures.

A joint venture is a company over which OeKB Group exercises joint control through an agreement. These are recognised according to the equity method, and are initially measured at the cost of acquisition including transaction costs. After initial recognition, the consolidated financial statements contain the share in the overall net gain or loss of the equity-accounted investments up to the point in time at which the significant influence or joint control ends.

•	Transactions eliminated during consolidation

Internal balances and transactions and all unrealised income and expenses from internal transactions within the Group are eliminated during the preparation of the consolidated financial statements. Unrealised gains from transactions with equity-accounted investments are written off against the Group’s share in the company in question. Unrealised losses are eliminated in the same manner as unrealised gains, but only if there is no evidence of impairment.

B – Foreign currency translation

Transactions in foreign currencies are translated into the corresponding functional currency at the spot rate on the date of the transaction.

Monetary assets and debts denominated in a foreign currency on the reporting date are translated into the functional currency at the reference exchange rates published by the European Central Bank for the reporting date.

Indicative exchange rates at 31 December 2018

Mid rate	Currency	Mid rate	Currency	Mid rate	Currency	Mid rate	Currency
1.6220	AUD	0.8945	GBP	9.9483	NOK	10.2548	SEK
1.5605	CAD	8.9675	HKD	1.7056	NZD	6.0588	TRY
1.1269	CHF	7.4125	HRK	4.3014	PLN	1.1450	USD
25.7240	CZK	320.9800	HUF	4.6635	RON	16.4594	ZAR
7.4673	DKK	125.8500	JPY	79.7153	RUB

Indicative exchange rates at 31 December 2017

Mid rate	Currency	Mid rate	Currency	Mid rate	Currency	Mid rate	Currency
1.5346	AUD	0.8872	GBP	9.8403	NOK	4.5464	TRY
1.5039	CAD	9.3720	HKD	4.1770	PLN	1.1993	USD
1.1702	CHF	7.4400	HRK	4.6585	RON	14.8054	ZAR
25.5350	CZK	310.3300	HUF	69.3920	RUB
7.4449	DKK	135.0100	JPY	9.8438	SEK

Non-monetary assets and debts that are measured at fair value in a foreign currency are translated at the rate valid on the date that the fair value is determined. Non-monetary items measured at the cost of acquisition or production in a foreign currency are translated at the exchange rate on the date of the transaction.

Currency translation differences are generally recognised in the profit or loss for the period.

C – Net interest income

•	Effective interest method

Interest income that can be assigned to the hold-to-collect business model and interest expenses are recognised through profit or loss using the effective interest method. The effective interest rate is calculated on the basis of the estimated future cash flows over the expected term of a financial asset or financial liability. When calculating the effective interest rate for financial assets that were not impaired at the time of acquisition, OeKB Group estimates the future cash flows taking all contractual provisions of the financial instrument but not expected credit losses (credit risks) into account. For financial assets that were impaired at the time of acquisition, a credit-adjusted effective interest rate is calculated using estimated future cash flows including expected credit losses (credit risks).

The calculation of the effective interest rate includes the transaction costs and the paid or received fees, which are an integral part of the effective interest rate. The transaction costs include additional costs that are directly related to the purchase or issue of a financial asset or financial liability.

•	Amortised cost and gross book value

The amortised cost of a financial asset or financial liability is the amount at which the financial asset or financial liability was measured upon initial recognition less repayments and plus or less the accumulated amortisation using the effective interest method, adjusted for any loan loss provisions.

The gross book value of a financial asset is thus the amortised cost of the financial asset before adjustment for loan loss provisions.

•	Calculation of the “Interest income and expenses calculated using the effective interest method”

In this case, the effective interest rate is applied to the gross book value of the asset (when the asset is not impaired) or to the amortised cost of the debt.

For financial assets whose credit rating was not impaired upon initial recognition but is impaired on the reporting date (level 3), the interest income is calculated using the effective interest rate based on the amortised cost (net basis). If the credit rating of the asset is no longer impaired, the interest income is again calculated using the gross basis.

For financial assets already impaired at the time of acquisition, the interest income is calculated by applying the credit-adjusted effective interest rate to the amortised cost of the asset. The calculation of the interest income does not revert to the gross basis, even when the credit risk of the asset improves.

See Note 36 for information about when the credit rating of assets is impaired.

•	Presentation on the income statement

The interest income and expenses for financial assets and financial liabilities calculated using the effective interest method are shown on the income statement under “Interest income and expenses calculated using the effective interest method”.

The other interest income and expenses shown on the income statement include interest from financial assets and financial liabilities designated at fair value (FV option) and those that must be measured at fair value through profit or loss (FVTPL). The other interest income also includes budget underruns from other negative interest, and the other interest expenses losses from other negative interest.

•	Charged interest and the Export Financing Scheme interest rate stabilisation provision

If interest charged under the EFS leads to surpluses, these are transferred to the EFS interest rate stabilisation provision according to the resolutions of the governing bodies of OeKB (allocation to the interest rate stabilisation provision). Measures taken to reduce the effective refinancing rate in the scheme are charged against the EFS interest rate stabilisation provision (use of the interest rate stabilisation provision). The interest allocation and use through the EFS interest rate stabilisation provision is recognised accordingly in the items “Interest income calculated using the effective interest method” and “Other interest income” (see Note 24).

•	Guarantee fees pursuant to § 1(2) AFFG

The guarantee fees pursuant to § 1(2) AFFG are directly related to the debt securities issued by OeKB. The expenses are calculated for each guarantee and period and recognised under “Interest expenses calculated using the effective interest method”. If the FV option is applied to guaranteed financial liabilities, the guarantee fees are calculated for the period in question and reported in the item “Other interest expenses” (see Note 17).

D – Net fee and commission income

Fee and commission income and expenses, which are an integral part of the effective interest rate of a financial asset or financial liability, are included in the effective interest rate. If a loan commitment is not expected to result in the payout of a loan, the associated loan commitment fee is recognised through profit or loss.

Fee and commission income is recognised in the period in which the associated service is rendered. Fee and commission expenses are recognised as an expense when the service is received.

The guarantee fees paid to the Republic of Austria pursuant to § 9 AusfFG in connection with the financing arrangements provided by the development bank are directly related to the individual financial assets and are reported under the fee and commission expenses (see Note 7).

E – Current income from investments in other unconsolidated companies

Dividend income is recognised at the time of the decision to pay the dividend.

F – Net gain or loss on financial instruments measured at fair value through profit or loss (FVTPL)

The net gain or loss on financial instruments pertains to

•	derivative financial instruments and guarantees pursuant to § 1(2b) AFFG that are held for hedging purposes,

•	financial assets that must be measured at FVTPL, and

•	financial assets and financial liabilities to which the FV option has been applied.

This item contains the changes in the fair value and all currency translation differences.

G – Income taxes

The tax expenses consist of actual and deferred taxes. Actual taxes and deferred taxes are recognised on the income statement unless they are related to a business combination or to an item recognised directly in equity or in other comprehensive income.

Interest and penalties on income taxes, including on uncertain tax positions, are recognised according to IAS 37.

•	Actual taxes

Actual taxes pertain to the expected tax obligation or tax receivable on the taxable income for the financial year or to the tax loss, both based on the tax rates that apply on the reporting date or that will soon apply, plus all changes to the tax obligations for previous years. The amount of the expected tax obligation or tax receivable represents the best estimate taking tax uncertainties into account, if any apply. Actual tax obligations also include all tax obligations resulting from resolutions to disburse dividends.

Actual tax assets and obligations are only offset according to the provisions of IAS 12.71 ff.

•	Deferred taxes

Deferred taxes are recognised for temporary differences between the book values of the assets and debts for group accounting purposes and the amounts used for tax purposes. Deferred taxes are not recognised for

•

temporary differences arising during the initial recognition of assets or liabilities from transactions not involving business combinations and that have no impact on the earnings before taxes or the taxable income;

•

temporary differences related to shares in subsidiaries, associated companies, and joint ventures, provided that OeKB Group is in a position to control the timing of the elimination of the temporary differences and it is probable that these will not be eliminated in the foreseeable future;

•	taxable temporary differences arising during the initial recognition of goodwill.

There are no deferred tax assets for as of yet unused tax losses.

Unrecognised deferred tax assets are reevaluated on every reporting date and are recognised to the extent that it is probable that future taxable income will permit the realisation of these deferred tax assets.

Deferred taxes are measured on the basis of the tax rates that are expected to apply to temporary differences once they are reversed, using the tax rates that apply or are announced on the reporting date.

The measurement of deferred taxes reflects the tax consequences expected by OeKB Group based on the manner of the realisation of the net book values of the assets and the repayment of the debts at the reporting date.

Deferred tax assets and deferred tax obligations are offset when the requirements for this according to IAS 12.74 ff are met.

H – Financial assets and financial liabilities

H1 – Initial recognition

OeKB Group recognises the cash and cash equivalents, loans and advances to banks and customers, deposits from banks and customers, and debt securities issued for the first time upon their origination. All other financial instruments (including the purchase of financial assets) are initially recognised on the trade date, i.e. on the date on which OeKB Group becomes a contractual party to the instrument. A financial asset and financial liability are initially recognised at their fair value. If an instrument must be measured at amortised cost, it is initially recognised at the fair value plus transaction costs.

The current income from the financial assets that are assigned to the hold-to-collect business model is recognised under “Interest income calculated using the effective interest method”. All other current income (except for current income from investments in other unconsolidated companies) is recognised under “Other interest income”. If losses are incurred from negative interest, these are recognised under “Losses from negative interest calculated using the effective interest method” and “Losses from other negative interest”. OeKB Group holds no financial assets for trading purposes.

The current expenses from financial liabilities calculated using the effective interest method are recognised under “Interest expenses calculated using the effective interest method”. All other current expenses are recognised under “Other interest expenses”. If budget underruns are incurred from negative interest, these are recognised under “Budget underruns from negative interest calculated using the effective interest method” and “Budget underruns from other negative interest”.

H2 – Classification of financial assets (applies from 1 January 2018)

Upon initial recognition, a financial asset is classified as at amortised cost (AC), at fair value through other comprehensive income (FVOCI), or at fair value through profit or loss (FVTPL). This classification is made on the basis of

•	the business model of OeKB Group for managing financial assets and

•	the characteristics of the contractual payment flows of the financial asset.

A financial asset must be measured at amortised cost when the following conditions are met:

•	The financial asset is held under a business model with the objective of holding these assets to receive the contractual payment flows, and

•	The contractual provisions of the asset lead to payment flows at set times and that solely represent the repayment of and interest payments on the outstanding principal.

A financial asset is measured at FVOCI when the following conditions are met:

•	The financial asset is held under a business model with the objective of receiving the contractual payment flows as well as of selling the assets, and

•	The contractual provisions of the asset lead to payment flows at set times and that solely represent the repayment of and interest payments on the outstanding principal.

A financial asset that is neither measured at AC nor at FVOCI must be measured at fair value through profit or loss (FVTPL). However, OeKB Group can make the irrevocable choice upon the initial recognition of subsidiaries (investments in other unconsolidated companies) that would normally be measured at FVTPL to recognise future changes in the fair value in other comprehensive income.

A financial asset can be irrevocably designated as measured at fair value through profit or loss (FV option) upon initial recognition when this eliminates or significantly reduces an accounting mismatch.

Business model

OeKB Group assesses the objective of a business model under which an asset is held at the portfolio level on the basis of the manner in which the instrument is managed and how information is reported to management. The information that is taken into account includes:

•

the specified strategy and objectives for the portfolio. Especially whether the strategy aims to generate interest income, maintain a certain interest rate profile, adapt the duration of the financial assets to the term of the associated financial liabilities, or to realise the payment flows through the sale of the assets;

•	how the performance of the portfolio is assessed and reported to management;

•	the risks that influence the net gain or loss of the business model and how these risks are managed;

•	whether the management remuneration is based on the change in the fair value of the managed assets or the received payment flows; and

•

the frequency, volume, and timing of sales in previous periods and the reasons for such sales and the expectations for future selling activity. Information about selling activity is not considered in isolation, however, but as part of an overall assessment of how the express goal of OeKB Group is achieved and how the payment flows are realised.

Assessment as to whether contractual payment flows consist solely of principal and interest payments

For the purposes of this assessment, the principal is defined as the fair value of the financial asset upon initial recognition. Interest is defined as consideration for the fair value of the money and for the credit risk relating to the outstanding principal sum over a specific period of time and for other fundamental credit risks and costs (such as liquidity risk and administrative costs) plus the profit margin.

In assessing whether the contractual payment flows consist solely of repayment and interest, OeKB Group takes all contractual provisions of the instrument into account. This includes an assessment of whether the financial asset includes contractual provisions that could change the timing or amount of the agreed payment flows in such a manner that they no longer meet this requirement.

Reclassification

Financial assets are not reclassified after their initial recognition except during the period after OeKB Group changed its business model for the management of financial assets. No reclassifications took place during the current or previous year.

Classification of financial assets (applies until 31 December 2017)

OeKB Group has assigned its financial assets to one of the following categories:

•	loans and advances,

•	available for sale,

•	at fair value through profit or loss (FVTPL),

•	designated at fair value (FV option).

See also Note 13.

Classification of financial liabilities

Upon initial recognition, financial liabilities are generally classified as at amortised cost, except for financial guarantees and loan commitments.

A financial liability can be irrevocably designated as measured at fair value through profit or loss (FV option) upon initial recognition when this eliminates or significantly reduces an accounting mismatch. For the liabilities measured at fair value, IFRS 9 stipulates that the part of the measurement that pertains to the own credit risk must be recognised in other comprehensive income. Because all results from the fair value measurement of financial instruments that fall under the Export Financing Scheme are reconciled under “EFS interest rate stabilisation provision”, this approach would lead to an accounting mismatch. For this reason, the exception allowed under IFRS 9.5.7.7 and IFRS 9.5.7.8 is used and the entire result from fair value measurement is still recognised through profit or loss on the income statement.

Derecognition of a financial asset

OeKB Group derecognises a financial asset when its contractual entitlement to the payment flows from the financial asset expires, or when it transfers the rights to receive the contractual payment flows into a transaction under which all risks and opportunities associated with the ownership of the financial asset are materially transferred.

When derecognising a financial asset, the difference between the net book value of the asset and the amount of received consideration (including a newly acquired asset less a new liability) plus any accumulated profit or loss, if such is recognised in OCI, is recognised on the income statement.

Starting on 1 January 2018, any accumulated profit or loss that is recognised in OCI for equity instruments designated at FVOCI (investments in other unconsolidated companies) will not be recognised on the income statement when such instruments are derecognised.

All rights and obligations arising from or retained for each share of transferred financial assets that qualifies for derecognition will be recognised as a separate asset or liability upon this transfer.

OeKB Group conducts transactions under which assets are transferred but all material risks and opportunities of the transferred assets remain with OeKB Group (such as repurchase transactions). In these cases, the transferred assets are not derecognised.

Derecognition of a financial liability

OeKB Group decrecognises a financial liability when its contractual obligations have been fulfilled or waived or have expired.

Modification of financial assets

When the contractual terms of a financial asset are changed, OeKB Group assesses whether the payment flows of the modified asset differ. If the difference is material, the original financial asset is derecognised and a new financial asset is recognised at fair value.

•	Applies from 1 January 2018:

When the payment flows of the modified assets measured at amortised cost do not differ materially, the change does not lead to the derecognition of the financial asset. In this case, OeKB Group recalculates the gross book value of the financial asset and recognises the amount resulting from the change in the gross book value on the income statement as a modification profit or loss. If such a change is made due to financial difficulties of the borrower, the profit or loss is reported together with the impairment.

•	Applies until 31 December 2017:

If the contractual terms of a financial asset were changed due to financial difficulties of the borrower and the asset was not derecognised, the impairment of the asset was determined on the basis of the interest rate before the change.

Modification of financial liabilities

OeKB Group derecognises a financial liability when its terms are changed and the payment flows of the modified liability are materially different. In this case, a new financial liability is recognised at fair value based on the changed terms. The difference between the net book value of the derecognised financial liability and the new financial liability with modified conditions is recognised on the income statement.

Offsetting of financial assets and financial liabilities

Financial assets and financial liabilities are only offset and the resulting net amount reported on the balance sheet when OeKB Group has an enforceable entitlement to offset the amounts and intends to fulfil them on a net basis or to simultaneously realise the asset and pay the debt.

Income and expenses are only reported on a net basis when this is permitted by IFRS or these gains and losses result from a group of similar transactions (such as the net credit risk provisions).

H3 - Measuring the fair value

The fair value (FV) is the price at which a financial asset can be sold or financial liability transferred between market participants at arm’s length terms on the reporting date.

A number of accounting methods and disclosures require the determination of the fair values of financial assets and financial liabilities (debts). A valuation team consisting of members of the Accounting and Financial Control, Risk Controlling, and Treasury departments measures the fair values. The monitoring of the measurement of fair values is centralised. Significant valuation results are reported to the Audit Committee.

OeKB Group uses market data that can be observed on active markets when possible to determine the fair values of financial assets or financial liabilities. A market is considered to be active when transactions for the financial asset or financial liability occur with sufficient frequency and volume to continuously provide price information.

When there is no listed price on an active market, OeKB Group uses valuation methods that maximise the use of relevant observable inputs and minimise the use of non-observable inputs. The selected valuation technique takes into account all factors that market participants would consider in determining a price for a transaction.

When a financial asset or financial liability that is measured at fair value has a bid rate and ask rate, the financial asset is measured at the bid rate and the financial liability at the ask rate.

Reclassifications between levels in the fair value hierarchy are recognised at the end of the reporting period in which the change occurred. No reclassifications took place during the current year (as in the previous year).

H4 – Impairment

Applies from 1 January 2018

OeKB Group recognises impairment charges for the expected credit loss (ECL) for the following financial instruments that are not measured at FVTPL:

•	financial assets that are debt instruments;

•	outstanding guarantee commitments;

•	loan commitments.

No impairment charges are recognised for the financial instruments classified as investments in other unconsolidated companies.

OeKB Group measures the impairment in the amount of the ECL calculated over the lifetime of the financial instruments, except for the following financial instruments for which a 12-month ECL is calculated:

•	debt instruments that have a low level of credit risk at the reporting date;

•	financial instruments for which the credit risk has not risen substantially since initial recognition.

OeKB Group considers a bond to have a low credit risk when its credit risk rating is equivalent to the generally recognised definition of investment grade.

The 12-month ECL is the portion of the ECL resulting from a default event of a financial instrument that is possible in the next 12 months after the reporting date. The lifetime ECL corresponds to the overall expectation of default.

Determining the ECL

The ECL is a probability-weighted estimation of the credit losses. It is calculated as follows:

•

Financial assets that are not impaired on the reporting date: as the present value of all expected defaults (i.e. the difference between the contractually owed payment flows and the payment flows that OeKB Group expects to receive from the financial instruments);

•

Financial assets that are impaired on the reporting date or that had a rating below investment grade upon initial recognition: as the difference between the net book value and the present value of the estimated future payment flows;

•

Unused loan commitments/credit facilities: as the present value of the difference between the contractual payment flows owed to OeKB Group when the payout of the credit amount is demanded and the payment flows that OeKB Group expects from the financial instruments;

•	Financial guarantees: the expected payments less the amounts that OeKB Group is expected to retain.

Restructured financial assets

When the terms of a financial asset are renegotiated or amended or when a financial asset is replaced with a new asset because of financial difficulties of the borrower, an evaluation is conducted to determine whether the financial asset is to be derecognised. The ECL is then calculated as follows:

•

If the expected restructuring does not lead to the derecognition of the existing asset, the expected payment flows from the modified financial asset are included in the calculation of the defaults from the existing asset.

•

If the expected restructuring leads to the derecognition of the existing asset, the expected fair value of the new asset is used as the derecognition value of the existing financial asset at the time of its retirement. The nominal lost payments from the existing financial asset are included in the calculation of this amount and are discounted with the original effective interest rate on the reporting date starting at the expected time of derecognition.

Impaired financial assets

OeKB Group assesses every financial asset recognised at amortised cost on the reporting date to identify any impairment. A financial asset is considered to be impaired when one or more events have occurred that have a negative impact on the estimated future payment flows of the financial asset.

OeKB Group employs a rating assessment system and an internal borrower assessment process for the purposes of credit risk management. Counterparties are classified into 22 internal credit rating categories based on an internal rating and mapping system that draws both on external ratings from internationally recognised rating agencies (Standard & Poor’s, Moody’s) and on internal credit assessments. Credit ratings are monitored on an ongoing basis.

The majority of loans and advances to banks and customers is assigned to the EFS described in Note 1. No losses have been incurred in this business model since its inception.

The proof that a financial asset is impaired consists of the following observable data:

•	substantial financial difficulties of the borrower or issuer;

•	a contractual violation such as a default or an event in the past;

•	the restructuring of a loan by OeKB Group;

•	when it is likely that the borrower will file for bankruptcy or undergo some other form of financial reorganization (i.e. restructruring measures);

•	the loss of an active market for an item of collateral because of financial difficulties.

A loan that is renegotiated because of a worsening in borrower status is usually classified as credit-impaired unless there is evidence that the risk of receiving no contractual payment flows has diminished substantially and there are no further indications of impairment. The rating of a loan that is 30 days or more past due is also considered to be impaired, though this presumption can be refuted.

OeKB Group takes the following factors into account when assessing whether an investment in government bonds is creditworthy:

•	The rating assessment of the market is reflected in the bond yields.

•	Rating assessments of the rating agencies.

•	The ability of the country to access the capital markets for the issue of new debt instruments.

•	The probability that debts will be restructured leads to voluntary or mandatory haircuts and thus losses for the creditors.

•

The international support mechanisms that give this country the necessary assistance as the lender of last resort, and the intention of governments and agencies to make use of these mechanisms as stated in public declarations. This includes an assessment of the effect of these mechanisms and of whether the country has the ability and political intention to meet the required criteria.

Presentation of the impairment charges for expected credit losses on the balance sheet

•	Financial assets measured at amortised cost: as a deduction from the gross book value of the assets;

•	Loan commitments and open credit facilities, financial guarantees: generally as a provision;

•

When a financial instrument contains a drawn and also an undrawn component and OeKB Group cannot calculate the ECL of the loan commitment component separately from the drawn component: reporting of a combined impairment charge for both components. The total amount is reported as a deduction from the gross book value of the drawn component. Any loss carryforwards in excess of the gross book value of the drawn component are reported as a provision.

Write-offs

Loans and bonds are (partially or fully) derecognised when there are no realistic prospects of recovery. This is generally the case when OeKB Group determines that the borrower has no assets or income sources that can generate sufficient payment flows to repay the outstanding amounts. Retired financial assets may still be subject to enforcement measures that can generate repayments to OeKB Group. Such repayments are recognised on the income statement on the date of receipt.

Impairment valid until 31 December 2017

The provisions for risks from credit operations covered impairment losses (for finance loans) and provisions (for guaranteed loans) for incurred losses. OeKB Group employed a rating assessment system and an internal rating process for the purposes of credit risk management. Counterparties were classified into 22 internal credit rating categories based on an internal rating and mapping system that drew both on external ratings from internationally recognised rating agencies (Standard & Poor’s, Moody’s) and on internal ratings. Credit ratings were monitored on a prompt and ongoing basis. As a result, all loans and advances to banks and customers, the other financial assets, and the off-balance-sheet transactions could be broken down entirely by rating and collateralisation. The majority of loans and advances to banks and customers were assigned to the EFS described in Note 1. No losses have been incurred in this business model since its inception.

OeKB Group formed loan loss provisions when there was objective evidence on the reporting date that an individual financial asset or group of financial assets was impaired. Objective evidence of the impairment of a financial asset or group of financial assets included observable data on the following events that was gathered by OeKB Group:

•	Substantial financial difficulties of the issuer or debtor;

•	A breach of contract such as a default or late interest or principal payments;

•	Concessions granted to the borrower for economic or legal reasons relating to financial difficulties that would otherwise not have been granted;

•	The increased probability that the borrower will become insolvent or will be subject to other restructuring measures;

•	The disappearance of an active market for the financial assets caused by financial difficulties;

•

Observable data that point to a measurable decrease in the expected future cash flows from a group of financial assets since their first-time recognition, even if the reduction cannot yet be assigned to the individual assets of the group.

There was no such evidence of impairment on the previous reporting date.

H5 - Designation at fair value on the income statement (FVTPL) – fair value option

Financial assets

OeKB Group designated certain financial assets for recognition at FVTPL upon initial recognition because these financial assets are transactions underlying contracts with derivative financial instruments. For this reason, they are measured at fair value through profit or loss (FVTPL) to avoid an accounting mismatch.

OeKB Group also designated certain financial assets at FVTPL before 1 January 2018 when these assets were managed and reported internally on the basis of their fair value. Since 1 January 2018, these have been measured at amortised cost under the hold-to-collect business model according to IFRS 9.

Financial liabilities

In those cases where financial liabilities are hedged against interest or currency risks at the time of acquisition, the financial liability is designated at fair value to avoid an accounting mismatch. The net profits or losses from the fair value measurement are recognised on the income statement in the same manner as the hedging instruments.

I – Cash and cash equivalents

This item consists of cash on hand in Euros and claims against central banks (deposits) that are payable on demand. This means unlimited availability without prior notice or availability with a period of notice of no more than one business day or 24 hours. The required minimum reserves are also reported in this item.

J – Loans and advances to banks and customers

Applies from 1 January 2018

The balance sheet items “Loans and advances to banks” and “Loans and advances to customers” contain:

•

Loans at amortised cost; these are reported at fair value plus incremental direct transaction costs upon initial recognition and are then measured at amortised cost applying the effective interest method over the term of the financial instrument;

•

Loans and advances that must be measured at FVTPL or that are designated at FVTPL (to avoid an accounting mismatch), with changes being recognised immediately through profit or loss on the income statement.

The majority of the loans that are assigned to the EFS are subject to guarantees from the Republic of Austria pursuant to the AusFG (see also Note 1).

Applies until 31 December 2017

The balance sheet items “Loans and advances to banks” and “Loans and advances to customers” were classified as loans and advances and contained:

•

Loans at amortised cost; these were reported at fair value plus incremental direct transaction costs upon initial recognition and were then measured at amortised cost applying the effective interest method over the term of the financial instrument; Impairment losses were not deducted from the corresponding loans and advances but were disclosed on the balance sheet as a separate item. The majority of the loans that were assigned to the EFS were subject to guarantees from the Republic of Austria pursuant to the AusfFG (see also Note 1), which eliminated the need for credit risk provisions.

•	Loans and advances that were designated at FVTPL (fair value option), with changes being recognised immediately through profit or loss on the income statement.

K – Other financial assets

Applies from 1 January 2018

The balance sheet item “Other financial assets” contains:

•

Debt instruments measured at amortised cost; these are reported at fair value plus incremental direct transaction costs upon initial recognition and are then measured at amortised cost applying the effective interest method over the term of the financial instrument.

•

Debt and equity instruments that must be measured at FVTPL or that are designated at FVTPL (to avoid an accounting mismatch), with changes being recognised immediately through profit or loss on the income statement.

•

Equity instruments (investments in unconsolidated companies and investments in other unconsolidated companies) that are measured at FVOCI, with changes being recognised in other comprehensive income (no recycling through the income statement), and current income (dividend payments) are recognised in “Current income from investments in other unconsolidated companies” on the income statement.

Applies until 31 December 2017

This item included all fixed-income and variable-income securities and the investments in unconsolidated subsidiaries and other unconsolidated companies.

The bonds and other fixed-income securities as well as equity shares and other variable-income securities were recognised at fair value through profit or loss (FVTPL) in accordance with the business model. The business model of the investment portfolio called for assuming long-term positions in bonds and investment funds. The portfolio was managed on the basis of market values. OeKB Group measures these securities at fair value through profit or loss. Changes in the fair value were recognised under “Net gain or loss on financial instruments measured at fair value through profit or loss” on the income statement. Current income was recognised in the item “Other interest income”. Any losses from negative interest rates were recognised in the item “Other interest expenses”. OeKB Group had no trading portfolio.

OeKB Group measured the investments in other unconsolidated companies as available for sale. Changes in the fair value were recognised in the item “Net gain or loss on the fair value measurement of investments in other unconsolidated companies (available for sale)” in other comprehensive income. Current income was recognised in the item “Current income from investments in other unconsolidated companies” on the income statement.

L – Hedging instruments

General

Derivative financial instruments and the guarantees pursuant to § 1(2b) AFFG (see Note 1) are used to hedge market risks. These instruments primarily protect future cash flows against changes in interest rates and foreign exchange rates. The derivatives involved are mostly OTC interest rate swaps and OTC cross-currency interest rate swaps, which are employed as hedging instruments for loans and advances to banks, other financial assets, and debt securities issued. As a hedging instrument, the guarantees pursuant to the AFFG function as currency-based derivative financial instruments.

Hedged financial assets and financial liabilities are measured at fair value through profit or loss to prevent an accounting mismatch. This means that the fluctuations in the value of the hedging instruments and the hedged financial assets and financial liabilities are recognised directly on the income statement (net gain or loss on financial instruments measured at fair value through profit or loss). No derivative financial instruments are held for trading purposes.

Derivative financial instruments

The fair value of derivative financial instruments is calculated using recognised methods. Derivatives are recognised at the trade date. Derivative financial instruments are recognised at their present values in a separate asset and liability item.

Credit exposures arising from fluctuations in value are secured with collateral. As required by the EMIR (Regulation [EU] No. 648/2012), the clearing of interest rate swaps has been shifted to a central counterparty (LCH – London Clearing House) since the fourth quarter of 2016.

Guarantees pursuant to § 1(2b) AFFG

Guarantees of the Republic of Austria pursuant to § 1(2b) AFFG (Federal Law Gazette No. 216/1981 as amended) that serve as hedges against exchange rate risks in the EFS (see also Note 1) are measured at fair value and are reported in a separate asset item because of their unique nature (based on the legal regulations).

M – Property, equipment, and intangible assets

Property and equipment

Property and equipment comprises land and buildings used by the Group and fixtures, fittings, and equipment. Property and buildings used by the Group are those which are used primarily for the Group’s own business operations. Purchased software that is an integral part of the functionality of the associated system is capitalised as part of this system.

Property and equipment are recognised at cost less scheduled straight-line depreciation and accumulated impairment charges. A gain or loss from the retirement of property or equipment is recognised in the “Other operating income” on the income statement.

Subsequent expenses are only capitalised when it is likely that the future economic benefit of the expenses will flow to OeKB Group. Ongoing repairs and maintenance are recognised as expenses.

The equipment depreciation rates are calculated so that the cost of acquisition or production less the estimated residual value will be written off over the estimated useful life on a straight-line basis. Depreciation is not recognised on properties.

Depreciation methods, useful lives, and residual values are reviewed on every reporting date and adapted as necessary.

The estimated useful lives of the key equipment items for the current and comparison period are as follows:

• Buildings	40 years
• Fixtures, fittings, and equipment	3 to 10 years
• IT hardware	3 to 5 years

Intangible assets

Software purchased by OeKB Group is recognised at cost less scheduled straight-line depreciation and accumulated impairment charges. Costs for internally produced software are not capitalised.

Subsequent expenditures for software are only capitalised when they increase the future economic benefits of the asset in question. All other expenditures are recognised as expenses.

Depreciation methods, useful lives, and residual values are reviewed on every reporting date and adapted as necessary.

Software is written off over the estimated useful life on a straight-line basis once its use begins. The estimated useful life of software for the current and comparison period is three to five years.

N – Deposits from banks and customers

The items “Deposits from banks” and “Deposits from customers” include:

•	liabilities from cash and deposit accounts,

•	money market business,

•	repurchase agreements,

•	borrowing.

These financial liabilities are measured at amortised cost; they are reported at fair value plus incremental direct transaction costs upon initial recognition and are then measured at amortised cost applying the effective interest method over the term of the financial instrument.

OeKB Group engages in no traditional deposit-taking business and thus offers no savings accounts. This means that all accounts held by OeKB Group are related to the settlement of or holding of collateral for underlying transactions as described in Note 1.

O – Debt securities issued

Debt securities issued are generally measured at amortised cost; they are reported at fair value plus incremental direct transaction costs upon initial recognition and are then measured at amortised cost applying the effective interest method over the term of the financial instrument.

Debt securities issued are in most cases hedged against interest rate and currency risks upon origination. To avoid an accounting mismatch, these hedged debt securities issued are designated at FVTPL and the net profit or loss from measurement is recognised on the income statement in the same manner as the hedging instruments.

The majority of the debt securities issued at the reporting date feature guarantees pursuant to § 1(2a) and (2b) AFFG (as in the previous year).

P – Provisions

Non-current employee benefit provisions

The provisions for pensions and similar obligations (termination benefits) represent post-employment benefits falling within the scope of IAS 19.

The obligations under defined-benefit plans are measured using the projected unit credit method. Under this method, dynamic parameters are taken into account in calculating the expected benefit payments after the payable event occurs; these payments are spread over the entire average remaining years of service of the beneficiary employees. The method differentiates between interest costs (which is the amount by which the obligation increases over a given year because benefits have moved closer to payment) and service cost (benefits newly accrued by employees in the year through their employment). The service cost and interest cost are recognised in staff costs and therefore in the operating profit. By contrast, actuarial gains and losses are recognised in other comprehensive income under items that will not be reclassified into the income statement.

The calculation of the defined-benefit obligation involves actuarial assumptions regarding discount rates, salary growth rates, and pension trends as well as employee turnover, which are determined in accordance with the economic conditions. The respective discount rates are selected based on the yields of high-quality corporate bonds of an appropriate maturity and currency. The present value of the defined-benefit obligation (DBO) is recognised at its value at the balance sheet date. There are no plan assets (i.e. assets held by a fund against which to offset the DBO).

The pension obligations relate to both defined-benefit and defined-contribution plans. Defined-benefit plans consist of obligations for current and future pensions.

For a small number of senior managers, the Group still maintains defined-benefit plans that are generally based on length of service and on salary level. These defined-benefit pension plans are funded entirely through provisions.

The provisions for termination benefits relate to statutory and contractual obligations to pay the employee a specified amount on termination if certain conditions are met.

The current version of the computation tables by Pagler & Pagler for employees are used as the biometric basis for the calculations.

Principal assumptions

In %	2018	2017
Discount rate	1.95%	1.80%
Salary trend	1.25%	1.25%
Pension trend	2.25%	1.50%

Rate of salary increases taking the changes in the collective bargaining agreement and periodic and extraordinary increases into account	3.50%	2.75%

Retirement age according to the ASVG transitional provisions pursuant to the Budget Implementation Act 2003	2018	2017
Women	65 years	65 years
Men	65 years	65 years

OeKB Group offers most of its eligible employees the opportunity to participate in defined-contribution plans. OeKB Group is obligated to transfer a set percentage of the annual salaries to the pension institution (pension fund). Defined-contribution plans do not involve any obligations beyond the payment of contributions to dedicated pension institutions. The contributions are recognised in staff costs for the period.

Other current provisions

Other current provisions are formed when:

•	OeKB Group has a legal or real obligation to a third party as a result of a past event,

•	the obligation is likely to lead to an outflow of resources, and

•	the amount of the obligation can be reliably estimated.

Provisions are formed in the amount representing the best estimate of the expenditure required to settle the obligation. If the present value of the obligation determined on the basis of a market interest rate differs materially from its nominal amount, the present value of the obligation is used.

Q – Earnings per share

The calculation of the undiluted earnings per share is based on the total comprehensive income for the year attributable to the ordinary shareholders and a weighted average of the number of outstanding shares.

The calculation of the diluted earnings per share is based on the total comprehensive income for the year attributable to the ordinary shareholders and a weighted average of the number of outstanding shares after correction for all potential dilution effects from potential ordinary shares.

Note 3 Determining fair value

A number of accounting methods and disclosures of OeKB Group require the determination of the fair values of financial assets and liabilities. A valuation team consisting of members of the Accounting & Financial Control, Risk Controlling, and Treasury departments measures the fair values. The monitoring of the measurement of fair values is centralised and is reported to the Executive Board.

OeKB Group maintains an established control framework for the determination of the fair values. Responsibility for measuring financial instruments at fair value is separate from the trading units. Specific controls cover:

•	verification of the observable prices;

•	validation and calibration of the valuation models;

•	review and approval process for new models and changes to existing models.

The valuation team regularly reviews the significant non-observable input factors and the remeasurement gains and losses. Where information from third parties (such as quotations from brokers or from pricing services) is used to determine fair values, the valuation team reviews the inputs obtained from the third parties. This review includes

•	whether the values obtained from a broker or price information service are generally recognised by OeKB Group;

•

the understanding of the determination of the fair value; to what extent this represents actual market transactions and whether the fair value represents a listed price for an identical instrument on an active market;

•	the understanding of how prices for similar instruments were used to measure the fair value and how these prices were adapted to account for the features of the instrument being measured;

•	if a number of price quotes were received for the same financial instrument, that the fair value was determined on the basis of these quotes.

This supports the conclusion that such measurements meet the IFRS requirements, including the level in the fair value hierarchy to which these measurements are to be assigned.

Significant valuation results are reported to the Audit Committee.

OeKB Group uses available market data when possible to determine the fair values of assets and liabilities. Based on the input factors employed in the valuation techniques, the fair values are assigned to different levels in the fair value hierarchy:

•	Level 1: Quoted prices (unadjusted) on active markets for identical assets and liabilites.

•

Level 2: Valuation parameters other than quoted prices considered in Level 1 that can be observed for the asset or the liability directly (i.e. a price) or indirectly (i.e. a value derived from prices).

•	Level 3: Valuation parameters for assets and liabilities that are not based on observable market data.

For items repayable on demand, the fair value equals the net book value; this applies to the cash and cash equivalents, the financial assets and the financial liabilities.

Other financial assets that do not fall under the hold-to-collect business model are recognised at the fair value determined on the basis of quoted market prices or, in the case of the special purpose fund units, on the basis of the net asset values calculated in accordance with the Investment Fund Act (InvFG). The special purpose fund was launched solely for OeKB (though the current fund rules permit other investors to purchase units with the permission of OeKB), and is managed by OeKB as the current sole investor on the basis of a look-through approach in accordance with the investment guidelines. The fund portfolio consists primarily of financial instruments whose fair values are based on quoted prices. For this reason, the calculated value of the special purpose fund corresponds to its fair value. These financial instruments are assigned to Level 1 in the IFRS 13 fair value hierarchy.

Investments were also made in a private equity fund that focuses on equity investments in African emerging countries. The private equity fund was launched in October of this year, so the fair value of the fund more or less matches the cost of acquisition.

The relevant market prices and interest rates observed at the balance sheet date and obtained from widely accepted external sources are used as far as possible as an initial parameter for determining the fair value of loans and advances to banks and customers, deposits from banks and customers, debt securities issued, and derivative financial instruments designated as hedging instruments. The present value of the discounted contractual payment flows is calculated using this data. Financial instruments that are measured in this manner are assigned to Level 2 in the IFRS 13 fair value hierarchy.

•

The items “Loans and advances to banks” and “Loans and advances to customers” consist primarily of loans for which guarantees have been issued by the Republic of Austria pursuant to the AusfFG (see also Note 1). Because of the guarantees, the claims are subject to uniform conditions depending on the time at which they were concluded. These uniform interest rates, which are published on the OeKB web site, are derived from the OeKB’s credit spreads. The credit spreads of the OeKB are in turn dependent on the credit spreads of the Republic of Austria due to the creditor guarantee pursuant to § 1(2a) AFFG. In the valuation of these assets, the contractually agreed cash flows are therefore discounted using a yield curve that is observable on the market and adjusted by the credit spreads of the Republic of Austria.

•

A yield curve observable on the market is used to discount the contractually agreed payment flows when determining the fair values of deposits from banks and customers and of debt securities issued. For this, the credit spreads observable for OeKB on the market at the valuation date are taken into account.

Derivative financial instruments held solely for hedging purposes are measured using a standard model. This model is based on the discounted cash flow method. Under this model, the fair value is determined by discounting the contractually agreed payment flows by the current swap curve including adjustment of the credit valuation (CVA and DVA). A credit valuation adjustment (CVA) is a price estimate of the default risk of the counterparty in a financial transaction. A debt valuation adjustment (DVA) estimates the risk of an entity’s own default.

In determining the CVA/DVA, OeKB Group uses the Basel method for regulatory capital from credit losses, which is based on the path-dependent multiplication of the following variables and their subsequent aggregation:

•	Exposure at default: Fair values at specific future points in time; calculated using a Monte Carlo simulation.

•	Probability of default: Default probabilities at these points in time are calculated from the counterparty’s CDS spreads or the company’s own CDS spreads.

•	Loss given default: Estimate of the expected recovery in the case of counterparty default or own default.

The CVA value adjustment at the reporting date was € 1.1 million (2017: € 0.3 million), the DVA value adjustment was € 0.3 million (2017: € 0.1 million).

The fair value of the guarantees pursuant to § 1(2b) AFFG (see also Note 1) is based on all future interest and principal cash flows of the debt securities issued with rate guarantees (ultimate obligations = after derivative financial instruments), which are issued in the currency of the financing and translated into Euros at the rate guaranteed by the AFFG (taking the AFFG rate guarantee into account) as well as at the forward FX rate (without taking the AFFG rate guarantee into account). The difference between the euro amounts taking the AFFG rate guarantee into account and the euro amounts without taking the AFFG guarantee into account is calculated on a daily basis and represents the potential rate difference that is covered by the guarantee of the Republic of Austria (future decisions for the application of existing exchange rates to new liabilities are handled as new agreements). The fair value of the guarantee is calculated by discounting the previously calculated time series of the potential rate differences taking the refinancing spreads of the Republic of Austria into account and is recognised in the item “Guarantees pursuant to § 1(2b) AFFG”. As a hedging instrument, the guarantees function as currency- based derivative financial instruments. The model used for fair value measurement was improved during the reporting period by allowing the separate calculation of the CVA and DVA. The CVA value adjustment for the guarantees pursuant to § 1(2b) AFFG was € 0.1 million and the DVA value adjustment € 40.8 million as of the reporting date.

Financial instruments falling neither under Level 1 nor Level 2 must be assigned to a separate category (Level 3) within which the fair value is determined using special quantitative and qualitative information. OeKB Group recognises its investments in other unconsolidated companies at their fair values. The fair value of CEESEG AG was determined using the discounted cash flow method. The parameters used to determine the fair value and the sensitivity can be found in Note 16.

The following table shows the financial instruments that are measured at fair value as at the reporting date broken down by fair value hierarchy level and the fair values of the financial instruments that are not measured at fair value. The amounts are based on the figures reported on the balance sheet.

Fair value hierarchy 2018

		Carrying
€ thousand	Notes	amount	Fair value	Level 1	Level 2	Level 3
Financial assets measured at fair value
Loans and advances to banks	15	708,427	708,427	—	708,427	—
Bonds and other fixed-income securities		2,195,862	2,195,862	2,195,862	—	—
Equity shares and other variable-income securities		525,924	525,924	525,924	—	—
Investments in other unconsolidated companies		34,799	34,799	—	—	34,799

Other financial assets	16	2,756,585	2,756,585	2,721,786	—	34,799
Derivative financial instruments	17	598,100	598,100	—	598,100	—
Guarantees pursuant to § 1(2b) AFFG	17	4,521,338	4,521,338	—	4,521,338	—

Financial assets not measured at fair value
Cash and cash equivalents	14, 27	323,412	323,412	—	323,412	—
Loans and advances to banks	15	18,834,760	19,174,255	—	19,174,255	—
Loans and advances to customers	15	467,898	525,562	—	525,562	—
Other financial assets	16	332,134	335,417	335,417	—	—

Financial liabilities measured at fair value
Debt securities issued	21	18,997,765	18,997,765	—	18,997,765	—
Derivative financial instruments	17	439,815	439,815	—	439,815	—

Financial liablilities not measured at fair value
Deposits from banks	20	527,221	528,172	—	528,172	—
Deposits from customers	20	704,596	704,831	—	704,831	—
Debt securities issued	21	5,522,974	6,068,156	—	6,068,156	—

Fair value hierarchy 2017

		Carrying
€ thousand	Notes	amount	Fair value	Level 1	Level 2	Level 3
Financial assets measured at fair value
Loans and advances to banks	15	698,426	698,426	—	698,426	—
Bonds and other fixed-income securities		2,541,086	2,541,086	2,541,086	—	—
Equity shares and other variable-income securities		460,793	460,793	460,793	—	—
Investments in other unconsolidated companies		34,450	34,450	—	—	34,450

Other financial assets	16	3,036,328	3,036,328	3,001,878	—	34,450
Derivative financial instruments	17	533,887	533,887	—	533,887	—
Guarantees pursuant to § 1(2b) AFFG	17	4,095,741	4,095,741	—	4,095,741	—

Financial assets not measured at fair value
Cash and cash equivalents	14, 27	424,206	424,206	—	424,206	—
Loans and advances to banks	15	15,494,455	15,771,438	—	15,771,438	—
Loans and advances to customers	15	1,536,986	1,582,092	—	1,582,092	—

Financial liabilities measured at fair value
Debt securities issued	21	16,594,202	16,594,202	—	16,594,202	—
Derivative financial instruments	17	555,651	555,651	—	555,651	—

Financial liablilities not measured at fair value
Deposits from banks	20	425,088	426,788	—	426,788	—
Deposits from customers	20	753,965	754,507	—	754,507	—
Debt securities issued	21	5,046,213	5,658,604	—	5,658,604	—

OeKB Group recognises reclassifications between levels in the fair value hierarchy at the end of the reporting period in which the change occurred. No reclassifications took place during the business year.

Note 4 Segment information

The activities of OeKB Group are presented by business segment in the following. The delineation of these three segments – Export Services, Capital Market Services, and Other Services – is based on the business model, the internal control structure, and the additional internal financial reporting to the Executive Board as the chief operating decision-making body. The definition of these segments is regularly reviewed to allocate resources to the segments and judge their performance. Key figures are profit for the year (in all segments), net interest income in Export Services, and net fee and commission income in Capital Market Services.

The Export Services segment covers the Export Financing Scheme of OeKB and the Oesterreichische Entwicklungsbank AG, and the administration of guarantees of the Republic of Austria by OeKB as authorised agent pursuant to the Export Guarantees Act. Due to the legal basis for the EFS, the regional focus of OeKB Group’s business activities lies in Austria. If foreign banks fulfil the EFS criteria, they are eligible to participate in the scheme. To be eligible for financing, the goods deliveries or services in question must result in a direct or indirect improvement to Austria’s current account. For a regional breakdown, see Note 36.

The Capital Market Services segment covers all services of Oesterreichische Kontrollbank AG for the capital market (financial data, point of contact for the fund capital gains tax reporting service, notification office pursuant to the KMG, office for the issue of government bonds) and clearing services for the energy market as well as the operations of the interests in OeKB CSD GmbH and CCP.A. The current income from the investments in other unconsolidated companies is assigned to the segment when the activities of the companies in question also fall under this segment.

The Other Services segment consists of the information and research services of OeKB, the proprietary trading portfolio, and the income from the investments in other unconsolidated companies that cannot be assigned to a different segment. The segment also contains the private credit insurance activities of OeKB Group.

As in the previous year, in the Export Services segment was again an important customer of OeKB Group. This important customer accounted for € 49.4 million (2017: € 33.8 million) in interest and similar income.

Segment performance in 2018

Results by business segment in 2018

€ thousand	Export Services	Capital Market Services	Other Services	Total
Interest income	202,257	(80)	4,531	206,708
Interest expenses	(127,682)	(0)	807	(126,876)

Net interest income	74,575	(80)	5,337	79,832
Fee and commission income	19,120	34,318	625	54,062
Fee and commission expenses	(12,007)	(1,699)	(105)	(13,811)

Net fee and commission income	7,113	32,619	520	40,252
Net credit risk provisions	0	—	106	106
Net gain or loss on financial instruments measured at fair value through profit or loss	(1,059)	(1)	(9,971)	(11,031)
Net gain or loss on the derecognition of financial instruments not measured at fair value through profit or loss	(5)	—	320	315
Current income from investments in other unconsolidated companies	—	2,204	223	2,427
Share of profit or loss of equity-accounted investments, net of tax	—	391	5,318	5,709
Administrative expenses	(50,625)	(25,922)	(6,007)	(82,553)
Other operating income	(870)	994	5,795	5,920

Profit before tax	29,129	10,205	1,642	40,977
Income tax	(8,863)	(1,791)	1,810	(8,845)

Profit of the reportable segments	20,266	8,414	3,452	32,132
Profit for the year attributable to owners of the parent	20,266	8,414	3,452	32,132
Segment assets	27,705,954	25,868	982,492	28,714,314
Segment liabilities	27,600,813	1,926	320,906	27,923,646

The profit of the reportable segments is identical to the profit reported on the income statement.

The presentation of the following information in the segment information differs from the income statement:

Net interest income: Losses from negative interest rates are shown in the interest and similar income and budget underruns from negative interest rates are shown in the interest and similar expenses.

Results by business segment in 2017 (adjusted)

€ thousand	Export Services	Capital Market Services	Other Services	Total
Interest income	179,447	(116)	4,768	184,100
Interest expenses	(104,896)	(0)	348	(104,548)

Net interest income	74,551	(116)	5,116	79,551
Fee and commission income	20,268	33,728	726	54,722
Fee and commission expenses	(11,063)	(1,493)	(100)	(12,656)

Net fee and commission income	9,205	32,235	626	42,066
Net credit risk provisions	—	—	—	—
Net gain or loss on financial instruments measured at fair value through profit or loss	(414)	(3)	(2,103)	(2,520)
Net gain or loss on the derecognition of financial instruments not measured at fair value through profit or loss	—	—	(1)	(1)
Current income from investments in other unconsolidated companies	—	2,699	284	2,983
Share of profit or loss of equity-accounted investments, net of tax	—	255	4,042	4,297
Administrative expenses	(46,916)	(25,705)	(7,447)	(80,068)
Other operating income	(1,126)	806	5,749	5,429

Profit before tax	35,299	10,171	6,164	51,634
Income tax	(8,758)	(2,464)	(549)	(11,771)

Profit of the reportable segments	26,541	7,707	5,615	39,863
Profit for the year attributable to owners of the parent	26,541	7,707	5,615	39,863
Segment assets	24,968,585	58,837	977,349	26,004,771
Segment liabilities	24,879,910	49,068	274,928	25,203,907

The profit of the reportable segments is identical to the profit reported on the income statement.

Adjustments

€ thousand	Export Services	Capital Market Services	Other Services	Total
Net adjustment of the share of profit or loss of equity-accounted investments, net of tax				(105)
Net adjustment of actuarial gains/losses on defined-benefit plans				119
Net adjustment of tax effects				(30)
Adjustment of share of profit or loss of equity-accounted investments, net of tax, in Other Services segment		(105)
Adjustment of administrative expenses in Export Services segment		69
Adjustment of administrative expenses in Capital Market Services segment		35
Adjustment of administrative expenses in Other Services segment		15
Adjustment of income taxes in Export Services segment		(17)
Adjustment of income taxes in Capital Market Services segment		(9)
Adjustment of income taxes in Other Services segment		(4)

Results by business segment in 2017 - as reported in the consolidated financial statements for the previous year (adjusted)

€ thousand	Export Services	Capital Market Services	Other Services	Total
Interest income	179,447	(116)	4,768	184,100
Interest expenses	(104,896)	—	348	(104,548)

Net interest income	74,551	(116)	5,116	79,551
Fee and commission income	20,268	33,728	726	54,722
Fee and commission expenses	(11,063)	(1,493)	(100)	(12,656)

Net fee and commission income	9,205	32,235	626	42,066
Net credit risk provisions	—	—	—	—
Net gain or loss on financial instruments measured at fair value through profit or loss	(414)	(3)	(2,103)	(2,520)
Net gain or loss on the derecognition of financial instruments not measured at fair value through profit or loss	—	—	(1)	(1)
Current income from investments in other unconsolidated companies	—	2,699	284	2,983
Share of profit or loss of equity-accounted investments, net of tax	—	255	4,042	4,297
Administrative expenses	(46,985)	(25,740)	(7,462)	(80,187)
Other operating income	(1,126)	806	5,749	5,429

Profit before tax	35,230	10,136	6,253	51,619
Income tax	(8,741)	(2,455)	(545)	(11,741)

Profit of the reportable segments	26,489	7,681	5,708	39,878
Profit for the year attributable to owners of the parent	26,489	7,681	5,708	39,878
Segment assets	24,968,585	58,837	977,349	26,004,771
Segment liabilities	24,879,910	49,068	274,928	25,203,907

Reconciliation of the information on reportable Group segments for 2017	€ thousand
Profit of the reportable segments	39,878
Reconciliation amounts
Share of profit or loss of equity-accounted investments, net of tax	(105)
Actuarial gains/losses on defined benefit plans	119
Tax effects stemming from actuarial gains/losses	(30)

Profit for the year according to the income statement	39,863

Amounts charged for intersegmental services represent services rendered, which are provided at cost. No reconciliation of the amounts for the reportable segments to the amounts recorded in the consolidated balance sheet and consolidated statement of comprehensive income is necessary because the consolidation items are assigned directly to the segments.

Notes on the consolidated statement of comprehensive income of OeKB Group

Note 5 Consolidated statement of comprehensive income

Income and expenses are essentially recognised as they accrue.

Gains and losses are influenced by fair value changes recognised through profit or loss, by impairment losses, reversal of impairment through profit or loss, exchange rate fluctuation, and derecognition.

Note 6 Net interest income

€ thousand	Amortised cost 2018	Fair value option 2018	FVTPL 2018	Total 2018	Amortised cost 2017	Fair value option 2017	FVTPL 2017	Total 2017
Money market instruments	2,572	—	—	2,572	4,567	—	—	4,567
Credit operations	152,805	8,412	—	161,218	164,135	2,317	—	166,452
Securities	2,057	—	9,676	11,734	—	—	10,851	10,851
Debt securities issued	2,305	108,552	—	110,857	—	109,883	—	109,883
Allocation to or use of the EFS interest rate stabilisation provision relating to charged interest	47,446	13,585	(198)	60,833	20,022	283	—	20,305

Interest income	207,185	130,549	9,478	347,213	188,724	112,483	10,851	312,058
Money market instruments	(3,294)	—	—	(3,294)	(6,037)	—	—	(6,037)
Credit operations	(13,330)	(2,987)	—	(16,317)	(8,377)	(2,152)	—	(10,529)
Securities	—	(4,026)	—	(4,026)	—	(4,015)	—	(4,015)
Debt securities issued	(92,220)	(56,597)	—	(148,817)	(79,418)	(42,169)	—	(121,587)
Guarantee fees relating to debt securities issued for guarantees pursuant to § 1(2) AFFG (see also Note 1)	(27,987)	(66,940)	—	(94,926)	(25,800)	(64,539)	—	(90,339)

Interest expenses	(136,831)	(130,549)	—	(267,381)	(119,632)	(112,875)	—	(232,507)

Net interest income	70,354	(0)	9,478	79,832	69,092	(392)	10,851	79,551

Note 7 Net fee and commission income

€ thousand	2018	2017
Income from credit operations	2,766	4,940
Expenses from credit operations	(11,760)	(10,876)

Credit operations	(8,994)	(5,936)
Income from securities services	31,234	30,403
Expenses from securities services	(1,941)	(1,643)

Securities services	29,293	28,760
Income from export guarantees	14,767	13,799
Expenses from export guarantees	—	—

Export guarantees	14,767	13,799
Income from energy clearing	2,451	2,688
Expenses from energy clearing	—	—

Energy clearing	2,451	2,688
Income from other services	2,844	2,891
Expenses from other services	(109)	(137)

Other services	2,735	2,754

Net fee and commission income	40,252	42,066
Of which income	54,062	54,722
Of which expenses	(13,811)	(12,656)

The fee and commission income from credit operations results primarily from the activities of the development bank and the servicing of the development aid loans of the Republic of Austria. Fee and commission expenses from credit operations result primarily from the guarantee fees paid to the Republic of Austria pursuant to the AusfFG in connection with the operations of the development bank. The Republic of Austria assumes the default risk for these transactions under these guarantees. The income and expenses stem entirely from financial instruments that are measured at amortised cost.

The net fee and commission income from securities services results from the services rendered by OeKB Group for the Austrian capital market. These services pertain primarily to securities account management and the acquisition of securities transactions as well as the servicing of government bond auctions, the management of the technical infrastructure for legally required reporting relating to securities, the assignment of ISIN codes for Austrian securities, and the securities data service for master and maturity data.

The export guarantee activities represent services provided by OeKB on behalf of the Republic of Austria (see also Note 1). The processing fees charged by OeKB are based on the guarantee fees collected for the Republic of Austria. The processing fee is recognised on an accrual basis.

OeKB offers energy clearing services in connection with credit rating services, financial clearing, and risk management as a central and independent provider.

The net fee and commission income from the other services operations are primarily the result of collected account management fees and the remuneration for the fiduciary services relating to the development aid measures of the Republic of Austria (see also Note 33).

Note 8 Net gain or loss on financial instruments measured at fair value through profit or loss

Net gain or loss from the fair value measurement of financial instruments in 2018

	Financial instruments assigned to the EFS				Financial instruments not assigned to the EFS
€ thousand	Fair value option	FVTPL	Hedging transactions	Total	FVTPL	Total	Total 2018
Change in the fair value of the
Loans and advances to banks	(2,355)	—	—	(2,355)	—	—	(2,355)
Other financial assets	—	(23,360)	—	(23,360)	(10,810)	(10,810)	(34,170)
Derivative financial instruments	—	—	153,638	153,638	—	—	153,638
Guarantees pursuant to § 1(2b) AFFG	—	—	(133,245)	(133,245)	—	—	(133,245)
Debt securities issued	(19,139)	—	—	(19,139)	—	—	(19,139)

Change in the fair value	(21,494)	(23,360)	20,393	(24,461)	(10,810)	(10,810)	(35,272)
Transfer of the net gain or loss on financial instruments assigned to the EFS to the EFS interest rate stabilisation provision	21,494	23,360	(20,393)	24,461	—	—	24,461

Net gain or loss from fair value measurement	—	—	—	—	(10,810)	(10,810)	(10,810)
Net gain or loss from foreign exchange differences				(556)	—	336	(221)
Net gain or loss from fair value measurement				—	—	(10,810)	(10,810)

Net gain or loss on financial instruments				(556)	—	(10,475)	(11,031)

The share of the changes in the fair value of loans and advances to banks that stems from changes in the credit spreads came to € 2.5 million in the period and to minus € 7.0 million in total. There is no default risk for these claims because of the extensive guarantees provided by the Republic of Austria (see Note 1).

The share of the changes in the fair value of debt securities issued that stems from changes in the credit spreads came to minus € 8.7 million in the period and to minus € 24.6 million in total.

Net gain or loss from foreign exchange differences on financial instruments in 2018

€ thousand	Financial instruments assigned to the EFS	Financial instruments not assigned to the EFS	Total 2018
Gains from foreign exchange differences	(554,364)	96,969	(457,395)
Losses from foreign exchange differences	(5,034)	(96,634)	(101,668)

Subtotal	(559,398)	336	(559,063)
Foreign exchange differences on guarantees pursuant to § 1(2b) AFFG	558,842	—	558,842

Net gain or loss from foreign exchange differences	(556)	336	(221)

Net gain or loss from the fair value measurement of financial instruments in 2017

	Financial instruments assigned to the EFS				Financial instruments not assigned to the EFS
€ thousand	Fair value option	FVTPL	Hedging transactions	Total	FVTPL	Total	Total 2017
Change in the fair value of the
Loans and advances to banks	5,077	—	—	5,077	—	—	5,077
Other financial assets	—	(49,251)	—	(49,251)	(2,020)	(2,020)	(51,271)
Derivative financial instruments	—	—	(353,808)	(353,808)	—	—	(353,808)
Guarantees pursuant to § 1(2b) AFFG	—	—	348,923	348,923	—	—	348,923
Debt securities issued	(35,370)	—	—	(35,370)	—	—	(35,370)

Change in the fair value	(30,293)	(49,251)	(4,885)	(84,429)	(2,020)	(2,020)	(86,449)
Transfer of the net gain or loss on financial instruments assigned to the EFS to the EFS interest rate stabilisation provision	30,293	49,250	4,886	84,429	—	—	84,429

Net gain or loss from fair value measurement	—	—	—	—	(2,020)	(2,020)	(2,020)
Net gain or loss from foreign exchange differences				198	—	(698)	(500)
Net gain or loss from fair value measurement				—	—	(2,020)	(2,020)

Net gain or loss on financial instruments				198	—	(2,718)	(2,520)

Net gain or loss from foreign exchange differences on financial instruments in 2017

€ thousand	Financial instruments assigned to the EFS	Financial instruments not assigned to the EFS	Total 2017
Gains from foreign exchange differences	1,958,263	91,578	2,049,841
Losses from foreign exchange differences	(21,725)	(92,276)	(114,002)

Subtotal	1,936,537	(698)	1,935,839
Foreign exchange differences on guarantees pursuant to § 1(2b) AFFG	(1,936,339)	—	(1,936,339)

Net gain or loss from foreign exchange differences	198	(698)	(500)

The result from foreign exchange differences arose predominantly from the changes in the USD and CHF exchange rates. Because the exchange rates are hedged with guarantees pursuant to § 1(2b) AFFG, they are largely offset through the foreign exchange differences.

Note 9 Net gain or loss on the disposal of financial instruments measured at amortised cost

The gains from the disposal of financial instruments of € 315 thousand (2017: loss of € 1 thousand) stems primarily from income from loans and advances that were impaired upon acquisition but that generated higher returns than expected upon redemption.

Note 10 Administrative expenses

€ thousand	2018	2017
Salaries	(38,833)	(36,832)
Social security costs	(9,074)	(8,698)
Pension and other employee benefit costs	(5,975)	(6,032)

Staff costs	(53,883)	(51,563)
Other administrative expenses	(22,906)	(23,137)
Depreciation, amortisation and impairment of property, equipment, and intangible assets	(5,765)	(5,369)

Administrative expenses	(82,553)	(80,068)

The increase in salaries is primarily the result of the increase in the headcount and higher bonus payments. The decrease in other administrative expenses resulted from lower project expenses relating to the establishment of a group-wide digital financial architecture (BCBS 239).

Expenses for the auditor and affiliated companies

€ thousand	2018	2017
Audit of the consolidated and separate annual financial statements	(461)	(390)
Audit-related activities	(368)	(137)

Expenses for the auditor	(829)	(527)
Tax consulting	(115)	(54)
Other consulting	(86)	(358)

Expenses for companies affiliated with the auditor	(201)	(412)

The audit-related activities pertain to expenses from the issuance activities of OeKB. The decrease in other consulting expenses was related to the project for the implementation of IFRS 9, which caused a higher level of expenses in the previous year.

Note 11 Other operating income

The item „Other operating income“ relates largely to service fees received by OeKB for providing outsourced services (such as accounting and financial control, information technology, human resources, internal auditing, and other services) and income from the rental of business space. The other operating expenses relate mainly to the bank stability tax paid to the Austrian fiscal authorities.

Note 12 Income taxes

Income taxes are recognised and calculated in accordance with IAS 12. Current income tax assets and liabilities are determined on the basis of the local tax rates. Deferred taxes are calculated using the liability concept. Under this approach, the book values of the assets and liabilities in the IFRS balance sheet are compared with the respective values that are relevant for the taxation of the respective group company. Differences in these values lead to temporary differences that are recognised as deferred tax assets or liabilities (see also Note 23).

Tax recognised in profit or loss

€ thousand	2018	2017
Current year	(6,920)	(10,221)
Adjustment for previous years	(48)	94

Total current tax expenses	(6,968)	(10,127)
Change in recognised deductible temporary differences	(1,876)	(1,644)

Net deferred taxes/tax income	(1,876)	(1,644)

Income tax	(8,845)	(11,771)

Tax recognised in other comprehensive income

€ thousand	2018	2017
Actuarial gains/losses on defined benefit plans	2,116	30
Net gain or loss from the fair value measurement of investments in other unconsolidated companies (available for sale)	(277)	(6,225)

Total	1,839	(6,195)

Change in deferred taxes

€ thousand	2018	2017
Change in deferred taxes on the income statement	(1,876)	(1,644)
Change in deferred taxes in other comprehensive income	2,027	(6,195)

Total	151	(7,839)

The actual taxes are calculated on the tax base for the financial year at the local tax rates applicable to the respective group company.

Effective tax rate reconciliation

€ thousand	2018		2017
Profit before tax	40,977	100.0%	51,634	100.0%
Tax expenses at the domestic tax rate of the company	(10,244)	-25.0%	(12,908)	-25.0%
Non-deductible expenses	(561)	-1.4%	(429)	-0.8%
Tax-exempt income	2,034	5.0%	1,794	3.5%
Change in recognised deductible temporary differences	1	0.0%	(115)	-0.2%
Ineligible input taxes	(27)	-0.1%	(19)	0.0%
Income tax payments for previous years	(48)	-0.1%	(94)	-0.2%

Total	(8,845)	-21.6%	(11,771)	-22.8%

The taxation at the standard local rates is reconciled with the reported actual income taxes in the table. OeKB Group believes that its provisions for taxes are adequate for all open tax years based on its assessment of many factors including interpretations of tax law and previous experience.

Notes on the consolidated balance sheet of OeKB Group

Note 13 Financial instruments

Classification of financial assets and financial liabilities

The following tables show a breakdown of the financial assets and financial liabilities by category according to IFRS 9 (31 December 2018) and IAS 39 (31 December 2017).

Financial instruments by IFRS 9 category at 31 December 2018

€ thousand	Notes	At amortised cost	FVOCI (designated)	FVTPL (mandatory)	FVTPL (designated)	Total
Assets
Cash and cash equivalents	14	323,412	—	—	—	323,412
Loans and advances to banks	15	18,834,760	—	—	708,427	19,543,241
Loans and advances to customers	15	467,898	—	—	—	468,045
Other financial assets	16	332,134	—	560,723	2,195,862	3,088,838
Derivative financial instruments	17	—	—	598,100	—	598,100
Guarantees pursuant to § 1(2b) AFFG	17	—	—	4,521,338	—	4,521,338

Total		19,958,204	—	5,680,161	2,904,290	28,542,974
Liabilities
Deposits from banks	20	527,221	—	—	—	527,221
Deposits from customers	20	704,596	—	—	—	704,596
Debt securities issued	21	5,522,974	—	—	18,997,765	24,520,740
Derivative financial instruments	17	—	—	439,815	—	439,815

Total		6,754,791	—	439,815	18,997,765	26,192,372

Financial instruments by IAS 39 category at 31 December 2017

€ thousand	Notes	Loans and receivables	At amortised cost	Available for sale	FVTPL	Fair value option	Total
Assets
Cash and cash equivalents	14	424,206	—	—	—	—	424,206
Loans and advances to banks	15	15,494,455	—	—	—	698,426	16,192,881
Loans and advances to customers	15	1,536,986	—	—	—	—	1,536,986
Other financial assets	16	—	—	34,450	3,001,878	—	3,036,328
Derivative financial instruments	17	—	—	—	—	533,887	533,887
Guarantees pursuant to § 1(2b) AFFG	17	—	—	—	—	4,095,741	4,095,741

Total		17,455,647	—	34,450	3,001,878	5,328,054	25,820,029
Liabilities
Deposits from banks	20	—	425,088	—	—	—	425,088
Deposits from customers	20	—	753,965	—	—	—	753,965
Debt securities issued	21	—	5,046,213	—	—	16,594,202	21,640,415
Derivative financial instruments	17	—	—	—	—	555,651	555,651

Total		—	6,225,266	—	—	17,149,853	23,375,120

Classification of financial assets and financial liabilities upon the first-time application of IFRS 9

The following table shows the original measurement categories of OeKB Group for financial assets and financial liabilities according to IAS 39 and the new measurement categories according to IFRS 9 as well as the effects from remeasurement in connection with the first-time application of IFRS 9.

€ thousand	Notes	Original measurement category according to IAS 39	New measurement category according to IFRS 9	Com- ment	Original carrying amount according to IAS 39		Change in the carrying amount due to remeasurement according to IFRS 9	New carrying amount according to IFRS 9
Financial assets
Cash and cash equivalents	14, 27	Loans and advances	Amortised cost	a		424,206	—		424,206
Loans and advances to banks	15	Loans and advances	Amortised cost	a	15,494,455		(69)	15,494,385
		Fair value option	FVTPL – FV option	b	698,426	16,192,881		698,426	16,192,811
Loans and advances to customers	15	Loans and advances	Amortised cost	a		1,536,986	(261)		1,536,726
Other financial assets	16	FVTPL	Amortised cost	c	331,933		(5,438)	326,495
		FVTPL	FVTPL –FV option	b	2,209,152			2,209,152
		FVTPL	FVTPL – mandatory	d	460,793			460,793
		Available for sale	FVOCI	e	34,450	3,036,328		34,450	3,030,890
Derivative financial instruments	17	FVTPL – mandatory	FVTPL – mandatory			533,887	—		533,887
Guarantees pursuant to § 1(2b) AFFG	17	FVTPL –FV option	FVTPL – mandatory			4,095,741	—		4,095,741

Financial assets						25,820,029	(5,769)		25,814,260
Other assets
Equity-accounted investments	18					66,843	—		66,843
Property, equipment and intangible assets	19					16,900	—		16,900
Current tax assets	23					10,668	—		10,668
Deferred tax assets	23					56,418	1,422		57,840
Other assets						33,914	—		33,914

Other assets						184,742	1,422		186,164

Total assets						26,004,771	(4,347)		26,000,424

€ thousand	Notes	Original measurement category according to IAS 39	New measurement category according to IFRS 9	Original carrying amount according to IAS 39		Change in the carrying amount due to remeasurement according to IFRS 9	New carrying amount according to IFRS 9
Financial liabilities
Deposits from banks	20	Amortised cost	Amortised cost		425,088	—		425,088
Deposits from customers	20	Amortised cost	Amortised cost		753,965	—		753,965
Debt securities issued	21	Amortised cost	Amortised cost	5,046,213			5,046,213
		FVTPL – FV option	FVTPL – FV option	16,594,202	21,640,415	—	16,594,202	21,640,415
Derivative financial instruments	17	FVTPL – mandatory	FVTPL – mandatory		555,651	—		555,651
Other liabilities		Amortised cost	Amortised cost		44,297	—		44,297

Financial liabilities					23,419,416	—		23,419,416
Other liabilities and equity
Provisions	22				145,508	—		145,508
Current tax liabilities	23				407	—		407
EFS interest rate stabilisation provision	24				1,638,577	(81)		1,638,496
Equity	25				800,864	(4,266)		796,598

Other liabilities and equity					2,585,355	(4,347)		2,581,009

Total liabilities and equity					26,004,771	(4,347)		26,000,424

The details of the recognition and measurement principles for the classification of financial instruments are shown in Note 2. The results of these principles are summarised in the breakdown above (the following items pertain to the individual asset items in the list).

a)

The majority of the loans and advances to banks and customers as well as cash and cash equivalents is assigned to the hold-to-collect business model and meets the SPPI criterion. Therefore, these financial instruments are assigned to the measurement category of “at amortised cost”, and there have been no changes in their recognition.

b)	The financial instruments that were hedged by means of derivative contracts are measured at fair value as before to avoid or substantially reduce accounting mismatches.

c)

Under IAS 39, portfolios of financial instruments that are managed and reported to the Executive Board based on their market values were measured at fair value. The application of IFRS 9 now precludes this, so these portfolios are measured at amortised cost. In the move to IFRS 9, the net book value of these instruments was shown as if they had been measured at amortised cost since origination.

d)

Part of the other financial assets is assigned to the hold-to-collect and sale business model because it is intended to generate interest as well as short-term profits from sale. These consist primarily of investment fund shares held for investment purposes and liquidity management. Because these funds do not meet the SPPI criterion, they must be measured at fair value.

e)

The fair value measurement of strategic interests in investments other than subsidiaries was shown in other comprehensive income according to IAS 39. Management has decided to continue recognising these investments in other comprehensive income. In addition, management will make an individual decision for each newly acquired equity investment. These strategic investments correspond to the interests in investments other than subsidiaries in Note 16.

The following table shows the details of the changes in the net book values resulting from the move from IAS 39 to IFRS 9 on 1 January 2018.

Financial assets

		Original carrying
		amount according to			New carrying amount
		IAS 39			according to IFRS 9
€ thousand	Notes	at 1 Jan 2018	Reclassification	Remeasurement	at 1 Jan 2018
Amortised cost
Cash and cash equivalents	14, 27	424,206			424,206
Loans and advances to banks	15	15,494,455			15,494,385
Remeasurement (ECL)				(69)
Loans and advances to customers	15	1,536,986			1,536,726
Remeasurement (ECL)				(261)
Other financial assets	16	—			326,495
Reclassification from FVTPL			331,933
Remeasurement at amortised cost				(5,327)
Remeasurement (ECL)				(111)

Amortised cost		17,455,646	331,933	(5,769)	17,781,811
FVTPL
Loans and advances to banks	15	698,426			698,426
Other financial assets	16	3,001,878			2,669,945
Reclassification to amortised cost			(331,933)
Derivative financial instruments	17	533,887			533,887
Guarantees pursuant to § 1(2b) AFFG	17	4,095,741			4,095,741

FVTPL		8,329,932	(331,933)	—	7,997,999
FVOCI
Other financial assets	16	—			34,450
Reclassification from available for sale			34,450

FVOCI		—	34,450	—	34,450
Available for sale
Other financial assets	16	34,450			—
Reclassification to FVOCI			(34,450)

Available for sale		34,450	(34,450)	—	—

Financial assets		25,820,029	—	(5,769)	25,814,260

Financial liabilities

		Original carrying
		amount according to			New carrying amount
		IAS 39			according to IFRS 9
€ thousand	Notes	at 1 Jan 2018	Reclassification	Remeasurement	at 1 Jan 2018
Amortised cost
Deposits from banks	20	425,088			425,088
Deposits from customers	20	753,965			753,965
Debt securities issued	21	5,046,213			5,046,213
Other liabilities		44,297			44,297

Amortised cost		6,269,563	—	—	6,269,563
FVTPL
Debt securities issued	21	16,594,202			16,594,202
Derivative financial instruments	17	555,651			555,651

FVTPL		17,149,853	—	—	17,149,853

Financial liabilities		23,419,416	—	—	23,419,416

The following effects resulted from the reclassification of other financial assets that were measured at fair value through profit or loss under IAS 39 and that are measured at amortised cost under IFRS 9:

€ thousand
Fair value at 31 December 2018	288,835
Net gain or loss from the change in the fair value that would have been reported on the current income statement without reclassification	(2,270)
Effective interest rate upon first-time application	0.70%
Interest income recorded in 2018	2,144

The methods and results of the ECL calculation are explained in Note 36.

Note 14 Cash and cash equivalents

The recognition and measurement principles are shown in Note 2.

€ thousand	31 Dec 2018	31 Dec 2017
Balances at central banks	323,412	424,205
Cash	—	1

Cash and cash equivalents	323,412	424,206

Note 15 Loans and advances to banks and customers

The recognition and measurement principles are shown in Note 2. The classification according to IFRS 9 is indicated in Note 13. The breakdown by rating category is presented in Note 36.

Loans and advances to banks

€ thousand	Repayable on demand		Other maturities		Total
	31 Dec 2018	31 Dec 2017	31 Dec 2018	31 Dec 2017	31 Dec 2018	31 Dec 2017
Domestic banks	4,874	7,380	17,800,743	14,576,877	17,805,617	14,584,257
Foreign banks	199,779	199,819	1,537,792	1,408,804	1,737,571	1,608,623

Loans and advances to banks	204,652	207,200	19,338,535	15,985,681	19,543,187	16,192,881

Loans and advances to customers

€ thousand	Domestic customers		Foreign customers		Total
	31 Dec 2018	31 Dec 2017	31 Dec 2018	31 Dec 2017	31 Dec 2018	31 Dec 2017
States or government-affiliated organisations	1,703	1,539	185,930	215,357	187,633	216,895
Other	2,389	1,102,538	277,877	217,553	280,265	1,320,091

Loans and advances to customers	4,091	1,104,077	463,807	432,909	467,898	1,536,986

As a result of the merger of the 100% subsidiary ,,Österreichischer Exportfonds“ GmbH into the parent company Oesterreichische Kontrollbank AG in the 2018 financial year, the other loans and advances to customers were repaid and paid out again through the principal bank system. For this reason, these loans are recognised as loans and advances to banks starting in 2018.

Note 16 Other financial assets

The recognition and measurement principles are shown in Note 2. The classification according to IFRS 9 is indicated in Note 13.

€ thousand	31 Dec 2018	31 Dec 2017
Treasury bills and similar securities	1,610,378	1,620,716
Fixed-income securities from public-sector issuers	1,513	1,522
Bonds	916,106	918,848

Bonds and other fixed-income securities	2,527,997	2,541,086
Of which listed bonds	2,528,116	2,541,086
Investment certificates	525,924	460,793

Equity shares and other variable-income securities	525,924	460,793
Of which listed equity shares and other variable-income securities	154	168
Investments in unconsolidated subsidiaries	5,576	5,738
Investments in other unconsolidated companies	29,223	28,712

Subtotal	34,799	34,450

Total other financial assets	3,088,719	3,036,328

Of the bonds and other fixed-income securities, € 271.7 million will come due in the following year (2017 for 2018: € 38.4 million).

The other financial assets include units in a private equity fund in the amount of € 1,360 thousand (2017: zero). As the fair value generally depends on unobservable parameters, a change in these parameters may result in different valuation results. Because the fund was issued in October of the past financial year, the cost of acquisition was used as the fair value.

The investments in other unconsolidated companies include CEESEG Aktiengesellschaft (CEESEG) at € 26,148 thousand (2017: € 25,652 thousand). CEESEG is a holding company with shares in Wiener Börse AG, Vienna, (the Vienna Stock Exchange) and Burza cenných papírů Praha, a.s., Prague (the Prague Stock Exchange). The recognised value of CEESEG is based on a valuation conducted on 31 December 2018 using the discounted cash flow method. The most important assumptions in the valuation were:

	2018		2017
	Vienna	Prague	Vienna	Prague
	Stock Exchange	Stock Exchange	Stock Exchange	Stock Exchange
Free cash flows	4 years	4 years	4 years	4 years
WACC	8.14%	8.89%	8.40%	8.82%

Sensitivity analyses

	2018		2017
	Vienna	Prague	Vienna	Prague
€ thousand	Stock Exchange	Stock Exchange	Stock Exchange	Stock Exchange
Change in WACC (WACC increases)	1.00%	1.00%	1.00%	1.00%
Change in the total value (fair value) of CEESEG		(37,800)		(44,004)
Effect on the fair value of OeKB Group in CEESEG		(2,495)		(2,904)

The 2% stake in ,,Garage Am Hof“ Ges.m.b.H., Vienna, was sold for € 758 thousand during the financial year after an attractive purchase offer was tendered. The profit came to € 669 thousand and is recognised in the other comprehensive income.

Of the dividend income in the amount of € 2,427 thousand, € 23 thousand pertain to the sale of ,,Garage Am Hof“. The rest pertains to the actively held investments in other unconsolidated companies.

Details about the individual interests in investments other than subsidiaries can be found in Note 36.

Note 17 Hedging instruments

The recognition and measurement principles are shown in Note 2. The classification according to IFRS 9 is indicated in Note 13.

Derivative financial instruments 2018

		Fair values
€ thousand	Nominal amount	Positive	Negative
Interest rate derivatives
Interest rate swaps	22,396,438	185,171	289,611

Currency derivatives
Currency swaps	19,127,105	412,929	150,204

Total	41,523,543	598,100	439,815

Derivative financial instruments 2017

		Fair values
€ thousand	Nominal amount	Positive	Negative
Interest rate derivatives
Interest rate swaps	16,464,555	133,406	268,382

Currency derivatives
Currency swaps	16,036,674	400,481	287,269

Total	32,501,229	533,887	555,651

The changes in the fair values are primarily the result of the movements in the exchange rates to the US dollar and Swiss franc.

Information on global netting arrangements

OeKB concludes derivative financial instruments in accordance with the global netting arrangements (framework contract) of the International Swaps and Derivatives Association (ISDA). The amounts owed under such an agreement are generally settled and paid on an individual transaction basis. In certain cases, for example if a credit event occurs, all outstanding transactions under the agreement are terminated, the termination value is determined, and a single net amount is paid to settle all transactions.

The ISDA agreements do not fulfil the criteria for netting on the balance sheet. This is due to the fact that OeKB has no legal claim to the netting of the covered amounts because the right to netting is enforceable only in the case of certain future events such as a credit event.

The following table shows the book values of the derivative financial instruments covered by the reported agreements.

Global netting agreements 2018

€ thousand	Derivative financial instruments on the balance sheet	Gross and net amounts of derivative financial instru- ments that are not netted	Net amount
Derivative financial instruments with positive fair value
Interest rate derivatives
Interest rate swaps	185,171	(94,104)	91,067
Currency derivatives
Currency swaps	412,929	(219,649)	193,280

Total	598,100	(313,754)	284,347
Derivative financial instruments with negative fair value
Interest rate derivatives
Interest rate swaps	289,611	(169,654)	119,958
Currency derivatives
Currency swaps	150,204	(144,100)	6,103

Total	439,815	(313,754)	126,061

Global netting agreements 2017

€ thousand	Derivative financial instruments on the balance sheet	Gross and net amounts of derivative financial instru- ments that are not netted	Net amount
Derivative financial instruments with positive fair value
Interest rate derivatives
Interest rate swaps	133,406	(105,469)	27,937
Currency derivatives
Currency swaps	400,481	(275,042)	125,439

Total	533,887	(380,511)	153,376
Derivative financial instruments with negative fair value
Interest rate derivatives
Interest rate swaps	268,382	(135,164)	133,218
Currency derivatives
Currency swaps	287,269	(245,347)	41,923

Total	555,651	(380,511)	175,140

Guarantees pursuant to § 1(2b) AFFG

€ thousand	31 Dec 2018	31 Dec 2017
Fair value at the beginning of the period	4,095,741	5,683,157
Change resulting from foreign exchange differences	(558,842)	(1,936,339)
Change resulting from fair value measurement	984,440	348,923

Net profit for the period	425,597	(1,587,416)

Fair value at the end of the period	4,521,338	4,095,741

The change from foreign exchange differences results primarily from the exchange rate of the Euro to the US dollar and Swiss franc (see the indicative exchange rates on the reporting dates – Note 2). CHF positions were also reduced during the financial year.

Note 18 Equity-accounted investments

Changes in equity-accounted investments

€ thousand	2018	2017
OeKB EH Beteiligungs- und Management AG, Vienna	61,679	60,986
CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, Vienna	6,247	5,856

Equity-accounted investments	67,927	66,843

Net profit or loss of equity-accounted investments

Income statement

€ thousand	2018	2017
OeKB EH Beteiligungs- und Management AG, Vienna	5,318	3,937
CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, Vienna	391	255

Share of profit or loss of equity-accounted investments, net of tax	5,709	4,193

Other comprehensive income

€ thousand	2018	2017
OeKB EH Beteiligungs- und Management AG, Vienna	315	105
CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, Vienna	0	0

Equity-accounted investments - Share of other comprehensive income	315	105

Net profit

€ thousand	2018	2017
OeKB EH Beteiligungs- und Management AG, Vienna	5,633	4,042
CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, Vienna	391	255

Net profit for the period	6,024	4,298

There are no contingent liabilities for the equity-accounted investments.

OeKB EH Beteiligungs- und Management AG, Vienna, Austria

Other Services segment	2018	2017
Shareholding	51%	51%
Share of voting rights	51%	51%

OeKB EH Beteiligungs- und Management AG is an unlisted holding company. It is the sole owner of Acredia Versicherung AG. Acredia markets its products under the brands “PRISMA Die Kreditversicherung.” and “OeKB Versicherung”. It offers a complete range of credit insurance to Austrian businesses.

OeKB EH Beteiligungs- und Management AG is operated as a joint venture with Euler Hermes Aktiengesellschaft, Hamburg, and is included in the consolidated financial statements according to the equity method. OeKB does not have the power of decision through voting rights or other rights that would allow it to influence the returns from the affiliated company.

Insurance contracts are accounted for according to IFRS 4 taking into account the provisions of the Insurance Supervision Act (VAG). In accordance with IFRS 4, the claims equalisation reserve under the VAG (after deduction of deferred taxes) is reported in IFRS equity. The company exercises the option to apply IFRS 9 together with IFRS 17.

€ thousand	2018	2017
Earned premiums	24,776	24,368
Actuarial result	10,911	7,220
Profit before tax	12,855	9,282
Of which depreciation and amortisation	(754)	(565)
Of which interest income	677	786
Of which interest expense	—	—
Profit for the year	10,428	7,722
Other comprehensive income	617	205

Total comprehensive income for the year	11,045	7,927
Current assets	51,017	60,064
Of which cash and cash equivalents	16,520	23,864
Non-current assets	126,448	115,158
Current liabilities	18,963	13,076
Non- current liabilities	37,562	42,564

Equity	120,940	119,582
Proportionate share of equity at the beginning of the period	60,986	62,142
Proportionate share of total comprehensive income for the period	5,633	4,042
Dividend payments received	(4,940)	(5,198)

Proportionate share of equity at the end of the period	61,679	60,986

CCP Austria Abwicklungsstelle für

Börsengeschäfte GmbH, Vienna, Austria

Capital Market Services segment	2018	2017
Shareholding	50%	50%
Share of voting rights	50%	50%

CCP Austria is operated as a joint venture with Wiener Börse AG, Vienna, and is recognised in the consolidated financial statements according to the equity method.

CCP.A is not a listed company. It acts as the clearing agent for the Vienna Stock Exchange and as the central counterparty for all trades concluded on the Vienna Stock Exchange. CCP Austria was licensed pursuant to Art. 14(1) of Regulation (EU) No. 648/2012 (European Market Infrastructure Regulation, EMIR) in 2014.

€ thousand	2018	2017
Revenue	3,901	3,803
Operating profit	776	529
Profit before tax	869	544
Of which depreciation and amortisation	(215)	(215)
Of which interest income	138	52
Of which interest expense	(45)	(37)
Profit/loss for the year	782	510
Other comprehensive income	—	—

Total comprehensive income for the year	782	510
Current assets	46,122	39,029
Of which cash and cash equivalents	45,506	38,460
Non-current assets	428	643
Current liabilities	34,056	27,959
Non- current liabilities	—	—

Equity	12,494	11,713
Proportionate share of equity at the beginning of the period	5,856	5,601
Proportionate share of total comprehensive income for the period	391	255
Dividend payments received	—	—

Proportionate share of equity at the end of the period	6,247	5,856

Note 19 Property, equipment, and intangible assets

Non-current assets in 2018

	Costs					Accumulated depreciation and amortisation				Net book values
€ thousand	1 Jan 2018	Additions	Transerfs	Disposals	31 Dec 2018	1 Jan 2018	Additions	Disposals	31 Dec 2018	1 Jan 2018	31 Dec 2018
Land and buildings	73,977	—	441	—	74,418	63,415	3,459	—	66,874	10,563	7,544
Fixtures, fittings, and equipment	13,322	1,324	—	(1,197)	13,449	8,784	1,542	(1,191)	9,135	4,537	4,314
Assets under construction	—	441	(441)	—	—	—	—	—	—	—	—

Property and equipment	87,299	1,765	—	(1,197)	87,867	72,199	5,001	(1,191)	76,009	15,100	11,858
Software	6,510	514	398	(171)	7,251	4,908	763	(144)	5,527	1,602	1,724
Advanced payments on software	198	450	(398)	—	250	—	—	—	—	198	250

Intangible assets	6,708	964	—	(171)	7,501	4,908	763	(144)	5,527	1,800	1,974

Total	94,007	2,729	—	(1,368)	95,368	77,108	5,764	(1,335)	81,536	16,900	13,832

Non-current assets in 2017

	Costs					Accumulated depreciation and amortisation				Net book values
€ thousand	1 Jan 2017	Additions	Transerfs	Disposals	31 Dec 2017	1 Jan 2017	Additions	Disposals	31 Dec 2017	1 Jan 2017	31 Dec 2017
Land and buildings	73,977	—	—	—	73,977	60,064	3,350	—	63,415	13,913	10,563
Fixtures, fittings, and equipment	13,833	1,265	—	(1,777)	13,322	9,215	1,346	(1,776)	8,784	4,619	4,537

Property and equipment	87,810	1,265	—	(1,777)	87,299	69,279	4,696	(1,776)	72,199	18,532	15,100
Software	5,970	540	—	—	6,510	4,236	673	—	4,908	1,735	1,602
Advanced payments on software	—	198	—	—	198	—	—	—	—	—	198

Intangible assets	5,970	738	—	—	6,708	4,236	673	—	4,908	1,735	1,800

Total	93,781	2,003	—	(1,777)	94,007	73,515	5,369	(1,776)	77,108	20,266	16,900

The value of the property itself was € 4.4 million (2017: € 4.4 million).

There was no interest from additions and no write-ups or transfers in the accumulated amortisation and depreciation in the current financial year or previous year.

Note 20 Deposits from banks and customers

The recognition and measurement principles are shown in Note 2. The classification according to IFRS 9 is indicated in Note 13.

Deposits from banks

€ thousand	Repayable on demand		Other maturities		Total
	31 Dec 2018	31 Dec 2017	31 Dec 2018	31 Dec 2017	31 Dec 2018	31 Dec 2017
Domestic banks	111,454	128,008	-0	—	111,454	128,008
Foreign banks	72,201	31,947	343,566	265,132	415,767	297,080

Total	183,655	159,955	343,566	265,132	527,221	425,088

Deposits from customers

€ thousand	Domestic customers		Foreign customers		Total
	31 Dec 2018	31 Dec 2017	31 Dec 2018	31 Dec 2017	31 Dec 2018	31 Dec 2017
States or government-affiliated organisations	624,238	676,349	854	1,064	625,092	677,413
Others	52,728	48,653	26,776	27,899	79,504	76,553

Total	676,966	725,002	27,630	28,963	704,596	753,965

Note 21 Debt securities issued

The recognition and measurement principles are shown in Note 2. The classification according to IFRS 9 is indicated in Note 13.

€ thousand	Net book value		Of which listed
	31 Dec 2018	31 Dec 2017	31 Dec 2018	31 Dec 2017
Bonds issued	20,146,195	17,886,200	20,146,195	17,886,200
Other debt securities issued	4,374,545	3,754,215	—	—

Total	24,520,740	21,640,415	20,146,195	17,886,200

The amount repayable on maturity for debt securities issued that are measured at fair value option was € 18,893.4 million (2017: € 16,543.8 million).

Of the debt securities issued, € 8,067.7 million will come due in the following year (2017: € 6,607.3 million).

Note 22 Provisions

Changes in provisions

€ thousand	Start of period	Use	Release	Addition	End of the period
Non-current employee benefit provisions	128,474	(5,989)	—	11,905	134,389
Other current provisions	17,034	(9,680)	(810)	10,036	16,580

Total provisions 2018	145,508	(15,669)	(810)	21,941	150,969

Total provisions 2017	148,722	(15,469)	(352)	12,608	145,508

Changes in non-current employee benefit provisions

€ thousand	Pension	Termination benefits	Total 2018	Total 2017
Present value of defined-benefit obligations (DBO) = employee benefit provisions at 1 January	105,306	23,168	128,474	131,365
Service cost	496	683	1,179	1,118
Interest cost	1,849	413	2,262	2,245
Payments	(5,039)	(950)	(5,989)	(6,373)
Actuarial gain/loss	4,883	3,580	8,464	119
Of which actuarial gain/loss arising from changes in parameters	3,877	3,282	7,159	672
Of which actuarial gain/loss arising from experience adjustments	1,006	298	1,304	(553)
DBO at 31 December	107,495	26,894	134,389	128,474

Employee benefit provisions at 31 December	107,495	26,894	134,389	128,474

Historical information on defined-benefit obligations

€ thousand	2013	2014	2015	2016	2017
Pension provisions	91,781	104,160	103,841	106,136	105,306
Termination benefit provisions	23,869	26,939	26,262	25,229	23,168

Non-current employee benefit provisions	115,650	131,099	130,103	131,365	128,474

The pension obligations for most of the staff have been transferred to a pension fund under a defined-contribution plan. In connection with this plan, contributions of € 1.0 million were paid to the pension fund in 2018 (2017: € 1.0 million).

Staff costs also included the contributions of € 0.3 million to the termination benefit fund (2017: € 0.2 million).

The following table presents the sensitivity of the obligations to key actuarial assumptions. It shows the respective absolute amount of the provision recognised at 31 December 2018 when a single assumption is varied at a time. The other assumptions are unchanged in each case.

Sensitivity analyses – Changes in expenses (-)/earnings (+)

€ thousand	Pensions	Termination benefits	Total 2018	Total 2017
Increase in the discount rate by 0.50%	6,758	1,386	8,144	7,843
Decrease in the discount rate by 0.50%	(7,560)	(1,498)	(9,058)	(8,712)
Increase in expected salary growth by 0.50%	(401)	(1,468)	(1,869)	(2,009)
Decrease in expected salary growth by 0.50%	352	1,372	1,724	1,889
Increase in the pension trend by 0.50%	(6,911)	—	(6,911)	(6,388)
Decrease in the pension trend by 0.50%	6,281	—	6,281	5,848
Increase in life expectancy by 10% (corresponds to 1 year)	(5,912)	—	(5,912)	(4,197)

The sensitivity analysis was performed by an independent actuary using the projected unit credit method.

Maturity profile of the non-current employee benefit provisions

	Pensions		Termination benefits
€ thousand	DBO 31 Dec 2018	DBO 31 Dec 2017	DBO 31 Dec 2018	DBO 31 Dec 2017
1 year	5,237	5,190	1,248	527
2 to 3 years	9,677	10,105	1,884	2,133
4 to 5 years	8,790	9,725	4,211	3,232
Over 5 years	83,791	80,286	19,551	17,276

Total	107,495	105,306	26,894	23,168
Duration	13.6 years	13.7 years	10.8 years	10.5 years

Other current provisions

€ thousand	2018	2017
Staff-related provisions (bonuses, holiday entitlements, time credit)	11,794	12,324
Legal and consulting expenses, financial auditing	570	697
IT projects	108	166
Other provisions	4,108	3,847

Total	16,580	17,034

Note 23 Tax assets and tax liabilities

Tax assets and liabilities each include deferred tax assets and deferred tax liabilities arising from temporary differences between the IFRS carrying amounts and the corresponding tax base in Group companies (see also Note 12).

OeKB Group has no (unused) loss carryforwards.

Deferred taxes arose on the following items:

	Deferred tax assets		Deferred tax liabilities
€ thousand	31 Dec 2018	1 Jan 2018	31 Dec 2018	1 Jan 2018
Loans and advances to banks	1,398	—	—	2,015
Loans and advances to customers	725	65	—	—
Other financial assets	—	—	62,813	69,003
Derivative financial instruments	109,954	138,913	149,525	133,472
Guarantees pursuant to § 1(2b) AFFG	—	—	1,130,335	1,023,935
Property, equipment, and intangible assets	—	47	—	—
Debt securities issued	1,120,988	970,140	—	—
Provisions	18,085	16,637	—	—
Other liabilities	—	—	213	—
EFS interest rate stabilisation provision	149,726	160,462	—	—

Total	1,400,876	1,286,264	1,342,886	1,228,425

Tax settlement	(1,342,886)	(1,228,425)	(1,342,886)	(1,228,425)

Tax claims (liabilities), net	57,991	57,839

€ thousand	2018	2017
Change	151	(7,839)
Of which in the income statement	(1,876)	(1,644)
Of which in the net other comprehensive income	2,027	(6,195)

Effects on deferred taxes from the first-time application of IFRS 9

	Deferred tax assets		Deferred tax liabilities
€ thousand	1 Jan 2018	31 Dec 2017	1 Jan 2018	31 Dec 2017
Loans and advances to banks	—	—	2,015	2,032
Loans and advances to customers	65	—	—	—
Other financial assets	—	—	69,003	70,363
Derivative financial instruments	138,913	138,913	133,472	133,472
Guarantees pursuant to § 1(2b) AFFG	—	—	1,023,935	1,023,935
Property, equipment, and intangible assets	47	47	—	—
Debt securities issued	970,140	970,140	—	—
Provisions	16,637	16,637	—	—
EFS interest rate stabilisation provision	160,462	160,482	—	—

Total	1,286,264	1,286,219	1,228,425	1,229,802

Tax settlement	(1,228,425)	(1,229,802)	(1,228,425)	(1,229,802)

Tax claims (liabilities), net	57,839	56,418	—	—
Effects from first-time application on deferred tax assets	1,421

Unrecognised deferred taxes payable

As in the previous year, there were no deferred taxes payable for temporary differences relating to shares in subsidiaries and joint ventures on 31 December 2018.

Note 24 EFS interest rate stabilisation provision

The EFS interest rate stabilisation provision is formed for the Export Financing Scheme. The provision is based on the actual obligation regarding the use of surpluses from the Export Financing Scheme. This obligation arises from the rules for the fixing of interest rates in the Export Financing Scheme, which specify fixed margins for OeKB, and from a directive from the Austrian Ministry of Finance on the use of surpluses from the scheme (see also Note 1).

The additions to and utilisation of the EFS interest rate stabilisation provision result from the net interest income from the Export Financing Scheme less OeKB’s fixed margin for the operation of the scheme and less the costs directly related to the refinancing of the scheme. The net effects from the measurement of the derivative financial instruments, guarantees pursuant to § 1(2b) AFFG, and the receivables and payables of the EFS are also included in this item. In accordance with the associated decisions, the provision is used to stabilise the terms of export financing loans.

Change in the EFS interest rate stabilisation provision

€ thousand	2018	2017
At the beginning of the period	1,638,577	1,743,311
Effect from first-time application of IFRS 9 (from credit risk)	(81)	—
At the beginning of the period	1,638,496	1,743,311
Release/allocation from the net interest income	(60,833)	(20,305)
Release/allocation from the net credit risk provisions	16	—
Release/allocation from the net gain or loss on financial instruments measured at fair value through profit or loss	(24,461)	(84,429)
Release/allocation from the net gain or loss on the derecognition of financial instruments not measured at fair value through profit or loss	—	—

Change in the EFS interest rate stabilisation provision	(85,278)	(104,734)

At the end of the period	1,553,218	1,638,577

Note 25 Capital management

Equity disclosures

The subscribed capital of € 130.0 million (2017: € 130.0 million) is divided into 880,000 no-par value shares. These registered ordinary shares with restricted transferability are represented by global certificates registered in the name of each individual shareholder.

The capital reserve remained unchanged at € 3.3 million and is restricted pursuant to § 229(4) UGB.

The retained earnings attributable to owners of the parent decreased by € 4.4 million to € 663.1 million (2017: € 667.5 million). The retained earnings contain an amount of € 10.6 million (2017: € 10.6 million) as a legal reserve pursuant to § 229(4) UGB.

The IAS 19 reserve is the result of actuarial gains and losses on defined-benefit pension plans and increased by € 6.0 million to minus € 24.7 million in annual comparison. The FVOCI reserve results from the fair value measurement of investments in other unconsolidated companies and came to € 18.9 million. Because of the sale of the stake in „Garage Am Hof“ GmbH, the proportionate FVOCI reserve in the amount of € 0.6 million was transferred to the retained earnings.

The Executive Board will propose to the 73rd Annual General Meeting on 29 May 2019 that the profit available for distribution reported in Oesterreichische Kontrollbank AG’s financial statements for the year 2018 in the amount of € 32.9 million be used to pay a dividend of € 22.75 per share plus a bonus of € 14.43 per share. In total, the proposed dividend will be € 32.7 million. This represents approximately 25% of the participating share capital for 2018. After payment of the compensation to the Supervisory Board members, the remaining balance is to be carried forward.

The dividend payment for the 2017 financial year, which was made in May 2018, amounted to € 22.75 per share plus a bonus of € 14.43 per share or a total of € 32.7 million. The minority shareholder in ,,Österreichischer Exportfonds“ GmbH also received the contractually stipulated proportionate dividend for the year 2017 in the amount of € 0.1 million. The return on assets pursuant to § 64(1)19 BWG attributable to the owners of the parent was 0.1% in 2018 (2017: 0.2%).

Capital management

Pursuant to § 3(1)7 BWG, Regulation (EU) No. 575/2013 and § 39(3) and (4) BWG do not apply to transactions of Oesterreichische Kontrollbank Aktiengesellschaft related to export promotion under the Export Guarantees Act and the Export Financing Guarantees Act. Pursuant to § 3(2)1 BWG, the following legal provisions also do not apply: Part 6 of Regulation (EU) No. 575/2013 and §§ 27a, 39(2b)7 in conjunction with 39(4), 39(3), and 74(6)3a in conjunction with § 74(1) BWG.

The bank group pursuant to § 30 BWG consists of Oesterreichische Kontrollbank AG, OeKB CSD GmbH, and Oesterreichische Entwicklungsbank AG. The strategy of OeKB Group aims to maintain a stable capital base over the long term. There were no material changes in capital management. The Group satisfied the capital requirements of the national supervisory authority at all times during the reporting period.

The minimum regulatory capital requirement for credit risk is determined in accordance with the provisions of Regulation (EU) No. 575/2013. The capital required to be held for operational risk is determined according to the Basic Indicator Approach. The bank group does not hold a trading book. At Group level, the risks are aggregated in accordance with the concept of economic capital. Through the analysis of risk-bearing capacity, the economic capital required is compared with the economic capital available, and both metrics are monitored.

OeKB is the parent institution of the OeKB bank group for the purposes of § 30 BWG. OeKB Group’s regulatory capital determined in accordance with Regulation (EU) No. 575/2013 showed the following composition and development:

€ thousand	2018	2017
Risk-weighted assets (standardised approach to credit risk)	557,088	595,350

Total risk exposure amount (total regulatory capital requirement/8%)	877,213	917,888
Minimum regulatory capital requirement for
Credit risk	44,567	47,628
Foreign exchange risk	5,258	5,437
Operational risk (Basic Indicator Approach)	20,352	20,366

Total regulatory capital requirement	70,177	73,431
Consolidated regulatory capital pursuant to Part 2 CRR
Paid-up share capital	130,000	130,000
Reserves*	626,544	629,829
Amounts to be added from a minority interest under Article 84 in conjunction with Art. 480 CRR	—	—
Less deductions
Intangible assets	(1,974)	(1,800)

Common equity tier 1 capital	754,570	758,029
Amounts to be added from a minority interest under Article 85 in conjunction with Art. 480 CRR	—	—

Additional tier 1 capital	—	—
Less deductions pursuant to Art. 472(4) CRR
Intangible assets	—	—

Tier 1 capital	754,570	758,029
Amounts to be added from a minority interest under Art. 87 in conjunction with Art. 480 CRR	—	—

Tier 2 capital	—	—

Available regulatory capital pursuant to Part 2 CRR	754,570	758,029
Surplus regulatory capital	684,393	684,598
Consolidated capital adequacy ratio (regulatory capital as a percentage of total risk-weighted assets)	86.0%	82.6%
Consolidated tier 1 ratio	86.0%	82.6%
Cover ratio (regulatory capital as a percentage of the capital requirement)	1,075.2%	1,032.3%

*

Pursuant to Art. 26(2) CRR, earnings for the year are included in common equity tier 1 only after the official adoption of the final annual financial results. The dedicated reserve for technical assistance (see § 3[1]7 BWG) is deducted from the reserves.

This results in the following ratios pursuant to Art. 92(1) lit. a to c of Regulation (EU) No. 575/2013 at the reporting date, which are compared with the minimum ratios for the Group:

Minimum ratios pursuant to Article 92 of Regulation (EU) No. 575/2013

	2018		2017
In %	Minimum ratio	Actual ratio	Minimum ratio	Actual ratio
Core tier 1 ratio	6.376	86.020	5.751	82.584
Tier 1 ratio	7.876	86.020	7.251	82.584
Total capital ratio	9.876	86.020	9.251	82.584

Calculation of the actual ratio

Core tier 1 ratio =	Common equity tier 1 capital pursuant to Part 2 CRR * 100
Minimum regulatory capital requirement purs. to Art. 92 CRR

Tier 1 ratio =	Tier 1 capital pursuant to Part 2 CRR * 100
Minimum regulatory capital requirement purs. to Art. 92 CRR

Total capital ratio =	Available regulatory capital pursuant to Part 2 CRR * 100
Minimum regulatory capital requirement purs. to Art. 92 CRR

Minimum ratio for OeKB

In %	2018	2017
Core tier 1 ratio pursuant to Art. 92(1) lit. a of Regulation (EU) No. 575/2013	4.500	4.500
Capital conservation buffer pursuant to § 23 BWG in conjunction with § 103q line 11 BWG	1.875	1.250
Anti-cyclical capital buffer pursuant to § 23a BWG in conjunction with § 103q line 11 BWG	0.001	0.001
Core tier 1 ratio pursuant to Art. 92(1) lit. a of Regulation (EU) No. 575/2013 including buffer requirements	6.376	5.751
Tier 1 ratio pursuant to Art. 92(1) lit. b of Regulation (EU) No. 575/2013 including buffer requirements	7.876	7.251
Total capital ratio pursuant to Art. 92(1) lit. c of Regulation (EU) No. 575/2013 including buffer requirements	9.876	9.251

The required ratios result from Art. 92(1) of Regulation (EU) No. 575/2013, the additional capital buffer requirements of the BWG, and the capital buffer regulation of the FMA.

Other disclosures and risk report

Note 26 Revenue

The first-time application of IFRS 15 to revenue from contracts with customers is resulting in no changes to the financial reporting of OeKB Group, so there is no need to draw up a comparison. The only change was the preparation of the required additional disclosures in the notes.

OeKB Group primarily generates revenue from contracts with customers from the sale of banking services (fee and commission income). Other income sources (other revenue) are revenue from assigned staff and service agreements. The following table shows a breakdown of the revenue from contracts with customers by the most important types of service and of the other revenue by the time of realisation. The table also shows the assignment of the broken down revenue to the reportable segments of OeKB Group.

Revenue flows

€ thousand	Export Services segment	Capital Market Services segment	Other Services segment	2018
Income from credit operations	2,766	—	—	2,766
Income from securities services	—	31,234	—	31,234
Income from export guarantees	14,767	—	—	14,767
Income from energy clearing	45	2,406	—	2,451
Income from other services	1,542	677	625	2,844

Revenue from contracts with customers	19,120	34,318	625	54,062
Assigned staff	—	10	1,006	1,016
Billed services	175	650	1,973	2,798

Other revenue	175	660	2,979	3,814

Total revenue	19,294	34,978	3,603	57,876

Services rendered at a specific point in time	4,630	16,662	12	21,304
Services rendered over a period of time	14,664	18,316	3,592	36,572

Total revenue	19,294	34,978	3,603	57,876

Revenue flows

€ thousand	Export Services segment	Capital Market Services segment	Other Services segment	2017
Income from credit operations	4,940	—	—	4,940
Income from securities services	—	30,403	—	30,403
Income from export guarantees	13,799	—	—	13,799
Income from energy clearing	46	2,642	—	2,688
Income from other services	1,482	683	726	2,891

Revenue from contracts with customers	20,268	33,728	726	54,722
Assigned staff	—	386	1,070	1,456
Billed services	143	666	2,040	2,850

Other revenue	143	1,053	3,110	4,306

Total revenue	20,411	34,781	3,836	59,028

Services rendered at a specific point in time	3,964	16,393	14	20,372
Services rendered over a period of time	16,447	18,387	3,822	38,656

Total revenue	20,411	34,781	3,836	59,028

The “Other liabilities” contain liabilities relating to revenue from contracts with customers in the amount of € 8.3 million (2017: € 7.6 million). These liabilities pertain mostly to fees and commissions already received in relation to export guarantees. These fees are recorded over a specific period of time in the cases where the terms of the guarantees from the Republic of Austria to be managed by OeKB Group are greater than 1 year.

The revenues recognised in financial year 2018 from fees and commissions received in previous periods came to € 1.7 million (2017: € 1.6 million).

As permitted by IFRS 15, no disclosures are made about remaining service obligations that have an expected residual term of 1 year or less as at 31 December 2018.

Note 27 Information regarding the consolidated statement of cash flows

The consolidated statement of cash flows shows the state and development of the cash and cash equivalents of OeKB Group. The reported cash position consists largely of cash and balances at central banks and corresponds to the item cash and cash equivalents on the balance sheet. The Group has additional liquidity reserves (see Note 35), but these are not included in the definition of cash and cash equivalents. This additional liquidity buffer is formed in the EFS and is only used in stress scenarios. The reported cash and cash equivalents are denominated exclusively in Euros.

The cash flow from operating activities include the changes in loans and advances to banks and customers, the changes in deposits from banks and customers, and the changes in debt securities issued. In net cash from operating activities, all income and expense components are adjusted for non-cash items, especially depreciation, amortisation, and impairment; changes in provisions and loan loss provisions; deferred taxes; and unrealised currency translation gains and losses; as well as all other items the cash effects of which represent cash flows from investing or financing activities. Foreign currency losses and gains are incurred primarily in connection with the issue of long- and short-term debt securities issued for the EFS. The exchange rate risks are mostly covered by the guarantees pursuant to § 1(2b) AFFG. OeKB Group thus does not bear any exchange rate risk from the Export Financing Scheme. Fluctuations in exchange rates have little or no impact on cash and cash equivalents held or due in foreign currency.

The cash flow from investing activities reflects changes in the other financial assets in the investment portfolio, in the property, equipment, and intangible assets.

The cash flow from financing activities reflects changes in equity transactions with the owners.

Reconciliation of the changes in equity to the cash flows from financing activities at 31 Dec 2018

€ thousand	Notes	Retained earnings	Non-controlling interests	Net cash from financing activities
Balance sheet at 31 Dec 2017		667,531	—	—
Effect from first-time application of IFRS 9		(4,266)	—	—

Balance sheet at 1 Jan 2018		663,265	—	—
Dividends paid	25	(32,858)	—	(32,858)

Total change in cash flows from financing activities		(32,858)	—	(32,858)
Transfer due to a disposal in the investments in other unconsolidated companies		565	—	—
Profit for the year		32,132	—	—
Balance sheet at 31 Dec 2018		663,104	—	—

Reconciliation of the changes in equity to the cash flows from financing activities at 31 Dec 2017

€ thousand	Notes	Retained earnings	Non-controlling interests	Net cash from financing activities
As at 1 Jan 2018		646,912	4,585	—
Acquisition of non-controlling interests		776	(4,446)	(3,670)
Dividends paid	25	(20,020)	(140)	(20,160)

Total change in cash flows from financing activities		(19,244)	(4,585)	(23,830)
Profit for the year		39,863	—	—
Balance sheet at 31 Dec 2017		667,531	—	—

Most important developments during the financial year

The cash flow from operating activities in the amount of € 21.8 million (2017: € 30.7 million) changed by € 8.9 million compared with the previous year. The change resulted primarily from a lower profit (before tax), the development of loans and advances to banks and customers, the changes in the payables to banks and customers, and the changes in the debt securities in issue. The payments for the purchase of loans and advances to banks and customers exceeded the repayments from redemptions by € 2,301.1 million (2017: € 1,674.9 million). Corresponding to the loans and advances to banks and customers, proceeds from deposits from banks and customers and debt securities issued rose by € 2,316.4 million (2017: € 1,725.7 million).

The cash flow from investing activities in the amount of minus € 89.7 million (2017: € 3.9 million) changed by € 93.7 million compared with the previous year. Payments exceeded proceeds in the business year, primarily due to the further expansion of the liquidity buffer in the EFS.

Note 28 Analysis of remaining maturities

Remaining maturities pursuant to § 64(1) BWG at 31 December 2018

€ thousand	Repayable on demand	Up to 3 months	3 months to 1 year	1 to 5 years	More than 5 years	Total
Loans and advances to banks	204,639	484,104	6,306,779	8,414,826	4,132,839	19,543,187
Loans and advances to customers	1,756	11,833	55,907	237,243	161,159	467,898
Other financial assets	557,663	190,520	101,845	1,107,009	1,131,682	3,088,719

Total	764,058	686,457	6,464,532	9,759,078	5,425,680	23,099,805
Deposits from banks	480,685	335	46,201	—	—	527,221
Deposits from customers	648,770	902	5,400	44,023	5,501	704,596
Debt securities issued	—	4,323,702	3,735,611	12,322,491	4,138,936	24,520,740

Total	1,129,455	4,324,939	3,787,212	12,366,514	4,144,437	25,752,557

Remaining maturities pursuant to § 64(1) BWG at 31 December 2017

€ thousand	Repayable on demand	Up to 3 months	3 months to 1 year	1 to 5 years	More than 5 years	Total
Loans and advances to banks	207,200	411,680	4,863,211	7,151,022	3,559,768	16,192,881
Loans and advances to customers	2,771	450,299	709,504	140,779	233,633	1,536,986
Other financial assets	492,749	37,035	23,252	1,108,086	1,375,206	3,036,328

Total	702,720	899,014	5,595,967	8,399,887	5,168,607	20,766,195
Deposits from banks	159,956	215,118	5,000	20,000	25,014	425,088
Deposits from customers	696,857	1,577	507	49,908	5,116	753,965
Debt securities issued	—	3,305,651	3,301,649	10,795,290	4,237,825	21,640,415

Total	856,813	3,522,346	3,307,156	10,865,198	4,267,955	22,819,468

The remaining maturity is the period from the balance sheet date to the contractual maturity date of the asset or liability; in the case of instalments, the remaining maturity is determined separately for each instalment.

Note 29 Subordinated assets

The balance sheet contains no subordinated assets.

Note 30 Assets pledged as collateral

€ thousand	2018	2017
Collateral for credit risks in derivative financial instruments
Collateral pledged	108,480	137,750
Collateral received	297,030	214,830

The change in the pledged and received collateral is the result of the gradual switch to a central settlement facility (LCH – London Clearing House) for the clearing of derivative financial instruments.

Note 31 Contingent liabilities and other off-balance sheet commitments

The contingent liabilities not reported on the balance sheet in the amount of € 66.3 million (2017: € 84.1 million) pertain to guarantees issued by OeEB that are in turn backed by guarantees from the Republic of Austria pursuant to the AusfFG. Information about the undrawn credit facilities and commitments to lend is provided in Note 36 – Credit risk.

Note 32 Other off-balance sheet commitments

Pursuant to § 93 BWG, OeKB and OeKB CSD are required to guarantee a proportionate amount of deposits under the deposit insurance system operated by the Vienna-based Einlagensicherung der Banken and Bankiers GmbH. This deposit protection scheme is being replaced with Einlagensicherung AUSTRIA Ges.m.b.H., Vienna, as of 1 January 2019. OeKB and OeEB are members of this new scheme.

Note 33 Fiduciary assets and liabilities

Off-balance sheet fiduciary transactions amounted to € 130.9 million (2017: € 119.9 million). The fiduciary transactions for the Republic of Austria pertain mostly to the operations of the development bank that were entered into under the advisory programme and the “Holdings financed by federal funds” according to § 3 of the contract pursuant to § 9(1) AusfFG, as well as to the fiduciary account of the federal government.

Note 34 Supplementary disclosures on assets and liabilities pursuant to the BWG

Supplementary disclosures pursuant to § 43 and § 64 BWG

€ thousand	31 Dec 2018		31 Dec 2017
	Assets	Liabilities	Assets	Liabilities
Denominated in foreign currency	2,507,033	18,029,801	1,988,660	16,393,889
Issued or originated outside Austria	2,711,518	20,626,744	2,443,261	18,234,903

Note 35 Financial risk management

Overview and special features of OeKB

OeKB is a special-purpose bank for capital and energy market services, and the Austrian export industry. It engages in no retail or deposit-taking business. The credit institution subsidiary Oesterreichische Entwicklungsbank AG supplements the Export Services of OeKB, and the credit institution subsidiary OeKB CSD GmbH the Capital Market Services. In significant business segments, the OeKB bank group (corresponds to OeKB Group) acts as a contractor to the Republic of Austria.

Risk management and risk controlling are key processes that are integral to the business strategy and are designed to ensure the lasting stability and profitability of the company and the entire bank group. Each risk exposure is accepted after careful consideration and must conform with the risk policy and strategy defined by the Executive Board. The policy and strategy are intended to ensure a stable return on equity on the basis of a conservative approach to business and operational risks. The risk policy and strategy set out the risk management principles, the risk appetite, and the principles for the measurement, control, and limitation of the defined risk categories.

The Export Financing Scheme represents the great majority of the balance sheet (see also Note 1).

The risks of the Export Financing Scheme that is administered for the Republic of Austria are mitigated by extensive collateral and guarantees, especially from the Austrian government. The Export Financing Guarantees Act (AFFG) sets out the requirements for guarantees for export lending and thus the conditions for customer access to credit under the scheme, as well as the rules for the Austrian government guarantees protecting creditors in OeKB’s refinancing operations (creditor guarantees) and the government guarantees protecting OeKB from exchange rate risk (exchange rate guarantees).

Exemptions from regulatory requirements are highly important for OeKB’s business model. OeKB is exempt from the liquidity regulations (LCR, NSFR) as well as European and national provisions for the banking union (such as the BRRD). Further exemptions exist regarding export guarantees (i.e. the EFS), in particular the exemption from the CRR (Regulation [EU] No. 575/2013). These exemptions also apply to the fully consolidated subsidiary Oesterreichische Entwicklungsbank AG. Similar exemptions apply to the fully consolidated subsidiary OeKB CSD GmbH, which received a licence according to the CSD regulations in 2018.

OeKB as the parent bank runs the Internal Capital Adequacy Assessment Process (ICAAP) pursuant to § 39a(1) BWG on a consolidated basis as the Group ICAAP; accordingly, no individual ICAAPs are performed at an institutional level.

Because of the special importance of the Export Financing Scheme and based on the management principles of OeKB, the EFS is treated as a separate investment risk entity (part of credit risk) in the Group ICAAP. For this purpose, a separate risk coverage calculation is performed for the EFS. The EFS poses no risks for the OeKB Group so long as it can bear its own risks. Any risk exceeding the Export Financing Scheme’s risk coverage capital would become part of the Group’s credit risk. For details, see “ICAAP EFS and its integration in the Group ICAAP”.

The following contents of this note specify the risk management objectives, policies, and processes of OeKB with regard to market, credit, and business risk as well as with regard to operational and liquidity risk.

Aside from the sub-ICAAP for the EFS (see above) and the allocation of risk budgets for the bank subsidiaries, no other risk capital is assigned to the individual segments of OeKB. Because of the far-reaching exceptions (see above), risk management is not conducted according to the CRR regulations for the most part, but according to the pillar 2 concepts of ICAAP and ILAAP.

Risk management framework

The Executive Board of OeKB bears overall responsibility for the establishment of an adequate, functional, and holistic risk management system that covers all material operational and business risks of the OeKB bank group. It meets this obligation by enacting suitable organisational measures as well as by providing a suitable guideline structure.

Guideline structure

One central guideline of the risk management framework is the Risk Policy and Strategy of OeKB Group, which the Executive Board formulates and adopts in coordination with the Chief Risk Officer (CRO) and in consultation with the Risk Committee of the Supervisory Board on an annual basis.

The Risk Policy and Strategy sets out the risk management principles, the key features of the risk management organisation, the risk appetite, and the principles for the measurement, control, and limitation of the defined risk categories. In this manner, the Executive Board of OeKB ensures the uniform management of risks throughout the bank group.

Behavioural standards including a complaint handling system are described in the Code of Conduct, and the remuneration policy is risk adequate and documented, as is the Fit & Proper Policy.

Each risk exposure that is accepted must conform with the Risk Policy and Strategy of OeKB Group. This is the foundation for a comprehensive system of internal guidelines for the management of group risks and the risks to which OeKB is exposed as an individual entity.

This guideline framework has a cascading structure. The policies and guidelines adopted by the Executive Board form the uppermost level. The downstream organisational units (for example the Risk Management Committee) that are responsible for risk management create more detailed, concrete guidelines as needed on the basis of these executive policies and guidelines. The work instructions, standard operating procedures, and method and process documentation that are derived from the adopted guidelines and policies form the bottom level and are generally under the responsibility of the department heads. The policies and guidelines apply to the entire bank group or to the individual company depending on their individual purposes and content.

Organisation

Given OeKB Group’s key business activities and its specific business and risk structure, the Bank has adopted a clear functional organisation for its risk management process with well defined roles. In line with proportionality rules, there is no separation between risk origination and risk oversight in the Executive Board.

The Risk Management Committee (RMC) plays a central role in risk management, and the majority of the committee members are appointed by the risk-controlling units. The function of the Risk Management Committee consists of strategic risk management and risk controlling in accordance with the valid risk policy and risk strategy. The Committee is the primary recipient of the risk reports, monitors and manages the risk profiles for the individual risk types, and decides what action to take based on the risk reports. As part of overall bank risk management, the RMC proposes limits to the Executive Board based on the risk coverage calculation as well as procedures for risk monitoring. The RMC also adopts guidelines to implement the principles set forth in the risk policy and strategy, including the ICAAP manual and the liquidity risk management manual.

The implementation of the measures decided by the Risk Management Committee is overseen by the Chief Risk Officer, supported by the Financial Risk Manager, the Operational Risk Manager, and the Chief Information Security Officer (CISO). The CISO reports directly to the full Board and, once a year, to the Risk Committee of the Supervisory Board. It directs the Risk Controlling department, which is responsible for the measurement and assessment of financial risks, operating-level financial risk controlling including monitoring the internal limits, and the practical implementation of the Internal Capital Adequacy Assessment Process.

The standards for the Operational Risk Management are implemented in OeKB’s business operations by the Organisation, Construction, Environmental Issues, and Security department (OBUS) with the exception of information security matters, which are the responsibility of the CISO. The activities relating to Operational Risk Management and Information Security and those coming under the remit of the Internal Control System Officer are subject to ongoing coordination.

An adequate organisational structure for preventing money laundering and for ensuring compliance complement the governance framework.

Risk management is supplemented by the Internal Control System (ICS), which ensures compliance with guidelines and risk-mitigation measures. An Internal Control System Officer was nominated to ensure that the ICS complies with the legal requirements and to implement and continuously refine the ICS guideline enacted by the Executive Board. Largely automated general IT controls and audits conducted by the Internal Audit department ensure its effectiveness.

Internal Audit and Group Internal Audit serve as a third line of defence and conduct regular audits on the organisational units involved in the risk management processes and on the employed procedures.

The Supervisory Board oversees all risk management arrangements at OeKB and receives quarterly reports on OeKB’s risk situation. These risk reports present a detailed view of OeKB Group’s risk situation. The Supervisory Board also maintains a Risk Committee pursuant to § 39d BWG, which convened for two meetings in 2018. The Audit Committee of the Supervisory Board also monitors the effectiveness of the Internal Control System. The Supervisory Board has also set up a Nomination Committee and a Remuneration Committee.

OeKB has implemented a comprehensive and risk-oriented reporting and limit system to ensure that the senior management responsible for managing and monitoring financial and operational risks are informed adequately and in good time. This reporting includes the quarterly risk reports by the Executive Board to the Supervisory Board and annual coordination and consultation within the Risk Committee of the Supervisory Board pursuant to § 39d BWG.

As part of the operational risk management strategy, organisational structures have been defined for various emergency and crisis scenarios.

Internal Capital Adequacy Assessment Process (ICAAP)

Risk appetite and approaches to risk control

The ICAAP is conducted at the group level and serves to ensure the maintenance of the defined bank-specific level of capital adequacy and forms an integral part of the management process as a controlling and measurement tool. The risk appetite is set annually by the Executive Board in coordination with the Risk Committee of the Supervisory Board.

The process accounts for the going concern approach and the gone concern approach. The key difference between the two approaches lies in the definition of the economic capital available to cover risk and the choice of the confidence level for the risk (99.9% for the going concern approach and 99.98% for the gone concern approach).

Risk coverage calculation and limitation

The risk coverage calculation is performed quarterly by the Risk Controlling department – which as a risk oversight function is independent from risk origination – and is reported both to the Risk Management Committee and the Supervisory Board. In the risk coverage calculation, the economic capital requirement is compared with the risk coverage capital (internal or business capital). This is done in consideration of different coverage objectives and approaches (going concern and gone concern).

The key variable in the measurement and management of risk is economic capital. Risk is defined by OeKB as the danger that the actual outcome will be less favourable than the expected outcome (unexpected loss). The economic capital is calculated on the basis of a one-year horizon at the confidence levels defined in the steering principles.

The risk coverage calculation especially takes all defined material risk categories into account, namely credit risk, market risk, operational risk, and business risk. Credit risks are measured using the credit value at risk (CVaR) approach and market risks using the VaR approach. Business risk is determined on the basis of a statistical analysis of empirical target deviations in the operating profit.

Based on the results of the risk coverage calculation and the recommendations by the Risk Management Committee, the Executive Board defines the limits for market and credit risk for OeKB Group as a whole as well as risk budgets for the bank subsidiaries. Compliance with these limits and risk budgets is monitored by the Risk Controlling department and reported to the Risk Management Committee and the Executive Board on a quarterly basis. There is no steering of individual business divisions or segments within OeKB, as this is of limited relevance; a separate ICAAP is conducted for the EFS.

Additional operational limits are also in place in key areas. These also cover the monitoring of risk concentrations.

In the risk coverage calculation, concentrations of risk between risk types are taken into consideration by determining the aggregate risk as the sum of the type-specific risk capital amounts and thus assuming a perfectly positive correlation.

The measurement of operational risk is based on the Basic Indicator Approach expanded by a distribution for scaling to the respective confidence level of the specific approach.

The following table shows the high risk-bearing capability of OeKB Group in the going concern and gone concern approach. The increase in the economic capital can primarily be attributed to a reduction in the hedging positions in the investment portfolio.

Risk coverage calculation for OeKB Group

	31 Dec 2018		31 Dec 2017
		Available risk		Available risk
€ thousand	Economic capital	coverage capital	Economic capital	coverage capital
Going Concern	66,677	686,474	78,704	713,082
Gone Concern	87,955	846,057	104,125	870,532

The economic capital calculations are supplemented with stress tests. This involves both univariate tests for key risk drivers and multivariate market-specific tests. To assess the sustainability of the risk-bearing capacity under adverse market conditions, input parameters such as volatilities, correlations, and probabilities of default are subject to stress on the basis of a macroeconomic scenario and then evaluated on the basis of this risk-bearing capacity.

Comparison of risk pursuant to ICAAP with minimum regulatory capital requirements pursuant to Art. 92 of Regulation (EU) No. 575/2013

	Value at Risk pursuant to ICAAP (confidence level 99.98%)		Regulatory capital requirement purs. to Reg. (EU) No. 575/2013 (see Note 25)
€ thousand	31 Dec 2018	31 Dec 2017	31 Dec 2018	31 Dec 2017
Credit risk	33,100	36,019	44,567	47,628
Commodity and foreign exchange risk	10,679	33,010	5,258	5,437
Other market risk in the banking book	14,090	4,224	—	—
Other risks	4,188	4,958	—	—
Operational risk	25,896	25,914	20,352	20,366

The risk changes in the items “Commodity and foreign exchange risk” and “Other market risk in the banking book” are primarily the result of changes in the investment portfolio. These reflect both a decrease in risk directly in the special purpose fund of OeKB due to the increase of FX and stock hedges on the one hand and an increase in interest rate risk (including diversification effects) on the other.

Market risk – banking book

Market risk is the risk of losses due to changes in market parameters. OeKB distinguished between specific and general interest rate risk, foreign exchange risk, and equity price risk. As no trading book is maintained, OeKB’s market risks relate only to banking book positions.

Risks are assessed in the Group ICAAP by using the value at risk concept to estimate maximum potential losses within a single year (holding period). According to the steering principles, the calculation is carried out at the two confidence levels of 99.9% and 99.98% by means of Monte Carlo simulations.

The volatilities and correlations needed for the Monte Carlo simulation are derived on the basis of a three-year historical reference period and a one-year current reference period. The higher of the VaR values calculated in this manner is used in the risk coverage calculation. This ensures that the calculated level of risk reacts rapidly to rising volatility and correlations, and that the calculated value is not misleadingly low in phases of very low volatility and correlations.

The market risk limit is set by the Executive Board based on the proposal of the Risk Management Committee. This is managed in operational terms on the basis of these requirements by the Treasury department, which administers the proprietary portfolio that makes the most significant VaR contribution. This proprietary portfolio consists of bonds held directly as well as of a special purpose fund. The value at risk is calculated on an overall basis by including the fund metrics in the risk calculation, and covers equity and exchange rate risks as well as general and specific interest rate risks.

The effects of extreme market changes are also determined by means of stress tests, which also serve to assess the plausibility of the VaR values. These tests comprise both the determination of the value at risk under stress conditions (such as credit migration and correlations) and multivariate stress tests based on specific historical scenarios (such as Black Monday, 11 September, and the 2007/08 financial crisis). The effects of interest rate shifts and twists as defined by the EBA Guidelines on interest rate risk in the banking book are also calculated in present-value and net-result terms on a quarterly basis.

Credit risk

OeKB differentiates between the following types of credit risk: counterparty risk/default risk, investment risk, and concentration risk.

OeKB engages in no material credit operations outside of the EFS. The overall low credit risks compared with the risk coverage capital therefore stem primarily from the proprietary portfolio (bonds) and holdings consolidated according to the equity method.

Credit risks are assessed using the credit value at risk (CVaR). This is the difference between absolute VaR at a given confidence level (for example 99.98% in the gone concern approach) and the expected loss associated with the respective default. The CVaR is calculated by means of a Vasicek distribution assuming a one-year holding period.

Concentration risks are low because of the broad diversification of the proprietary portfolio and in terms of counterparties and sectors of industry. The major loan limits must also be followed in this, and reports are submitted regularly to the Executive Board and RMC.

The credit risk limits are set by the Executive Board according to the proposal of the RMC, which is based on the risk coverage calculation; compliance is monitored by the RCO. Credit derivatives are not used.

The creditworthiness of counterparties is assessed using a clear rating and mapping system. This rating is based on a detailed 22-part internal master scale that differentiates between sovereign and other counterparties in the very good rating segment in assessing the probability of default. The PDs are derived taking migration risks into account. This rating and mapping system is adopted by the RMC and is reviewed annually by the RCO.

Due to the implementation of the IFRS 9 impairment standards, the ECLs for impairment have been calculated by the Risk Controlling department since 2018. Because of the extreme rarity of credit defaults, the calculated impairment values (see also Note 36) only provide a limited degree of useful information for the short and medium term.

EFS ICAAP and its integration in the Group ICAAP

The EFS, which OeKB manages as an agent of the Republic of Austria, accounts for the vast majority of the total assets and is managed as a separate accounting entity from the other business activities. In line with OeKB’s steering principles, OeKB performs a separate risk coverage calculation for the EFS. Risks within the EFS that are not covered by the guarantees from the Republic of Austria (guarantees and avals according to AusfFG and AFFG) are evaluated and compared with the EFS interest rate stabilisation provision pursuant to the UGB, which serves as risk coverage capital for the EFS.

This interest rate stabilisation provision results from surpluses generated in the EFS, which are to be retained in the EFS in accordance with the decree of the Ministry of Finance from 1968 (non-interest liability). As the tax office only treats the EFS interest rate stabilisation provision as a “deductible debt item” if the funds are used to lower the effective refinancing interest rate, a tax provision is added to the economic capital for credit risk when calculating the risk-bearing capacity.

The EFS is taken into account as investment risk within OeKB Group’s Internal Capital Adequacy Assessment Process (ICAAP). Any risk exceeding the risk coverage capital of the EFS thus becomes part of the OeKB’s credit risk and is included in the calculation of risk coverage for OeKB Group.

The EFS has always had an unimpaired risk-bearing capacity to date, and there has never been a spillover of risks.

The most substantial risk types by far are credit and interest rate risk. Other relevant risk positions are CVA risk in connection with swap transactions and the refinancing risk.

Credit risk

OeKB Group’s credit exposure consists primarily of financial instruments in the Export Financing Scheme (loans and advances to banks and customers). These loans are extended according to strict principles and high collateral requirements (mainly by guarantees of the Republic of Austria). To secure credit risks in connection with derivative financial instruments, collateral agreements are concluded with all counterparties. Credit derivatives are not used.

The extensive collateral and guarantees provided by the Republic of Austria result in a high level of risk concentration vis-à-vis the Republic of Austria, which is not measured due to the high quality of the collateral.

Credit risks above and beyond this are assessed using the credit value at risk (CVaR). This is the difference between absolute VaR at a given confidence level (99.9% in the going concern approach and 99.98% in the gone concern approach) and the expected loss associated with the respective default. The CVaR is calculated by means of a Monte Carlo simulation assuming a one-year holding period.

In addition to the risk concentration vis-à-vis the Republic of Austria, there are also significant concentrations vis-à-vis banks and other guarantors. These concentrations are inherent to the business model, and scope for diversification in this regard is limited. Due to the use of the Monte Carlo simulation, the calculated CVaR contains both business partner concentration risks as well as concentrations relating to guarantors and the probability of impairment as based on their credit ratings and correlation with the borrowers.

Credit risk is managed on the basis of the risk coverage calculation and the limits defined on this basis, and in day-to-day operations through a business partner limit system in which business partners and guarantors as well as combinations thereof are assigned limits. The concrete limits are assigned by the Executive Board based on the recommendations of the Credit Committee. Compliance is monitored by the Risk Controlling department.

See Note 36 for rating assignments and impairment calculations.

Market risk

In accordance with the primary steering principle, market risk is measured by means of the earnings at risk and includes interest rate risks and, to the extent not guaranteed by the Republic of Austria, a limited level of exchange rate risks. As is the case for the measurement of credit risk, market risk is measured by means of a Monte Carlo simulation with the confidence levels specified above and a planning period of one year.

The Treasury department is responsible for the operational management of market risk based on the requirements from the EFS ICAAP and, in particular, in coordination with the Asset Liability Management Committee (ALCO), to which the Treasury department submits regular reports. The ALCO, which includes representatives from the Executive Board, is also responsible for defining the EFS asset rates and for designing the EFS products.

The effects of interest rate shifts and twists as defined by the EBA Guidelines on interest rate risk in the banking book are also calculated in present-value and net-result terms on a quarterly basis and are reported to the Risk Management Committee and the Executive Board (see Note 36).

Business risk

OeKB Group primarily understands business risk as a deterioration of profits caused by unexpected changes in business volume or margins; this risk implicitly includes business model risk and strategic risks arising from business policy decisions and changes in economic or legal conditions as well as reputation risks as negative consequences of stakeholder perceptions.

Business risk is initially determined on a quantitative basis and then subject to expert review so that concrete limits can be set annually by the Risk Management Committee. As this risk category is a profit risk, it is accounted for in the risk coverage calculation by being deducted from the risk coverage capital.

Aside from quantitative inclusion in the ICAAP, OeKB is aware of the relevance of these risks in particular in its role as a special-purpose bank, due to the high importance of the Export Financing Scheme, and in light of the associated legal exceptions. The active monitoring of legislative changes, stakeholder dialogue, adherence to a conservative risk policy, and a proactive reputation policy (including a code of conduct) are central factors in mitigating these risks.

Operational risk

Operational risk is the risk of losses resulting from the inadequacy or failure of internal processes, people, or systems or from external events including legal risks.

Standards, rules, and processes are derived from the risk policy and documented in manuals. This also includes emergency management manuals, contingency plans, and crisis scenarios, all of which are reviewed annually. The effectiveness of plans and concepts is checked using tests and exercises. The ongoing maintenance and evaluation of the central loss incident database, in which near losses are also documented, helps to ensure the continuous optimisation of operational risks.

In order to complete the tasks outlined above, the Executive Board has appointed an Operational Risk Manager who reports to the RMC and coordinates group-wide implementation.

Given the high importance of information security, the Group has a separate Information Security Officer. Legal risks are minimised through continuous monitoring by the respective business segments and the Legal & Compliance department, and by the appointment of Compliance Officers pursuant to the WAG and § 39(6) BWG.

Operational risk is dictated by the corporate culture and the behaviour of each individual more strongly than market risk and credit risk. With this in mind, the Executive Board has established a code of conduct with binding rules, which provides clear value concepts of OeKB bank group concerning rules for corruption prevention, a whistle-blower system, and a complaints system, among other aspects.

The economic capital requirement is determined by scaling the regulatory capital requirement according to the Basic Indicator Approach to the respective confidence level.

Regular checks conducted by Internal Audit and Group Internal Audit and an effective internal control system contribute to the further mitigation of operational risks.

Other risks

Model risks and risks from risk types that are not separately measured are taken into account in the risk coverage calculation by the application of percentage surcharges to the determined economic capital.

OeKB Group faces various risk concentrations. Two of the most significant concentrations are the business field concentration as a special-purpose bank and the dependence on the guarantees provided by the Republic of Austria in connection with the EFS. These concentrations are inherent to the business model and scope for diversification in this regard is limited.

Inter-concentration risks that arise from interdependences between different risk types are factored into the Group ICAAP as well as into the EFS ICAAP by aggregating the economic capital values for each risk type (credit risk, market risk, etc.). Multivariate stress tests are also performed to evaluate these risks.

The risk of excessive leverage, and hence the leverage ratio, are of minor significance for OeKB Group as most of its assets stem from the Export Financing Scheme. The EFS exposure is secured by the guarantees of the Republic of Austria to a large extent, and the debt financing is part of the business model.

Liquidity risk (ILAAP)

OeKB bank group differentiates between the following types of liquidity risk:

•	the risk of not being able to meet present or future payment obligations fully as they fall due;

•	refinancing risk, in other words the risk that funding can be obtained only at unfavourable market terms; and

•	market liquidity risk, in other words the risk that assets can be sold only at a discount.

Liquidity risk management is performed for OeKB Group as a unit, including the Export Financing Scheme.

The Executive Board of OeKB defines the principles for liquidity risk management and the risk appetite in the Risk Policy and Strategy that is coordinated with the Supervisory Board’s Risk Committee on an annual basis. This refers to liquidity risk as insolvency risk. This is the short-term risk of not being able to meet present or future payment obligations fully as they come due. A minimum survival period of at least one month and a target survival period of at least two months have been set for OeKB Group.

The goal of OeKB’s liquidity strategy is to ensure sufficient access to required liquidity on acceptable terms even in difficult market situations. OeKB’s excellent standing on the international financial markets for decades coupled with the high diversification of its funding instruments, markets, and maturities, and most importantly of all the Austrian government guarantee protecting the lenders pursuant to § 1(2a) AFFG combine to facilitate market access for the Group even when markets are under special stress. The processes used to measure and manage liquidity risk are documented in the liquidity risk management manual that is adopted by the RMC.

As the overwhelming need for liquidity results from the Export Financing Scheme, the refinancing risk is factored into the risk coverage calculation for the EFS.

The central tool for the measurement of liquidity risk in the narrower sense is a monthly liquidity gap analysis. This is done using one-day time buckets for the next twelve-month period and is based on cash flow and funding projections – under both idiosyncratic and systemic stress assumptions – that are set against the liquidity buffer (consisting primarily of securities eligible for rediscounting by the ECB). Market liquidity risk is taken into account through corresponding haircuts for liquid assets.

The average survival period determined by this methodology was over seven months in 2018. OeKB defines the survival period as that period for which the current liquidity buffer is sufficient under an assumed combination of simultaneous idiosyncratic and systemic stresses to meet all payment obligations without having to raise additional capital on the financial markets (although the full faith and credit of the Republic of Austria supports such borrowing by OeKB). In a stress period, the survival period is thus the time available to take any strategic corrective action necessary. A liquidity contingency plan is in place for crisis situations.

OeKB Group’s survival period

Days	2018	2017
Annual average	214	195
Yearly maximum	345	365
Yearly minimum	134	101

The unencumbered liquidity buffer of OeKB Group has the following composition:

Liquidity buffer of OeKB Group

€ thousand	Fair value 2018	Fair value 2017
Cash and cash equivalents	323,412	424,206
Less minimum reserves	(40,045)	(39,782)

Cash and cash equivalents at central banks	283,367	384,424
Securities deposited at the central bank	7,108,270	5,831,052
Treasury bills and similar securities eligible for rediscounting	945,861	957,355
Bonds from other issuers eligible for rediscounting	17,675	14,698

Total	8,355,173	7,187,529

Daily liquidity is ensured on the basis of the needs and coverage calculation, and long-term liquidity is assessed on the basis of the gap analysis. Operational liquidity management is handled by the Treasury department, which reports to the ALCO. Compliance with the survival period requirements is monitored by the Risk Controlling department and reported to the RMC.

OeKB does not manage its liquidity according to the liquidity coverage ratio (LCR) or net stable funding ratio (NSFR). Pursuant to § 3(2)1 BWG, the following legal provisions do not apply: Part 6 of Regulation (EU) No. 575/2013 and §§ 27a, 39(2b)7 in conjunction with 39(4), 39(3), and 74(6)3a in conjunction with § 74(1) BWG.

Note 36 Details on the risk types

Credit risk

The distribution of assets in OeKB Group’s banking book across rating categories was as shown in the table below. Guaranteed assets are assigned to the rating category of the guarantor in the amount of the guarantee.

Credit quality of the financial instruments at amortised cost

				Impairment over
				contract term –
		Impairment over		rating already	Carrying	Carrying
	Impairment	contract term –	Impairment over	impaired at time
	over	rating not	contract term –	of acquisition/	amount	amount
€ thousand	12 months	impaired	rating impaired	origination	2018	2017
Loans and advances to banks
Rating category 1 (AAA/AA)	18,150,286	29,150	7,857	—	18,187,292	15,092,698
Rating category 2 (A)	312,361	—	—	—	312,361	231,866
Rating category 3 (BBB)	334,989	—	—	—	334,989	169,743
Rating category 4 (BB)	7	—	—	—	7	7
Rating category 5 (B)	—	—	—	—	—	—
Rating category 6 (CCC or lower)	110	—	—	—	110	141

Total	18,797,754	29,150	7,857	—	18,834,760	15,494,455
Loans and advances to customers
Rating category 1 (AAA/AA)	270,951	5,128	4,745	183,376	464,201	1,490,232
Rating category 2 (A)	—	—	—	—	—	42,830
Rating category 3 (BBB)	2,320	—	—	—	2,320	2,411
Rating category 4 (BB)	—	—	—	20	20	28
Rating category 5 (B)	—	—	—	—	—	—
Rating category 6 (CCC or lower)	64	—	—	1,293	1,357	1,485

Total	273,336	5,128	4,745	184,689	467,898	1,536,986
Other financial assets (at amortised cost)
Rating category 1 (AAA/AA)	243,028	—	—	—	243,028	—
Rating category 2 (A)	56,484	—	—	—	56,484	—
Rating category 3 (BBB)	32,622	—	—	—	32,622	—
Rating category 4 (BB)	—	—	—	—	—	—
Rating category 5 (B)	—	—	—	—	—	—
Rating category 6 (CCC or lower)	—	—	—	—	—	—

Total	332,134	—	—	—	332,134	—

					Value 2018	Value 2017
Credit facilities and commitments to lend
Rating category 1 (AAA/AA)	3,338,550	30,000	3,878	—	3,372,427	3,224,156
Rating category 2 (A)	47,326	—	—	—	47,326	54,745
Rating category 3 (BBB)	30,647	—	—	—	30,647	56,068
Rating category 4 (BB)	—	—	—	—	—	—
Rating category 5 (B)	—	—	—	—	—	—
Rating category 6 (CCC or lower)	—	—	—	—	—	—

Total	3,416,523	30,000	3,878	—	3,450,401	3,334,969

Credit risk concentrations

The following table shows the geographical breakdown of the loans and advances to banks and customers.

Portfolio breakdown by country after recognition of collateral

	Loans and advances to banks		Loans and advances to customers		Carrying amount per country
€ thousand	2018	2017	2018	2017	2018	2017
Austria	18,003,187	14,849,706	466,552	1,535,507	18,469,739	16,385,213
Italy	370,496	206,082	—	—	370,496	206,082
Germany	299,761	343,057	4	5	299,765	343,062
Finland	234,370	264,512	—	—	234,370	264,512
France	189,464	207,937	—	—	189,464	207,937
Other countries	445,908	321,586	1,342	1,474	447,250	323,060

Total	19,543,187	16,192,881	467,898	1,536,986	20,011,085	17,729,867

Guarantees from national governments and international organisations have been issued for 98.8% (2017: 98.6%) of the loans and advances to banks and customers.

Determining the expected credit loss (ECL)

The following shows the material input factors, assumptions, and techniques employed by the OeKB bank group to calculate impairment charges according to IFRS 9 (expected credit loss model). Because of the business model of OeKB and its special credit risk situation, the ECL values calculated according to the IFRS 9 are of limited informational value and do not correspond to the actual credit losses expected by the bank.

Definition significant increase in credit risk

The assessment of the significant increase in credit risk is a central aspect of the ECL model. In the event of a significant increase in credit risk, the impairment value must not be the 12-month ECL, but the lifetime ECL (except for instruments to which the low credit risk exemption can be applied).

As the OeKB bank group uses the low credit risk exemption, the 12-month ECL is generally used.

The lifetime ECL is used in the following cases:

•

For financial instruments whose rating is not or is no longer in the investment grade range, an impairment in the amount of the lifetime expected loss is applied when the credit risk increases significantly at the same time (based on quantitative or qualitative characteristics).

•

Financial instruments that were impaired upon first-time recognition (POCI = purchased or originated credit impaired) are always assigned to stage 3, and thus recognised at their lifetime expected loss.

Significance criteria

An increase in credit risk is significant when the probability of default (PD) increases significantly.

The assessment is conducted quantitatively on the basis of the aggregated probabilities of default (PDs) for the (expected) term of the instrument. The significance criterion for assignment to stage 2 is a change in the lifetime PD, with the change in the default risk being neutralised over the course of time in the comparison. The change in the lifetime PD is determined by comparing the lifetime PD on the reporting date with the expected lifetime PD on the reporting date.

The thresholds for assessing the significance of the change in the default risk are defined relative to the risk of default upon initial recognition, and more than 250% increase in the lifetime PD is seen as significant.

In addition to the quantitative definition, OeKB Group also uses qualitative information to assess a significant change in the default risk. This especially includes significant changes in external market indicators (such as credit spreads) and actual or anticipated significant changes in external credit ratings of a financial instrument or borrower. When such marked developments occur, the significance is assessed on a case-by-case basis. A borrower being past due by more than 30 days is also an indicator that can be refuted in individual cases.

Collateral is not taken into account when assessing the default risk (except collateral included in the security rating).

Low credit risk exemption

According to IFRS 9, the credit risk can be considered to be low when the rating is equivalent to an investment grade rating. The OeKB bank group applies this low credit risk exemption. A non-significant increase is generally assumed when the financial instrument in question has a low default risk (before accounting for collateral) on the reporting date.

The OeKB bank group defines the credit rating categories 1 to 10 on the internal master rating scale as low default risk. Level 10 corresponds to an S&P rating of BBB-; this means that the classes 1 to 10 correspond to the market’s typical definition of investment grade.

Justification for the use of the low credit risk exemption

The OeKB bank group is purely a group of special-purpose banks with special, legally mandated tasks for the capital market and the export services (see Note 1). The majority of the total assets result from the Export Financing Scheme and is governed by special laws (the AFFG and AusfFG). OeKB is exempted from the CRR and CRD for all activities relating to export (financing) promotion (as is the entire bank group without limitations at the European level), and the subsidiaries are not banks for the purposes of the CRR. The EFS is a self-sustaining promotion system; credit losses do not reduce equity but are posted against the interest rate stabilisation provision or are directly covered by a guarantee from the Republic of Austria (see Note 1). Decades of operational experience have shown no or only minor losses from the portfolios to date.

In line with the EBA guidelines, the OeKB bank group regularly monitors the development of credit ratings and reserves the right to take individual financial instruments out of the low credit risk exemption based on an assessment (30-days past due or a different qualitative trigger). This means that the low credit risk exemption is only applied to financial instruments that are of investment grade and that have no qualitative indicators for stage 2.

Contracts with modified conditions

There are many different reasons why conditions in customer contracts are changed after the fact, even when the business partner’s credit rating has not worsened, such as changed market conditions or early repayments. The main reason in OeKB Group is development loans used to finance projects in developing and emerging countries. Because projects take different courses, it is normal here to make changes to the times of payout and repayment.

As explained in Note 2, the previous contract is terminated and a new financial asset recognised at fair value when substantial contract amendments are made. In cases of minor changes, the difference in the fair value of the contract before and after the amendment is recognised on the income statement.

When significant changes are made, the date of the initial recognition of the new financial asset is also used as the original credit risk for the future calculation of the change in the credit risk, while the original credit risk upon the conclusion of the original contract is still used in the case of minor changes.

In rare cases, contract conditions can be changed in response to financial difficulties of the borrower so as to maximise the future interest and principal payments from this business partner (forbearance).

Such financial difficulties are also a qualitative indicator for borrower default (see also “Definition of default” below), and the 12-month ECL can only then be used again after a longer period of consistent contract fulfilment and based on further evidence that the financial difficulties have been overcome.

Calculation of the expected credit loss

The three key parameters for calculating the ECL are the

•	probability of default (PD)

•	loss given default (LGD)

•	exposure at default (EAD).

The derivation of these three parameters is explained below.

Probability of default

Credit rating classification

The OeKB bank group classifies every credit exposure and assigns every borrower and every financial instrument to a credit rating category on the internal master rating scale based on external ratings from qualified agencies and internal credit assessments. A probability of default is assigned to every rating level and increases exponentially from level to level. These one-year probabilities of default are used for risk management in the sense of the Basel requirements and must therefore be adapted accordingly for use in the ECL calculation.

PIT and FLI adjustments

In the first step, monthly aggregated probabilities of default are determined out to the maximum maturity in the portfolio using conditional probabilities (Bayes’ theorem) in line with the one-year through the cycle PDs used in risk management. The use of the Bayesian scalar approach ensures that the PD values are between 0 and 1.

According to IFRS 9, the PD must not only be estimated for a point in time (PIT), but must also take forward looking information (FLI) into account. This means that OeKB adapts the PIT probabilities of default to account for expected future developments in the next step.

Portfolio-specific models that allow a multi-year projection of the portfolio PDs (up to three years) by way of relevant macroeconomic indicators are created for these FLI adjustments. These adjustments are applied to the PIT PDs and continued on a tapering basis after the end of the forecasting period to calculate the FLI PDs. The FLI models consist of a multilinear regression of quarterly data over a period typically lasting 10 or more years. The dependent variable is the average probability of default for the portfolio, usually calculated as a share-weighted value. A set of independent variables is selected for each portfolio in collaboration with economic experts and added to the regression. Different compositions are then tested from this set in the regression, with the variants taking into account relative and absolute changes as well as time-delayed effects. The model is selected taking the calculated coefficient of determination and the distribution characteristics of the unexplained variation into account. In the final step, the FLI adjustments are estimated from projections for the macroeconomic parameters using the regression coefficients.

No PIT or FLI adjustments are applied to the EAD or LGD values.

Definition of default

OeKB uses default indicator definitions that are oriented towards Art. 178 CRR. These especially include debtors being past due by more than 90 days, the initiation of bankruptcy/restructuring proceedings against the debtor, and other crisis-related restructuring measures that lead to concessions to the debtor. There may also be other indicators that point to a potential default (such as information about the default of the debtor with other creditors) in individual cases. These must be assessed on a case-by-case basis and are also taken into account in the period from the balance sheet to the preparation of the balance sheet.

Loss given default (LGD) and application of collateral

LGD model

The loss given default is another central parameter in calculating the ECL. It indicates the amount of the loss in the event of borrower or financial instrument default, in which case fungible collateral must be taken into account.

Because of its business model, the OeKB bank group does not have sufficient data to derive a statistically significant LGD model, either for a 12-month LGD or for a lifetime LGD.

Therefore, the following approach has been selected based on the ICAAP of the OeKB bank group and the values indicated in the CRR:

•	LGD for assets politically and economically guaranteed by the Republic of Austria: 0%

•

LGD for all other financial transactions: 65% (see Art. 161 CRR: senior exposures 45% and subordinated 75%). Note: There are no subordinated exposures at this time; because of the business model and the material portfolios (EFS, bond portfolio), it seems appropriate to apply a higher value than specified in the CRR based on the wide variation in the empirical estimations of LGDs and the comparatively high LGDs found in the literature for bonds.

Accounting for collateral in the EFS

No collateral is taken into account by way of LGD aside from the guarantees pursuant to the AusfFG. Other collateral pursuant to the AFFG is not taken into account in the loss given default, but in the PD (multiple default). This also applies to exposures of the bank subsidiaries that are related to export promotion.

Collateral is not taken into account in the PD as part of the staging process, but is only used to calculate the ECLs (for the one-year PD and the lifetime PD).

Similarly to the procedure in the ICAAP, OeKB takes collateral into account in the Export Financing Scheme (including the transactions of the bank subsidiaries related to export promotion) in accordance with its fungibility. If the collateral is an economic guarantee from the Republic of Austria, it is taken into account in the ECL calculation by using a LGD of 0%; other collateral is taken into account in the probability of default by explicitly assuming that only a multiple default leads to a default on the instrument; no LGD adjustment is made in this case (LGD = 65%).

The calculation of these multiple default PDs takes the number of collateral items into account. This means that this represents the probability that not only the borrower will default, but also the guarantors at the same time, with the correlation between the borrower and the guarantors being taken into account. This means that the joint probability of default is a cumulative bivariate or trivariate distribution function depending on whether there is one item of collateral or two items of collateral.

Expected exposure at default (EAD)

The EAD represents the expected gross book value at the time of default. The EADs are modelled on the basis of a monthly observation calculated from the contractual cash flows plus accrued interest according to the effective interest method.

Product-specific credit conversion factors are estimated for undrawn facilities and loan commitments based on empirical experience with degrees of utilisation.

Impairment requirement according to the ECL calculation

Impairment charge according to the ECL method

				Thereof	Thereof
€ thousand	31 Dec 2018	1 Jan 2018	Changes	assigned	not assigned
				to the EFS	to the EFS
Loans and advances to banks	54	69	(16)	(16)	(0)
Loans and advances to customers	147	261	(114)	—	(114)
Other financial assets	119	111	8	(0)	8

Total	319	441	(122)	(16)	(106)

Because guarantees from the Republic of Austria have been issued for nearly all exposures, OeKB Group only has limited need for impairment charges.

The changes in impairment charges in the financial year result primarily from the early rendering of the final payment on a POCI asset.

Market risk

Gap analysis

The following tables show the gap analysis for OeKB Group. The comparison with the table for the previous year shows that OeKB has not made any substantial changes to its gap strategy.

Gap analysis at 31 December 2018

	Up to	3 to 6 months	6 months		More than	Carrying
€ thousand	3 months		to 1 year	1 to 5 years	5 years	amount
Cash and cash equivalents	323,412	—	—	—	—	323,412
Loans and advances to banks	10,542,961	2,019,472	364,493	4,074,812	2,541,448	19,543,187
Loans and advances to customers	310,471	135,724	3,092	3,164	15,447	467,898
Bonds and other fixed-income securities	392,412	70,000	68,000	950,400	1,047,185	2,527,997

Total	11,569,256	2,225,196	435,585	5,028,376	3,604,080	22,862,493
Deposits from banks	(507,221)	(20,000)	—	—	—	(527,221)
Deposits from customers	(679,560)	(25,000)	—	(36)	—	(704,596)
Debt securities issued	(6,397,665)	(2,340,873)	(266,217)	(11,459,960)	(4,056,024)	(24,520,740)

Total	(7,584,446)	(2,385,873)	(266,217)	(11,459,996)	(4,056,024)	(25,752,557)
Gap before derivative financial instruments	3,984,810	(160,678)	169,368	(6,431,620)	(451,944)
Effect of derivative financial instruments	(7,657,618)	1,408,893	(79,124)	6,216,445	111,405

Total	(3,672,808)	1,248,215	90,244	(215,175)	(340,539)

Gap analysis at 31 December 2017

	Up to	3 to 6 months	6 months		More than	Carrying
€ thousand	3 months		to 1 year	1 to 5 years	5 years	amount
Cash and cash equivalents	424,206	—	—	—	—	424,206
Loans and advances to banks	8,138,526	1,527,590	467,199	3,634,520	2,425,045	16,192,881
Loans and advances to customers	1,376,554	146,106	570	4,285	9,471	1,536,986
Bonds and other fixed-income securities	289,301	62,000	11,000	912,900	1,265,885	2,541,086

Total	10,228,587	1,735,697	478,768	4,551,705	3,700,401	20,695,158
Deposits from banks	(400,088)	(25,000)	—	—	—	(425,088)
Deposits from customers	(728,729)	(25,000)	—	(236)	—	(753,965)
Debt securities issued	(4,964,823)	(1,880,013)	(833,546)	(9,782,000)	(4,180,034)	(21,640,415)

Total	(6,093,639)	(1,930,013)	(833,546)	(9,782,236)	(4,180,034)	(22,819,468)
Gap before derivative financial instruments	4,134,947	(194,316)	(354,777)	(5,230,531)	(479,633)
Effect of derivative financial instruments	(7,068,301)	1,113,140	(364,269)	5,103,590	1,215,839

Total	(2,933,354)	918,824	(719,046)	(126,940)	736,207

General interest rate risk in the banking book

General interest rate risk in the banking book (IRRBB) at 31 December 2018

		Parallel shift		Short/long twist		Parallel shift of key currencies
						EUR	EUR	CHF	CHF
€ thousand	PV/NII	+50 BP	-50 BP	-/+25 BP	+/-25 BP	+25 BP	-25 BP	+25 BP	-25 BP
Interest rate sensitivities on a present value basis (excluding non-interest-bearing assets)
OeKB bank group	1,819,352	(17,421)	16,314	2,471	(4,733)	(58,982)	59,948	48,980	(50,014)
Of which EFS	683,749	(6,481)	3,644	7,110	(10,409)	(54,103)	54,601	48,982	(50,015)

Interest rate sensitivities on an earnings basis (1 year, before guarantee fee)
OeKB bank group	92,694	(4,305)	2,912	426	(495)	15,497	(15,642)	(16,779)	16,809
Of which EFS	15,936	(6,403)	4,565	1,159	(1,388)	14,458	(14,777)	(16,781)	16,811

General interest rate risk in the banking book (IRRBB) at 31 December 2017

		Parallel shift		Short/long twist		Parallel shift of key currencies
						EUR	EUR	CHF	CHF
€ thousand	PV/NII	+50 BP	-50 BP	-/+25 BP	+/-25 BP	+25 BP	-25 BP	+25 BP	-25 BP
Interest rate sensitivities on a present value basis (excluding non-interest-bearing assets)
OeKB bank group	1,856,057	(42,133)	42,468	(15,992)	14,833	(71,478)	73,207	48,744	(49,821)
Of which EFS	718,901	(35,605)	34,396	(13,980)	11,737	(68,904)	70,199	48,744	(49,821)

Interest rate sensitivities on an earnings basis (1 year, before guarantee fee)
OeKB bank group	105,473	(4,521)	4,223	3,073	(3,011)	14,865	(14,789)	(16,484)	16,515
Of which EFS	39,222	(6,992)	6,037	3,763	(3,881)	13,727	(13,848)	(16,494)	16,525

Liquidity risk

The following table shows the maturity structure of the financial liabilities and financial assets. The interest and principal flows are assigned to the individual maturity bands based on the contractual maturities. Positions that are repayable on demand are assigned to the “Up to 1 month” maturity band. Revolving credit facilities are included with a constant degree of utilisation for liquidity purposes, as experience has shown that the degree of utilisation is generally stable. The commitments to lend contain future loan payouts where the capital flows are known but where the interest rate has not yet been set. For this reason, only capital flows are shown for these commitments to lend.

Maturity structure - as at 31 December 2018

	Total	Up to	1 month		More than
€ thousand	outflows/inflows	1 month	to 1 year	1 to 5 years	5 years
Financial liabilities
Deposits from banks	(528,367)	(480,960)	(533)	(46,873)	—
Depositis from customers	(718,872)	(148,359)	(7,904)	(533,313)	(29,295)
Debt securities issued	(43,609,208)	(1,817,985)	(6,716,627)	(13,620,158)	(21,454,438)
Commitments to lend	—	(31,000)	(122,241)	(186,181)	339,422

Total	(44,856,447)	(2,478,305)	(6,847,305)	(14,386,526)	(21,144,310)
Derivative financial instruments
Outflows	(19,389,692)	(661,864)	(2,947,779)	(12,779,887)	(3,000,162)
Inflows	18,992,306	660,527	2,900,227	12,451,123	2,980,429

Total	(397,386)	(1,337)	(47,552)	(328,764)	(19,733)
Financial assets
Cash and cash equivalents	323,412	323,412	—	—	—
Loans and advances to banks	15,180,293	167,067	1,256,394	8,954,268	4,802,564
Loans and advances to customers	549,030	4,667	40,908	243,610	259,846
Bonds and other fixed-income securities	2,539,984	9,271	303,834	1,145,167	1,081,712

Total	18,592,719	504,416	1,601,137	10,343,045	6,144,121
Derivative financial instruments
Inflows	36,761,019	369,060	5,465,469	11,214,464	19,712,026
Outflows	(17,852,471)	(342,017)	(4,820,660)	(9,979,358)	(2,710,436)

Total	18,908,548	27,043	644,809	1,235,106	17,001,590
Guarantees purs. to § 1(2b) AFFG	4,533,077	88,128	991,880	2,765,274	687,794

Liquidity gap	(3,219,489)	(1,860,055)	(3,657,031)	(371,865)	2,669,462

Maturity structure - as at 31 December 2017

	Total	Up to	1 month		More than
€ thousand	outflows/inflows	1 month	to 1 year	1 to 5 years	5 years
Financial liabilities
Deposits from banks	(427,245)	(318,576)	(5,391)	(23,061)	(80,218)
Depositis from customers	(773,156)	(196,833)	(3,270)	(543,111)	(29,942)
Debt securities issued	(22,547,368)	(1,283,794)	(5,473,826)	(11,093,235)	(4,696,512)
Commitments to lend	—	(2,000)	(51,186)	(264,625)	317,811

Total	(23,747,769)	(1,801,203)	(5,533,673)	(11,924,032)	(4,488,861)
Derivative financial instruments
Outflows	(19,726,207)	(769,567)	(4,010,380)	(11,969,190)	(2,977,070)
Inflows	19,199,560	778,904	3,876,437	11,614,303	2,929,916

Total	(526,647)	9,337	(133,943)	(354,886)	(47,155)
Financial assets
Cash and cash equivalents	323,412	323,412	—	—	—
Loans and advances to banks	13,181,445	145,869	1,574,716	7,265,149	4,195,711
Loans and advances to customers	1,616,277	105,043	1,016,867	250,594	243,773
Bonds and other fixed-income securities	2,565,488	11,833	72,262	1,160,908	1,320,484

Total	17,686,621	586,156	2,663,845	8,676,651	5,759,969
Derivative financial instruments
Inflows	12,947,794	340,045	4,013,859	6,897,396	1,696,494
Outflows	(12,376,347)	(326,664)	(3,739,890)	(6,692,933)	(1,616,861)

Total	571,446	13,381	273,970	204,463	79,633
Guarantees purs. to § 1(2b) AFFG	4,120,498	130,436	811,450	2,482,953	695,658

Liquidity gap	(1,895,852)	(1,061,893)	(1,918,351)	(914,852)	1,999,244

Note 37 Scope of consolidation

The following shows all companies that are included in the financial statements of OeKB Group. In addition to the parent company Oesterreichische Kontrollbank AG, the following companies are fully consolidated: Oesterreichische Entwicklungsbank AG, Vienna (OeEB), and OeKB CSD GmbH, Vienna (OeKB CSD).

“Österreichischer Exportfonds” GmbH was merged into OeKB in July 2018 and the 2% stake in “Garage Am Hof” Ges.m.b.H. was sold in September 2018 (see Note 16).

Two companies were not consolidated (2017: 2) because they do not have a material influence on the asset, financial, or earnings position of the Group. The combined total assets of these two entities represent 0.02% of the Group’s consolidated total assets, and their combined profit for the year represents less than 0.10% of the Group’s consolidated profit for the year. The AGCS Gas Clearing and Settlement AG in which OeKB holds a share of 20% was not included in the equity-accounted investments because its results do not have a material effect on the item “Share of profit or loss of equity-accounted investments, net of tax” or on the item “Equity-accounted investments”. The subsidiary is included in the investments in other unconsolidated companies at fair value (proportionate equity), as is the case with the other energy clearing companies.

Number of companies consolidated or held at cost

	31 Dec 2018	31 Dec 2017
Fully consolidated companies	2	3
Equity-accounted investments	2	2
Investments in unconsolidated subsidiaries (recognised at fair value)	2	2
Investments in other unconsolidated companies (recognised at fair value)	10	11

Total	16	18

Companies wholly or partly owned by OeKB

Company name and registered office	Banking Act Category		Type of investment		Share- holding	Financial information
	Credit Institution/ Other Company	Segment structure [1]	Directly held	Indirectly held	In %	Reporting date of latest annual accounts	Balance sheet total as defined in the UGB, €‘000’	Equity as defined in sec. 224(3) UGB, €‘000’	Profit for the year, €‘000’	Share of OeKB Group at fair value
Fully consolidated companies
Oesterreichische Entwicklungsbank AG, Vienna	CI	E	x		100.00%	31 Dec 2018	835,663	40,235	6,761	40,235
OeKB CSD GmbH, Vienna	CI	C	x		100.00%	31 Dec 2018	30,734	27,865	5,623	27,865

Equity-accounted joint ventures
OeKB EH Beteiligungs- und Management AG, Vienna	OC	O	x		51.00%	31 Dec 2018	92,636	92,561	9,104	47,206
Acredia Versicherung AG, Vienna	OC	O		x	51.00%	31 Dec 2018	151,468	91,760	11,512	46,798
Acredia Services GmbH, Vienna	OC	O		x	51.00%	31 Dec 2018	13,825	12,343	2,478	6,295
Acredia Services D.O.O., Belgrade	OC	O		x	51.00%	31 Dec 2018	536	533	13	272
CCP Austria Abwicklungsstelle für Börsengeschäfte GmbH, Vienna	OC	C	x		50.00%	31 Dec 2018	46,550	12,494	782	6,247

Unconsolidated subsidiaries, recognised at fair value
OeKB Business Services GmbH, Vienna	OC	O	x		100.00%	31 Dec 2018	1,170	1,035	39	1,035
OeKB Zentraleuropa Holding GmbH, Vienna	OC	O	x		100.00%	31 Dec 2018	4,541	4,541	—	4,541

Investments in other unconsolidated companies, recognised at fair value
AGCS Gas Clearing and Settlement AG, Vienna	OC	C	x		20.00%	31 Dec 2017	19,397	4,493	860	899
APCS Power Clearing and Settlement AG, Vienna	OC	C	x		17.00%	31 Dec 2017	26,433	3,858	789	656
CISMO Clearing Integrated Services and Market Operations GmbH, Vienna	OC	C	x		18.50%	31 Dec 2017	4,089	2,811	2,011	520
OeMAG Abwicklungsstelle für Ökostrom AG, Vienna	OC	C	x		12.60%	31 Dec 2017	444,022	5,991	501	755
EXAA Abwicklungsstelle für Energieprodukte AG, Vienna	OC	C	x		8.06%	31 Dec 2017	6,159	2,638	220	213
CEESEG Aktiengesellschaft, Vienna	OC	C	x		6.60%	31 Dec 2017	378,550	372,627	29,383	26,148
Einlagensicherung AUSTRIA Ges.m.b.H., Vienna	OC	O	x		0.39%	31 Dec 2017	164	100	—	2
Einlagensicherung der Banken und Bankiers Gesellschaft m.b.H., Vienna	OC	O	x		0.40%	31 Dec 2017	585	77	—	0
European Financing Partners S.A., Luxembourg	OC	E	x		7.63%	31 Dec 2018	133,166	149	—	25
Interact Climate Change Facility S.A., Luxembourg	OC	E	x		7.69%	31 Dec 2018	213,971	147	21	6

[1]	E = Export Services, C = Capital Market Services, O = Other Services

No interests in investments other than subsidiaries and no interests in subsidiaries are listed on an exchange.

Note 38 Staff disclosures

During the financial year, the Group had an average of 410 full-time equivalents (2017: 402).

Note 39 Officer’s compensation and loans

The following table gives details of the aggregate compensation of the Executive Board and Supervisory Board members. The remuneration of the Executive Board includes salaries, a variable component based on the success of the company, benefits in kind, and payments for defined-contribution benefits after the end of the employment relationship.

Remuneration of the members of the Executive Board

€ thousand	2018	2017
Current benefits	(923)	(854)
Benefits due after the end of the employment relationship (termination benefits and pensions)	(249)	(227)
Other non-current benefits	(798)	(668)
Benefits relating to the end of the employment relationship	—	—

Total	(1,970)	(1,749)

Up until the previous year, expenses for termination benefits were recognised in an amount of € 0.1 million in “Benefits relating to the end of the employment relationship”. The standard also permits recognition in “Benefits due after the end of the employment relationship”. To facilitate a clearer presentation, we have decided to recognise the termination benefit and pension benefit expenses for the period together in “Benefits due after the end of the employment relationship” in future. The figures from the previous year were adjusted accordingly.

Remuneration of former members of the Executive Board and the Supervisory Board

€ thousand	2018	2017
Former members of the Executive Board	(1,572)	(1,197)
Members of the Supervisory Board	(192)	(191)

No active member of the Executive Board has entitlements under defined-benefit plans.

OeKB Group does not offer share-based payment.

The members of the Executive Board and Supervisory Board did not receive any loans or guarantees from OeKB Group during the financial year, as in the previous year.

Note 40 Other related party transactions

As a specialised institution for export services and capital market services, OeKB engages in many transactions with its shareholders such as acting as the “Hausbank” under the EFS and as an issuer of securities. In addition to share-holders, OeKB Group also defines companies that are controlled by the Group but not consolidated and companies that are recognised in the consolidated financial statements according to the equity method as related parties (see following table). Individuals who are considered related parties include the members of the Executive Board and Supervisory Board of Oesterreichische Kontrollbank AG (see Note 41). All of the following transactions are conducted at arm’s length terms.

The majority of loans and advances to banks (financial instruments under the EFS) pertain to transactions with share-holders of OeKB. The share of interest income generated by transactions with shareholders in 2018 came to € 81.2 million or 39.3% (2017: € 62.9 million or 20.2%).

The other financial assets are bonds that were publicly issued by the shareholders of OeKB. The fee and commission income from the investments in other unconsolidated companies results primarily from services relating to energy clearing.

Transactions between Oesterreichische Kontrollbank AG and fully consolidated subsidiaries are not disclosed in the consolidated financial statements because they are eliminated in the consolidation process.

The following balance sheet items include transactions with related parties of OeKB Group:

Related party transactions 2018

		Investments in
		unconsolidated
	Owners of	subsidiaries and	Equity-accounted
€ thousand	OeKB Group	other interests	investments
Other financial assets	18,477	—	—
Loans and advances to banks	13,596,793	—	—

Assets	13,615,270	—	—
Deposits from banks	35,382	—	—
Deposits from customers	—	23,541	26,478

Liabilities	35,382	23,541	26,478
Nominal amount of loan commitments, financial guarantees and other commitments	2,469,068	—	20,000
Interest income	81,180	—	—
Interest expenses	8,472	—	—
Income from investments	—	2,427	6,024
Fee and commission income	7,567	2,267	431
Other operating income	1,343	308	2,659

There were no transactions with the members of the Executive Board or Supervisory Board, as in the previous year.

Related party transactions 2017

		Investments in
		unconsolidated
	Owners of	subsidiaries and	Equity-accounted
€ thousand	OeKB Group	other interests	investments
Other financial assets	25,927	—	—
Loans and advances to banks	11,642,678	—	—

Assets	11,668,605	—	—
Deposits from banks	57,521	—	—
Deposits from customers	—	17,460	28,387

Liabilities	57,521	17,460	28,387
Nominal amount of loan commitments, financial guarantees and other commitments	2,476,743	—	20,000
Interest income	62,908	—	—
Interest expenses	6,031	—	—
Income from investments	—	2,983	5,198
Fee and commission income	7,450	2,516	93
Other operating income	1,281	362	3,079

The fee and commission income with the owners of OeKB Group was reported at € 403 thousand in the previous year. This was an error. We corrected the figure for the previous year by € 7,047 thousand to € 7,450 thousand.

The following table shows the shareholder structure of OeKB.

All registered shares in OeKB held by Bank für Tirol und Vorarlberg Aktiengesellschaft (BTV) were acquired from Beteiligungsholding 5000 GmbH (solely owned by BTV) effective 17 December 2018.

Ownership structure of Oesterreichische Kontrollbank AG at 31 December 2018

Shareholders	Number of
	shares held	Shareholding in %
CABET-Holding-GmbH, Vienna (UniCredit Bank Austria Group)	217,800	24.750%
UniCredit Bank Austria AG, Vienna	142,032	16.140%
Erste Bank der oesterreichischen Sparkassen AG, Vienna	113,432	12.890%
Schoellerbank Aktiengesellschaft, Vienna	72,688	8.260%
AVZ GmbH, Vienna	72,600	8.250%
Raiffeisen Bank International AG, Vienna	71,456	8.120%
BAWAG P.S.K. Bank für Arbeit und Wirtschaft und Österreichische Postsparkasse Aktiengesellschaft, Vienna	44,792	5.090%
Raiffeisen OeKB Beteiligungsgesellschaft mbH, Vienna	44,000	5.000%
Oberbank AG, Linz	34,224	3.889%
Beteiligungsholding 5000 GmbH, Innsbruck	26,888	3.055%
BKS Bank AG, Klagenfurt	26,888	3.055%
Volksbank Wien AG, Vienna	13,200	1.500%

Total shares	880,000	100.000%

Note 41 Board members and officials

Members of the Executive Board

Term of office
Name	from	to
Helmut Bernkopf	1 Aug 2016	31 Jul 2023
Angelika Sommer-Hemetsberger	1 Jan 2014	31 Dec 2023

Members of the Supervisory Board

Term of office
Position	Name	from	to

Chairman (since 17 Dec 2018)	Robert Zadrazil	19 May 2009	AGM 2021

First Vice Chairman	Walter Rothensteiner	2 Aug 1995	AGM 2021

Second Vice Chairman	Stefan Dörfler	18 May 2017	AGM 2022

Member	Rainer Borns	29 May 2018	AGM 2019

Member	Dieter Hengl	25 May 2011	AGM 2021

Member	Reinhard Karl	29 May 2018	AGM 2019

Member	Peter Lennkh	18 May 2017	AGM 2022

Member	Herbert Messinger	18 Dec 2012	AGM 2021

Member	Jozef Sikela	12 May 2015	AGM 2020

Member	Herta Stockbauer	21 May 2014	AGM 2019

Member	Herbert Tempsch	29 May 2013	AGM 2023

Member	Susanne Wendler	18 May 2017	AGM 2022

Member	Robert Wieselmayer	19 May 2016	AGM 2021

Member	Franz Zwickl	20 May 1999	AGM 2021

Member	Harald Brückl	18 May 2017	29 May 2018

Member	Claudia Höller	18 May 2017	29 May 2018

Chairman	Erich Hampel	1 Jan 2010	17 Dec 2018

AGM = Annual General Meeting

Employee representatives

Term of office
Position	Name	from	to

Chairman of the Staff Council	Martin Krull	14 Mar 2002	13 Mar 2023

Vice Chairwoman	Erna Scheriau	1 Apr 2001	13 Mar 2023

Member	Elisabeth Halys	1 Jul 2013	13 Mar 2023

Member	Ulrike Ritthaler	14 Mar 2014	13 Mar 2023

Member	Christoph Seper	14 Mar 2014	13 Mar 2023

Member	Markus Tichy	1 Jul 2011	13 Mar 2023

Member	Alexandra Griebl	14 Mar 2010	13 Mar 2018

Audit Committee

Position	Name

Chairman	Walther Rothensteiner

Member (since 17 Dec 2018)	Robert Zadrazil

Member	Martin Krull

Member (until 17 Dec 2018)	Erich Hampel

Working Committee

Position	Name

Chairman (since 17 Dec 2018)	Robert Zadrazil

Member	Walther Rothensteiner

Member	Martin Krull

Chairman (until 17 Dec 2018)	Erich Hampel

Compensation Committee

Position	Name

Chairman (since 17 Dec 2018)	Robert Zadrazil

Member	Walther Rothensteiner

Member	Stefan Dörfler

Member	Martin Krull

Member	Erna Scheriau

Chairman (until 17 Dec 2018)	Erich Hampel

Risk Committee

Position	Name

Chairwoman (since 17 Dec 2018)	Herta Stockbauer

Member (since 17 Dec 2018)	Robert Zadrazil

Member (since 17 Dec 2018)	Erna Scheriau

Chairman (until 17 Dec 2018)	Walther Rothensteiner

Member (until 17 Dec 2018)	Erich Hampel

Member (until 17 Dec 2018)	Martin Krull

Nomination Committee

Position	Name

Chairman (since 17 Dec 2018)	Robert Zadrazil

Member	Walther Rothensteiner

Member	Martin Krull

Chairman (until 17 Dec 2018)	Erich Hampel

Government commissioners

under § 76 of the Austrian Banking Act

Position	Name	Term of office since
Commissioner	Harald Waiglein	1 Jul 2012
Deputy Commissioner	Johann Kinast	1 Mar 2006

The above government commissioners are also representatives of the Austrian Minister of Finance under § 6 of the Export Financing Guarantees Act.

Government commissioners

under § 27 of the Articles of Association (supervision of bond cover pool)

Position	Name	Term of office since
Commissioner	Beate Schaffer	1 Nov 2013
Deputy Commissioner	Karl Flatz	1 Dec 2017

Note 42 Action for damages

The company was not aware of any actions for damages on the reporting date.

Note 43 Events after the balance sheet date

OeKB intends to purchase 68.75% of the shares in Österreichische Hotel- und Tourismusbank GmbH (ÖHT) from the current 50% shareholder UniCredit Bank Austria AG (UCBA) and the 18.75% shareholder Erste Bank der österreichischen Sparkassen AG (EBOe).

ÖHT is a special-purpose bank for financing and promoting investments in tourism. The registered office of this company is in the first district of Vienna. It boasts extensive sector expertise, having played a key role in the growth of the Austrian leisure industry as a financing and promotion institution. In addition to financing with low-interest facilities, ÖHT also offers its customers advice, especially in the areas of investment and financing. In addition to investment financing, it also offers advance financing for export receivables. Because of its business model, ÖHT is only subject to a limited number of the provisions of the Federal Banking Act pursuant to § 3(1)11 BWG, and is exempt from Regulation (EU) No. 575/2013 (CRR).

OeKB wishes to conclude a transfer agreement with the potential sellers that results in the acquisition of the shares by ÖHT as of the closing date. The agreement is to be subject to official approval and the submission of the annual financial statements as at 31 December 2018 with an approved and unqualified audit certificate. We expect the deal to close in the second quarter of 2019. On the closing date (time of purchase), OeKB AG is to assume 50% of the shares from UCBA and 18.75% of the shares from EBOe, thus becoming the majority shareholder of ÖHT.

OeKB is seeking to expand the Group’s strategic orientation as a central promotional agent with the planned transaction, and will be able to leverage internal synergies by allowing ÖHT to profit from the technical and structural advantages of OeKB Group. ÖHT prepares its annual financial statements according to the UGB and BWG. It only finances Austrian SMEs in the tourism industry in an amount of around € 962 million (as at 31 December 2017). ÖHT has also handled ERP loans and small ERP loans with a total volume of roughly € 424 million (as at 31 December 2017) in a fiduciary capacity. The refinancing for ÖHT is obtained primarily from Austrian banks. As at 31 December 2017, ÖHT had total assets of around € 980 million and equity in the amount of roughly € 32.6 million. The company generated net interest income of some € 4.3 million and net fee and commission income of € 2.7 million in the 2017 financial year. It also posted an other operational profit of € 1.2 million from the processing of the funding programmes as an agent of the federal and provincial governments. The general administrative expenses including write-downs came to around € 4.1 million. The operating profit and profit on ordinary business activities amounted to roughly € 4.1 million. After taxes, ÖHT achieved an annual profit of € 2.6 million as at 31 December 2017. Comparable results are expected for the 2018 financial year.

The consolidation of ÖHT into OeKB Group will increase the total assets by around € 900.0 million to € 950.0 million. This will result primarily from loans and advances to customers, deposits from banks, and equity. In the consolidated statement of comprehensive income, the net interest income will increase by around € 4.0 million, the fee and commission income by about € 3.0 million, the other operating income by roughly € 1.0 million, and the administrative expenses by approximately € 4.0 million. The profit and total comprehensive income for the year will increase by around € 4.0 million. Of the total comprehensive income for the year, € 2.8 million will be attributable to the owners of the parent. The transaction will have no material effect on the equity ratios of OeKB Group.

Note 44 Date of approval for publication

These financial statements will be submitted to the Supervisory Board for approval on 25 March 2019. Additional disclosures in accordance with Part 8 of Regulation (EU) No. 575/2013 (Disclosure Report, in German only) are provided on the OeKB website (www.oekb.at).

Vienna, 4 March 2019

Oesterreichische Kontrollbank Aktiengesellschaft

Signed by the Executive Board

HELMUT BERNKOPF	ANGELIKA SOMMER-HEMETSBERGER

Auditor’s Report

Report on the Consolidated Financial Statements

Audit Opinion

We have audited the consolidated financial statements of

Oesterreichische Kontrollbank Aktiengesellschaft,

Vienna, Austria

and its subsidiaries (the Group), which comprise the consolidated balance sheet as of 31 December 2018, and the consolidated statement of profit or loss and other comprehensive income, the consolidated cash flow statement and the consolidated statement of changes in equity for the year then ended, and the Notes to the consolidated financial statements.

In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Group as at 31 December 2018, and its consolidated financial performance and consolidated cash flows for the year then ended in accordance with International Financial Reporting Standards (IFRSs) as adopted by the EU, and the additional requirements pursuant to Section 245a UGB (Austrian Commercial Code) and Section 59a BWG (Austrian Banking Act).

Basis for our Opinion

We conducted our audit in accordance with the EU Regulation 537/2014 (“EU Regulation”) and Austrian Standards on Auditing. These standards require the audit to be conducted in accordance with International Standards on Auditing (ISAs). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities” section of our report. We are independent of the audited Group in accordance with Austrian company law and professional regulations, and we have fulfilled our other responsibilities under those relevant ethical requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Key Audit Matters

Key audit matters are those matters that, in our professional judgment, were of most significance in our audit of the consolidated financial statements. These matters were addressed in the context of our audit of the consolidated financial statements as a whole, however, we do not provide a separate opinion thereon.

Loans and advances to banks and to customers of the Export Financing Scheme

Refer to Note 1 General Information.

Risk for the Financial Statements

As of 31 December 2018 loans and advances to banks and to customers of the Export Financing Scheme (EFS) amount to 19.205,7 Mio EUR, or 66,9 % of total assets.

The OeKB Export Financing Scheme is to fund export credits extended by Austrian and foreign banks participating in the scheme (with OeKB refinancing bank lending to the customer) preconditioned the Austrian and foreign banks comply with the credit rating criteria of OeKB (“house bank status”) and above all the legal requirements for assuming liability by the Republic of Austria in terms of the transactions as well as the requirements for administration and processing (collateral management) are fulfilled.

Essential criteria for recognition and valuation of loans and advances to banks and to customers of the EFS is consequently the verifcation of legal as well as contractual criteria by OeKB’s management. Therefore management established processes and internal controls heavily dependent on complex IT systems. Failures increase administration risk and can also impact valuation of loans and advances to banks and to customers of the EFS within the consolidated financial statements of OeKB Group.

Our Response

We analyzed the processes in the respective operating departments verifying the existance of the legal and contractual requirements in order to ensure the adequate valuation of loans and advances to banks and to customers of the EFS within the consolidated financial statements of OeKB Group. Furthermore we analyzed the relevant processes, key automated and manual controls within these processes in the respective operating departments. In assessing and testing of “design & implementation” as well as “operating effectiveness” of the directors’ key controls in areas relevant for the audit of the financial statements. We have focused on the following key controls: (1) Implementation and compliance of key manual controls with legal requirements for assuming liability by the Republic of Austria in terms of the transactions as well as the requirements for administration and processing are fulfilled; (2) Automatic adjustment of the amount of the loan with the deposited liability; (3) General IT controls for SAP, especially access protection, change management.

Determination of Fair Values of Financial Instruments

Refer to Note 3 Determininig of fair value.

Risk for the Consolidated Financial Statements

As of 31 December 2018, financial assets measured and carried at fair value represented 8.584,5 Mio EUR; ie 30 % of total assets of the OeKB Group and financial liabilities measured and carried at fair value represented 19.437,6 Mio EUR; ie 68 % of total liabilities of the OeKB Group.

The fair value of financial instruments without stock exchange quotations is determined through the application of valuation techniques which often involve the exercise of judgement by the directors and the use of assumptions and estimates therefore representing a risk of misstatement for the consolidated financial statements.

Our Response

Our audit procedures included the assessment of relevant controls over the identification, measurement and management of valuation risk and evaluating the methodologies, inputs and assumptions and estimates used by the management of OeKB Group in determining fair values.

With the assistance of our own valuation specialists, we critically assessed the assumptions and models used and reperformed an independent valuation assessment (esp for debt securities in issue and derivative financial instruments), by reference to what we considered to be available alternative methods and sensitivities to key factors. For a sample of valuation inputs we compared that against independent sources and externally available market data and critically assessed the appropriateness of the models and inputs.

We also considered whether the consolidated financial statement disclosures appropriately reflect the OeKB Group’s exposure to financial instrument valuation risk.

Responsibilities of Management Audit Committee for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards (IFRSs) as adopted by the EU, the additional requirements pursuant to Section 245a UGB (Austrian Commercial Code) as well as other legal or regulatory requirements and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Management is also responsible for assessing the Group’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting, unless management either intents to liquidate the Group or to cease operations, or has no realistic alternative but to do so.

The audit committee is responsible for overseeing the Group’s financial reporting process.

Auditors’ Responsibilities

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement – whether due to fraud or error – and to issue an auditor’s report that includes our audit opinion. Reasonable assurance represents a high level of assurance, but provides no guarantee that an audit conducted in accordance with the EU Regulation and Austrian Standards on Auditing (and therefore ISAs), will always detect a material misstatement, if any. Misstatements may result from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with the EU Regulation and Austrian Standards on Auditing, we exercise professional judgment and maintain professional skepticism throughout the audit.

Moreover:

•

We identify and assess the risks of material misstatement in the consolidated financial statements, whether due to fraud or error, we design and perform audit procedures responsive to those risks and obtain sufficient and appropriate audit evidence to serve as a basis for our audit opinion. The risk of not detecting material misstatements resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misprepresentations or override of internal control.

•

We obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control.

•	We evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•

We conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Group’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our audit report to the respective note in the consolidated financial statements. If such disclosures are not appropriate, we will modify our audit opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Group to cease to continue as a going concern.

•

We evaluate the overall presentation, structure and content of the consolidated financial statements, including the notes, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

•

We obtain sufficient appropriate audit evidence regarding the financial information of the entities and business activities within the Group to express an opinion on the consolidated financial statements. We are responsible for the direction, supervision and performance of the group audit. We remain solely responsible for our audit opinion.

•

We communicate with the audit committee regarding, amongst other matters, the planned scope and timing of our audit as well as significant findings, including any significant deficiencies in internal control that we identify during our audit.

•

We communicate to the audit committee that we have complied with the relevant professional requirements in respect of our independence, that we will report any relationships and other events that could reasonably affect our independence and, where appropriate, the related safeguards.

•

From the matters communicated with the audit committee, we determine those matters that were of most signifycance in the audit i.e. key audit matters. We describe these key audit matters in our auditor’s report unless laws or other legal regulations preclude public disclosure about the matter or when in very rare cases, we determine that a matter should not be included in our audit report because the negative consequences of doing so would reasonably be expected to outweigh the public benefits of such communication.

Report on Other Legal Requirements

Group Management Report

In accordance with the Austrian Generally Accepted Accounting Principles, the group management report is to be audited as to whether it is consistent with the consolidated financial statements and prepared in accordance with legal requirements.

Management is responsible for the preparation of the group management report in accordance with the Austrian Generally Accepted Accounting Principles and other legal or regulatory requirements.

We have conducted our audit in accordance with generally accepted standards on the audit of group management reports as applied in Austria.

Opinion

In our opinion, the group management report is consistent with the consolidated financial statements and has been prepared in accordance with legal requirements.

Statement

Based on our knowledge gained in the course of the audit of the consolidated financial statements and our understandding of the Group and its environment, we did not note any material misstatements in the group management report.

Additional Information in accordance with Article 10 EU Regulation

At the Annual General Meeting dated 18 May 2017, we were elected as group auditors. We were appointed by the Supervisory Board on 6 Juni 2017. We have been the Group’s auditors from the year ended 31 December 1995, without interruption.

We declare that our opinion expressed in the “Report on the Consolidated Financial Statements” section of our report is consistent with our additional report to the Audit Committee, in accordance with Article 11 EU Regulation.

We declare that we have not provided any prohibited non-audit services (Article 5 Paragraph 1 EU Regulation) and that we have ensured our independence throughout the course of the audit, from the audited Group.

Engagement Partner

The engagement partner is Mr. Mag. Wilhelm Kovsca.

Vienna, 4 March 2019

KPMG Austria GmbH

Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

signed by

MAG. WILHELM KOVSCA
Wirtschaftsprüfer
Austrian Chartered Accountant

This report is a translation of the original report in German, which is solely valid.

The consolidated financial statements together with our auditor’s opinion may only be published if the consolidated financial statements and the group management report are identical with the audited version attached to this report. Section 281 Paragraph 2 UGB (Austrian Commercial Code) applies.

REPUBLIC OF AUSTRIA

MAP OF AUSTRIA

GENERAL

The Republic of Austria is situated in Central Europe. It shares borders with:

•	Switzerland and Liechtenstein in the west,

•	the Federal Republic of Germany, the Czech Republic and the Slovak Republic in the north,

•	Hungary in the east, and

•	Slovenia and Italy in the south.

The population of Austria in 2018 was approximately 8,800,000, according to Statistik Austria estimates. From 2010 to 2018, Austria’s population increased by 5.6%. Vienna, the capital, had a population of 1.9 million in 2018.

Austria has an area of 32,383 square miles. The western and southern regions of Austria, containing the Austrian Alps, are mountainous and heavily forested. There are fertile plains in the eastern parts of the country and in the valley of the Danube River, which flows through Austria for a distance of 217 miles.

The present Austrian frontiers were determined by the Treaty of St. Germain in 1919. The occupation of Austria following World War II was ended by the State Treaty for the Re-establishment of an Independent and Democratic Austria in 1955. The treaty limits the manufacture and possession by Austria of certain types of military weapons, including atomic weapons.

FORM OF GOVERNMENT

Under the Austrian Federal Constitution Act of 1920, as amended in 1929 (the “Constitution”), Austria is a democratic and federal republic, with legislative and executive powers divided between the federal government and the nine constituent provinces.

The legislative power of the federal government is vested in a bi-cameral legislature consisting of the Nationalrat and the Bundesrat. The members of the Nationalrat are elected for a period of five years by direct, secret, popular suffrage under a system of proportional representation. The Nationalrat may be dissolved before the termination of the term of five years for which it is elected, by its own action or, in certain circumstances, by the Federal President. The present Nationalrat was elected on October 15, 2017. The members of the Bundesrat are elected periodically by the legislatures of the provinces in proportion to the populations of the nine provinces.

The executive powers of the federal government are vested in the Federal President, the Chancellor and the Cabinet. The Federal President is elected by direct, secret, popular suffrage for a term of six years. Dr. Alexander Van der Bellen was elected Federal President on December 4, 2016 and assumed office on January 26, 2017. The chief constitutional powers of the Federal President are the appointment of the Chancellor and his Cabinet and the dissolution of the Nationalrat. On May 18, 2019, the incumbent Chancellor Sebastian Kurz of the Austrian People’s Party terminated the ruling coalition government with the Austrian Freedom Party in the wake of the resignation of the former Vice-Chancellor and head of the Austrian Freedom Party, Heinz-Christian Strache. At the same time, Chancellor Kurz asked President Van der Bellen to initiate new elections for the Nationalrat. On May 27, 2019, a vote of no confidence led to the removal of Mr. Kurz as Chancellor. Subsequently, President Van der Bellen appointed an interim administration led by Mrs. Brigitte Bierlein, the former head of Austria’s Constitutional Court, until a Chancellor is appointed after the elections, which will take place on September 29, 2019.

The judicial power is exercised by the federal courts. Courts of last resort are provided for questions of civil and criminal law and for questions of administrative law. A separate constitutional court has primary competence to determine the constitutionality of all legislative and administrative acts of the federal government and the provinces.

POLITICAL PARTIES

The following table shows the political affiliations of the members of the Nationalrat after the most recent elections and the current composition of the Bundesrat.

	Nationalrat				Bundesrat
	2006 Elections	2008 Elections	2013 Elections	2017 Elections	Composition since June 2019
Austrian People’s Party (ÖVP)	66	51	47	62	22
Social Democratic Party of Austria (SPÖ)	68	57	52	52	21
Freedom Party of Austria (FPÖ)	21	34	40	51	15
The New Austria (NEOS)	—	—	9	10	—
Peter Pilz List (PILZ)	—	—	—	8	—
The Greens (GRÜNE)	21	20	24	—	2
Team Frank Stronach (FRANK)	—	—	11	—	—
Alliance for the Future of Austria (BZÖ)	7	21	—	—	—
Without party affiliation	—	—	—	—	1
Total	183	183	183	183	61

SOURCE: Data published by the Parliament of Austria.

MEMBERSHIP IN INTERNATIONAL ORGANIZATIONS

Austria is a member of many international organizations, including:

•

the United Nations and of all of its affiliated organizations. Three of these organizations, the International Atomic Energy Agency, the United Nations Industrial Development Organization and the United Nations Office for Drug Control and Crime Prevention have their headquarters in Vienna.

•	the European Union (“EU”),

•	the European Stability Mechanism (“ESM”),

•	the International Monetary Fund (“IMF”),

•	the International Bank for Reconstruction and Development (“IBRD”),

•	the Multilateral Investment Guarantee Agency (“MIGA”),

•	the International Finance Corporation (“IFC”),

•	the International Development Association (“IDA”),

•	the Asian Development Bank (“ADB”),

•	the Asian Development Fund (“ADF”),

•	the Inter-American Development Bank (“IDB”),

•	the Fund for Special Operations (“FSO”),

•	the Inter-American Investment Corporation (“IIC”),

•	the African Development Fund (“AfDF”),

•	the African Development Bank (“AfDB”),

•	the European Bank for Reconstruction and Development (“ERBD”),

•	the European Investment Bank (“EIB”),

•	the Organization for Economic Cooperation and Development (“OECD”),

•	the Council of Europe,

•	the International Energy Agency,

•	the International Fund for Agricultural Development (“IFAD”),

•	the Common Fund for Commodities (“CF”), and

•	the Global Environment Facility (“GEF”).

Austria is a founding member of the World Trade Organization (“WTO”) and was previously a party to the General Agreement on Tariffs and Trade (“GATT”). Austria is a founding member of the Asian Infrastructure Investment Bank (“AIIB”).

Vienna is recognized as a center for international conferences and has served as the site of numerous United Nations meetings as well as Strategic Arms Limitation Talks. The headquarters of the Organization of the Petroleum Exporting Countries (“OPEC”) are located in Vienna.

THE ECONOMY

General

Austria has a highly developed and diversified economy. Industry, which consists of manufacturing and mining, construction, energy and water supply, accounted for 28.5% of the gross value added at current prices in 2018. Industrial development has been favored by the availability of domestic sources of electric power and raw materials. The service sector accounted for 70.2% of GDP in 2018, with tourism playing an important role, while agriculture and forestry produced 1.3% of gross value added.

Gross Domestic Product

The following table shows the major sectors of Austria’s gross domestic product (GDP) for the years 2014 through 2018. The 2018 GDP at current prices totaled EUR 386.1 billion, representing a 4.4% increase over 2017. In 2018, real GDP (reference year 2010) totaled EUR 335.7 billion, representing a 2.7% increase over 2017. The increase in GDP in 2018 was driven by domestic demand and exports.

GROSS DOMESTIC PRODUCT(1)

	2014	2015	2016	2017	2018	Percentage of 2018 total gross value added
	(Billions of euros at current prices)
Agriculture, forestry and fishing	4.0	3.9	4.0	4.4	4.5	1.3
Industry:
Mining and quarrying	1.4	1.1	1.0	1.1	1.2	0.3
Manufacturing	55.2	57.5	59.5	61.5	63.9	18.5
Electricity, gas and water supply, waste management	9.0	8.9	9.3	9.8	10.9	3.1
Construction	19.0	19.2	19.9	21.0	22.2	6.4

Total Industry	84.5	86.7	89.8	93.5	98.2	28.5
Service activities:
Wholesale and retail trade	36.6	37.5	38.2	39.8	41.0	11.9
Transportation and storage	16.8	17.4	18.0	18.4	19.1	5.5
Accommodation and food service activities	15.1	15.7	16.7	17.3	18.7	5.4
Information and communication	10.4	10.7	11.3	11.7	12.0	3.5
Financial and insurance activities	13.0	13.5	13.1	13.3	13.7	4.0
Real estate activities	28.7	29.9	31.1	32.5	34.5	10.0
Other business activities	28.0	29.2	30.8	32.2	31.1	9.9
Public administration(2)	51.6	53.7	55.8	57.5	59.6	17.3
Other service activities	8.5	8.8	8.9	9.1	9.4	2.7

Total service activities	208.7	216.5	223.9	232.0	242.1	70.2
Total gross value added	297.2	307.0	317.6	329.9	344.8	100.0

Taxes less subsidies on products	35.9	37.2	38.6	40.0	41.3

Gross domestic product Value	333.1	344.3	356.2	369.9	386.1

Volume(3)	308.7	312.3	318.6	326.7	335.7
Percentage change in gross domestic product over preceding year
Value	2.9	3.3	3.5	3.8	4.4
Volume(3)	0.7	1.1	2.0	2.6	2.7

(1)	European System of Accounts (ESA) 2010 basis. Amounts may not add due to rounding.
(2)	Including defense, compulsory social security, education, human health and social work activities.
(3)	Chained series, reference year 2010.

SOURCE: WDS - WIFO Data System, Macrobond.

These GDP results are based on the European System of Accounts in the version of 2010 (“ESA 2010”), which became legally binding in September 2014. The ESA 2010 defines for all member states of the European Union which concepts, definitions and accounting rules have to be applied in compiling their national accounts in order to make the data comparable at an international level.

Domestic Expenditure

The following table shows the total goods and services available for domestic expenditure and the total domestic expenditure for goods and services at current prices for the years 2014 through 2018.

DOMESTIC EXPENDITURE(1)

	2014	2015	2016	2017	2018	Percentage of 2018 gross domestic product
	(Billions of euros at current prices)
Gross domestic product	331.1	344.3	356.2	369.9	386.1	100.0
Add: Imports	167.0	169.9	173.3	187.3	196.7	51.0

Total demand	500.1	514.1	529.6	557.2	582.8	151.0
Less: Exports	177.9	182.8	186.5	198.8	210.6	54.5
Total domestic demand	322.3	331.3	343.1	358.5	372.2	96.4
Domestic expenditure:
Consumption expenditure:
Households(2)	177.9	181.4	186.4	192.3	199.5	51.7
General government	66.0	68.0	70.3	72.3	74.1	19.2

Final consumption expenditure	243.9	249.4	256.6	264.7	273.6	70.9
Investment:
Machinery and equipment(3)	23.8	25.0	27.9	29.4	30.6	7.9
Construction	35.8	36.4	37.2	39.4	41.9	10.9
Other investment(4)	15.9	16.7	17.6	18.6	19.7	5.1

Gross fixed capital formation	75.5	78.1	82.7	87.4	92.2	23.9
Changes in inventories(5)	2.9	3.8	3.9	5.6	5.6	1.4

Gross capital formation	78.4	82.0	86.7	93.0	97.8	25.3
Statistical discrepancy	0.0	0.0	-0.2	0.8	0.8	0.2
Gross domestic final expenditure	322.3	331.3	343.1	358.5	372.2	96.4

(1)	ESA 2010 basis. Amounts may not add due to rounding.
(2)	Including non-profit institutions serving households.
(3)	Including weapon systems.
(4)	Intellectual property products and cultivated biological resources.
(5)	Including acquisition less disposals of valuables.

SOURCE: WDS - WIFO Data System, Macrobond.

Productivity, Wages, Wholesale Prices and Cost of Living

The following table sets forth for Austria the indices of productivity and gross wages and salaries per worker and employee and wholesale and consumer prices (based on the HICP-index), and the respective percentage increases over the previous period for the years 2014 through 2018.

PRODUCTIVITY, WAGE AND PRICE INDICES(1)

	Productivity Real GDP per person employed		Wages and salaries per employee		Wholesale prices		Consumer prices
	Index (2010 = 100)	Percentage increase over previous year	Index (2010 = 100)	Percentage increase over previous year	Index (2010 = 100)	Percentage increase over previous year	Index (2010 = 100)	Percentage increase over previous year
2014	100.0	–0.3	108.3	+1.7	107.6	-1.9	110.0	+1.5
2015	100.4	+0.4	110.5	+2.0	103.6	-3.6	110.9	+0.8
2016	101.0	+0.6	113.0	+2.3	101.2	-2.4	112.0	+1.0
2017	101.8	+0.8	114.6	+1.4	105.9	+4.7	114.5	+2.2
2018	102.9	+1.1	117.5	+2.5	110.3	+4.2	116.9	+2.1

(1)	Indices based on average of monthly data for the periods indicated.

SOURCE: WDS - WIFO Data System, Macrobond.

Industry

In 2018, manufacturing accounted for 18.5% of gross value added. Thus, the contribution of manufacturing to Austria’s GDP is higher than the average in European Union member states. Austria’s share of the European Union’s (28 countries) manufacturing output increased between 2006 and 2018 from 2.6% to 2.8%. The gross value added per employee was the sixth highest among the 28 member states of the European Union in 2016. In terms of contribution to GDP, machinery and equipment remained the largest sector within the industrial sector in 2017, followed by metals and metal products. The primary contributors to the Austrian exports industry are the motor vehicles industry, the machinery industry and the basic metal products industry. The export intensity in Austrian manufacturing is high. In 2018, approximately 21% of exports went to non-European destination countries, primarily in Asia and the Americas, but the EU-28 countries remained the main destination for Austrian exports, capturing approximately 70% of Austrian exports. In 2018, R&D expenditures were above the European Union average, amounting to 3.17% of GDP.

In 2018, an average of 261,400 individuals was engaged in construction, representing 7.1% of Austria’s wage and salary earners. Construction accounted for 6.4% of gross value added in 2018.

Banking, Insurance, Real Estate and Business Services

The Single Market program of the European Union has increased competition within Austria’s financial services industry and led to a series of mergers and consolidations. Automatization and widespread use of internet banking has accelerated the pace of adjustment. Consequently, the number of banks declined from 923 in 2000 to 597 in 2018 and the number of branches was reduced by 917. By mid-2018, the total exposure of Austrian banks towards Central, Eastern and Southeastern Europe (“CESEE”) according to the Bank for International Settlements was at EUR 218 billion, which amounts to 59% of Austrian GDP. Due to methodological adjustments in data collection, the comparability with earlier figures is limited. Banking profitability in Austria declined in 2018; full year estimates for 2018 showed operating profits down by -7.3%. Moderate increases in net interest earnings and income from fees were compensated by lower income from investment and strong cost dynamics. The mid-2018 figures for the profitability of Austrian banks in terms of total assets was 0.8%, which is about 70% above the European Union average. Consequently, Austrian banks successfully improved their consolidated tier 1 capital ratio towards 15.5% (in the third quarter of 2018, 15.3% third quarter 2017).

The period of subdued growth in insurance business continued during 2018. Based on preliminary figures, total premium income improved by 1.2%. Despite healthy growth in the non-life business (+3.5%), low interest rates and high liquidity preferences still led to a drop in life insurance business (-3.6%). Given low yields on fixed income assets, private households still hesitate to tie substantial funds in life insurance policies with comparably long maturities and high termination costs in case of premature cancellation. Additionally, insurance companies fret about the consequences of guaranties embedded in classic life insurance contracts on their solvency capital requirement; this led to a further reduction of single premium payments by 15%. Profitability in the sector relies on improved technical results rather than higher returns on financial assets. In 2018, the claims ratio in non-life business was 62.1%, 1.2 percentage points below the lowest level to date (2016: 63.3%).

In 2018, financial and insurance activities contributed 4.0% to Austrian gross value added at current prices.

Energy

The following table shows Austria’s domestic production and consumption of primary energy and the ratio of domestic production to consumption for the years 2014 through 2017.

DOMESTIC PRODUCTION AND CONSUMPTION OF PRIMARY ENERGY

	2014	2015	2016	2017
	(Tera Joules)
Indigenous primary production:
Electricity	0	0	0	0
Oil and oil products	41,475	37,174	33,661	31,225
Natural gas	45,265	43,205	40,407	43,665
Coal, coke and lignite	4	4	0	0
Renewable energy(1)	428,738	424,802	440,191	441,047

Total(2)	515,483	505,186	514,258	515,936

Gross domestic consumption(3):
Electricity	197,696	190,536	192,204	189,933
Oil and oil products	500,299	501,483	512,744	514,997
Natural gas	269,816	287,699	298,001	325,584
Coal, coke and lignite	125,624	135,769	125,927	130,507
Renewable Energy(1)	284,091	287,644	285,142	280,833

Total(2)	1,377,526	1,403,131	1,414,018	1,441,854

Indigenous primary production as a percentage of gross domestic consumption	37.4	36.0	36.4	35.8

(1)	Hydropower, wind and photovoltaic, waste, fuelwood, biofuels, ambient heat etc.
(2)	Amounts may not add due to rounding.
(3)	Taking into account changes in inventories of producers, intermediaries and importers, as well as exchanges with other countries excluding changes in inventories of ultimate consumers.

While the reliance on oil, oil products and hydroelectric power as a percentage of total domestic consumption has been relatively stable, the use of natural gas and renewable energy including biomass has increased. In the foreseeable future, Austria will have to continue importing significant amounts of electric and non-renewable energy products in order to meet its demand.

In 2018, 0.682 million metric tons of crude oil (including natural gas liquids) were produced in Austria, amounting to 7.5% of the observed refinery intake. The production of natural gas from domestic sources covered 12.8% of total natural gas consumption. According to the Geological Survey, Austria had proven (and potentially available) reserves of 7.6 billion m3 of natural gas (excluding inert gas) and of 5.6 million tons of crude oil at the end of 2017. OMV AG (“OMV”), formerly Osterreichische Mineralölverwaltung AG, is an integrated oil and chemical company responsible for the largest part of the exploration and drilling activities in Austria and owns and operates Austria’s only oil refinery, located in Schwechat, near Vienna. OMV is partly, and indirectly, state-owned. Foreign companies have the major share of the market for petroleum products in Austria.

In 2018, Austria generated 2.2% less hydro-electricity than in 2017, and 9.9% less wind-based electricity (Total Gross Domestic Production of electricity –3.7% against 2017). Austria remained a net importer of electricity (net imports of total electricity more than tripled compared to 2010). Since 1978, following a national referendum, Austrian law has forbidden the use of nuclear power as a source of energy.

In 2018, expenditures for imported energy accounted for 3.3% of Austria’s gross domestic product. Kazakhstan, Libya, Iran, Azerbaijan and Iraq were the principal suppliers of crude oil to Austria in 2018. In that year, 77.8% of all natural gas imports came from Russia and 16.1% came from Germany (by value), whereas the share of Norwegian gas imports under the Troll-Gas-Sales Agreement reached only 0.2%. Coal and coke were imported mainly from Poland.

Austria’s reliance on Russia for approximately two-thirds of its natural gas supply exposes Austria to the risk of supply disruptions and increases in gas prices, which could have an adverse effect on Austria’s industry and a large portion of its population, which relies on natural gas for electricity and heating. Various events, including international conflicts and natural disasters, can lead to disruptions in the supply of natural gas from Russia. In early January 2009, for example, as a result of a dispute between Russia and Ukraine, which is a transit country for the gas pipeline between Russia and Austria, Russia’s gas supply to Austria fell by up to 90% during an approximately two-week period. In order to address supply disruptions in the short-term, RAG Rohöl-Aufsuchungs Aktiengesellschaft, an Austrian natural gas storage operator, increased its natural gas storage volumes. In addition, Austrian authorities issued regulations requiring major industrial gas consumers, such as gas-fired power plants, to reduce gas consumption in the event of supply disruptions.

Agriculture and Forestry

Almost half of Austria’s surface area is used for agriculture and animal breeding. Domestic agricultural production covers approximately 90% of the country’s food consumption. In 2018, animal output (e.g., livestock raising and dairy operations) accounted for about 46% of total agricultural production.

Austria has one of the largest forest areas in Europe. About 44% of its surface area, or approximately 14,200 square miles, are forested. Exports of lumber and forest products, including paper, paperboard and pulp, represented 6.1% of Austria’s exports in 2018.

In 2018, an average of approximately 154,000 individuals was employed in agriculture and forestry, representing 3.9% of Austria’s labor force (measured as full-time equivalents).

Tourism

Austria’s tourism industry benefits from being a year-round destination with peaks emerging in the winter and summer seasons. A large number of international, but also domestic tourists are attracted by the country’s multifaceted natural and scenic attractions, as well as the rich traditions in arts and science.

In 2018, the total number of overnight stays amounted to 149.8 million, corresponding to an increase of 3.7% compared to the previous year. Domestic tourists accounted for 26.3% of total overnight stays (corresponding to 39.4 million, a gain by 2.2%), while non-resident guests had a share of 73.7% (equivalent to 110.4 million, reflecting an increase of 4.2% compared to 2017). The highest relative gains in foreign overnight demand were generated by visitors from Ukraine (+24.2%), Taiwan (+18.6%), Ireland (+13.3%), Southeast Asia (+11.0%), Bulgaria (+10.7%), Israel (+10.4%), the People’s Republic of China (+10.1%), Slovakia (+9.3%), Hungary (+9,1%), India (+8.3%), Czech Republic (+8.2%), the United States (+8.0%), Spain (+7.0%), Saudi Arabia (+6.9%), Poland (+6.8%), Canada (+6.7%), Romania (+6.6%), Slovenia (+6.1%) and Japan (+5.8%). Altogether, these source countries have a market share of 15.9% in total foreign overnight demand. Demand from Austria’s most important source market, Germany (+5.1% in overnight stays; market share of 51.0%), grew also above average, while the number of overnight stays by tourists from the Netherlands rose only moderately (+2.8%; market share of 9.1%). Considering further source countries important for the Austrian tourism, in 2018, more nights were spent by visitors from Russia (+4.4%), the United Kingdom and Belgium (+1.6% each). Demand from Sweden (–0.2%) and France (–0.4%) remained stable. Overnight stays from Denmark, Italy and Switzerland declined slightly (–1.1% to –1.7%).

Based on nominal tourism exports of the 28 EU countries, in 2018, Austria attained a market share of 4.57% (2017: 4.61%).

The following table shows the total number of overnight stays by foreign tourists in Austria and international tourism receipts derived therefrom.

OVERNIGHT STAYS BY FOREIGNERS AND

RELATED FOREIGN EXCHANGE RECEIPTS

	2014	2015	2016	2017	2018
Overnight stays by foreign visitors (thousands)	96,233	98,824	102,863	105,977	110,430
International tourism receipts(1) (millions of Euros)	17,446	18,355	18,963	19,950	21,127

(1)	Including international transport.

SOURCE: WDS—WIFO Data System, Macrobond.

The Role of Government in the Economy

The industries and companies under state ownership formerly included the entire coal, iron ore, and iron and steel industries and a large part of the non-ferrous metals and oil and natural gas industries, as well as a number of companies producing machinery and vehicles, electrical machinery and equipment, and chemicals and chemical products. Austria vested the administration of ownership interests in these nationalized industries in the Österreichische Industrieholding Aktiengesellschaft (“ÖIAG”). In 1993 ÖIAG began with the privatization of companies or groups of companies owned by it. Since then, ÖIAG has carried out numerous privatization transactions including successfully floating holdings on the stock exchange. In March 2015, ÖIAG was converted into a limited liability company and renamed Österreichische Bundes- und Industriebeteiligungen GmbH (“ÖBIB”). With effect from February 20, 2019, ÖBIB was converted into a joint stock company and renamed Österreichische Beteiligungs AG (“ÖBAG”). ÖBAG is wholly-owned by the Republic of Austria.

ÖBAG holds interests in the three listed companies OMV AG (31.50%), Telekom Austria AG (28.42%), and Österreichische Post AG (52.85%). Regarding these holdings:

•	OMV AG is engaged in the exploration, development and refining of oil and gas, as well as the production of chemicals for use in the fertilizer industry.

•	Telekom Austria AG is Austria’s largest telecommunications group, providing fixed network, mobile communications, data communications and internet services.

•	Österreichische Post AG is Austria’s leading service provider in mail carriage.

Furthermore, ÖBAG owns stakes in Casinos Austria AG (33.24%) and in APK Pensionskasse (32.92%) and is the sole owner of Bundesimmobiliengesellschaft m.b.H. (BIG), Finanzmarktbeteiligung AG des Bundes in Liquidation (FIMBAG), GKB-Bergbau GmbH, IMIB Immobilien- und Industriebeteiligungen GmbH and Schoeller-Bleckmann GmbH. ÖBAG also manages the 51.00% stake in VERBUND AG, Austria’s largest electricity provider, that is owned by the Republic of Austria.

ÖBB-Holding AG, the holding company of the Austrian national railway system, is wholly owned by the Republic of Austria.

Labor and Social Legislation

Austria’s average active population (men between the ages of 15 and 65 and women between the ages of 15 and 60) in 2018 was estimated at approximately 5.6 million individuals, and the Austrian labor force (wage and salary earners, self-employed individuals and unemployed individuals) was estimated at 4.6 million.

In recent years, a substantial number of foreign workers have been employed in Austria. An average of approximately 0.8 million of foreign workers were employed in Austria in 2018, representing 20.1% of the employees. Approximately 20% of the foreign workers are citizens of the countries comprising the former Yugoslavia (without Slovenia and Croatia), 41% of the workers are from the eight Central and Eastern European countries Bulgaria, Czech Republic, Hungary, Poland, Romania, Slovenia, Croatia and Slovakia, about 14% are citizens of Germany and approximately 8% are citizens of Turkey.

The rate of unemployment (according to Eurostat Labour Force Survey), as a percentage of the total number of wage and salary earners, including self-employed and unemployed, was 5.5% in 2017. In 2018, the average number of unemployed was approximately 0.22 million, representing 4.9% of the labor force.

The following table sets forth certain information relating to unemployment and wage increases for the years 2043 through 2018:

	2014	2015	2016	2017	2018
	(%)
Unemployment rate (according to Eurostat Labour Force Survey)	5.6	5.7	6.0	5.5	4.9
Index increase of agreed scale wages	+2.4	+2.2	+1.6	+1.5	+2.6

SOURCE: Eurostat, WDS—WIFO Data System, Macrobond.

In 2018, the majority of the total employed population (73.9%) had a job in the tertiary sector. Another 21.8% were working in the secondary sector and 4.3% in the primary sector.

The following table sets forth certain information relating to employment for the years 2014 through 2018:

	2014	2015	2016	2017	2018
	(As % of total employment)
Primary sector	5.3	5.0	4.9	4.7	4.3
Secondary sector	21.8	21.7	21.5	21.5	21.8
Tertiary sector	72.9	73.4	73.6	73.8	73.9

SOURCE: WDS—WIFO Data System, Macrobond.—Employment according to National Accounts definition (jobs).

The employment rate differs by age and gender. In the age group from 15 to 24 years 51.3% of people were working in 2018. This is rather high by international comparison and due to the popular apprenticeship system in Austria. Looking at men and women separately shows a rather low gender gap in employment: in the age group from 15 to 24 years 53.9% of men and 48.7% of women were employed in 2018. Between 25 and 49 years the employment rate was 88.2% for men and 81.2% for women (2018). A large gender gap in employment can be found in the age group 50 to 64, which is primarily due to the varying retirement age between men and women. The employment rate of men aged between 50 and 64 was 72.0% and the one of women was 58.6% (2018).

The following table sets forth the employment rate in percent by age and gender for the years 2014 through 2018:

Sex	Age	2014	2015	2016	2017	2018
Total	15 to 24 years	52.1	51.3	51.0	50.6	51.3
Total	15 to 64 years	71.1	71.1	71.5	72.2	73.0
Total	15 to 74 years	62.8	63.1	63.6	64.2	64.9
Total	25 to 49 years	84.0	83.9	84.0	84.2	84.7
Total	50 to 64 years	59.4	60.2	61.9	63.7	65.2
Men	15 to 24 years	54.3	54.0	52.9	52.1	53.9
Men	15 to 64 years	75.2	75.1	75.4	76.2	77.4
Men	15 to 74 years	67.2	67.3	67.7	68.4	69.6
Men	25 to 49 years	87.1	87.1	87.0	87.3	88.2
Men	50 to 64 years	66.2	66.4	68.3	70.5	72.0
Women	15 to 24 years	49.9	48.7	49.0	49.0	48.7
Women	15 to 64 years	66.9	67.1	67.7	68.2	68.6
Women	15 to 74 years	58.5	58.9	59.5	60.0	60.3
Women	25 to 49 years	80.8	80.8	80.9	81.2	81.2
Women	50 to 64 years	52.7	54.1	55.7	57.0	58.6

SOURCE: Eurostat, Macrobond, WIFO.—Data according to Labour Force Survey (persons).

Austria’s social security system includes health, maternity, disability and old age benefits, workers’ compensation, family allowances, supplementary retirement and welfare plans, unemployment benefits and a number of other social services and benefits. In 2018, 99.9% of Austria’s population was covered by health insurance (Organisation of Austrian Social Security, 2019), which is a major part of social security. Social security benefits are paid out of current contributions from employees and employers and by current allocations from the federal budget.

According to ESSPROS (European System of Integrated Social Protection Statistics) the social expenditure to GDP ratio was 29.4% in 2017. In 2017, 44.3% of social expenditures were used for old age, 5.7% for survivors pensions, 26.0% were spent on health care and sickness, 9.5% were used for family allowances, 6.2% for disability, 5.8% for unemployment policy and 2.5% for housing and social inclusion.

The Austrian statutory pension system for employees, self-employed persons and farmers in gainful employment includes old-age, surviving and disability pensions. The first pillar is an earnings-related Pay-as-you-go scheme. Occupational and private schemes as second and third pillar have a limited role in overall provisions. About 89.2% of old age income is out of the first, 4.5% out of the second and 6.3% out of the third pillar in 2016. The current statutory retirement age is 65 years for men and 60 years for women with an increase by 0.5 year-steps per year between 2024 and 2033.

In the past decade, major pension reforms were passed by the Austrian parliament with the goal to strengthen the actuarial calculations, to reduce early retirement through abolition of specific types of early retirement schemes, to increase retirement age as well as to increase deductions for each year of early retirement. The deductions for early retirement range from 1.8% per year for heavy workers and 5.1% for long time insured. The maximum replacement rate is 80.1% of average lifetime gross income, which accrues after 45 insurance years, and consequently each year of gainful employment counts for 1.78% for the pension payment. As a consequence of these reforms, the gross replacement rate at retirement decreases between 2016 and 2020 by 1.6 percentage points to 42.7% (European Commission, 2018).

To avoid a substitution from early exits from the labor market to disability pension, there was a reform of the disability scheme as well. People born 1964 or later have no access to time-limited disability pensions from January 1, 2014 onwards. The reform is accompanied by a set of measures like rehabilitation programs, upgrade of skills etc., to re-integrate this group of workers into the workforce.

Overall, the reforms had positive effects: the average retirement age increased from 60.8 in 2012 to 61.7 in 2018 (old age pensions) and from 52.5 in 2012 to 54.1 in 2018 (disability pensions) (Organisation of Austrian Social Security, 2019). The employment rate is also increasing, especially among women aged 55-59 (from 48.1% in 2012 to 67.7% in 2018), but also among men aged 55-65 (from 46.5% in 2012 to 60.4% in 2018).

According to the most recent pension projections from 2016 to 2021 by the Austrian “Commission on Long-Term Sustainability of the Pension System”, pension expenditures are increasing from 11.4% of GDP in 2016 to 11.7% of GDP in 2021. In 2016 2.5% of pension expenditures in relation to GDP were financed out of the federal budget; by 2021 this will increase to 2.9% of GDP. Recent pension reforms led to a dampened growth in pension expenditures. The cost-cutting effects are partly offset by the fact that the baby boomers are reaching pension age.

Foreign Direct Investments

The amount of inward foreign direct investment increased by 13.4% in 2018, after 11.7% in 2017. Inward foreign direct investment mainly originated from the 28 EU member states (55.9%), but this share has been decreasing over the last decade (2008: 70.6%). The largest EU investors in 2018 were Germany (28.6%) and the Netherlands (7.7%). All European countries together accounted for 76.1% of inward foreign direct investment. The most important European investors in Austria from outside the EU were Russia (13.9%), as well as Switzerland (5.5%). Overseas, the United States was the single most important investor in Austria, accounting for 7.9% of the total inward foreign direct investment. Furthermore, the UAE accounted for 5.2% of inward foreign direct investment, while Canada, Hong Kong and Japan held shares of 2.4%, 1.5% and 1.4%, respectively.

Looking at the sector level, banking and insurance operations (+27.1%) and trade (+7.8%) were the largest contributors to the 13.4% overall increase in foreign direct investment in 2018. Investment in the services sector, which accounted for 91.1% of inward foreign direct investment in 2018, was significantly larger than inward foreign direct investment in the manufacturing sector. Foreign investors have invested mainly in professional, scientific and technical service activities (54.1%), banking and insurance operations (14.9%) and trade (11.7%). Important manufacturing industries in which foreign entities have acquired major interests were the chemical industry (which accounted for 2.2% of total foreign direct investment in 2018) and the manufacturing of transport equipment (which accounted for 2.0% of total foreign direct investment in 2018).

Recent Developments

Migration

The political and economic situation in certain countries in the Middle East and Africa continues to cause a large number of people trying to reach and settle in the European Union, both legally and illegally. The European Union and its member states have been intensifying efforts to establish an effective, humanitarian and safe European migration policy. To tackle the root causes of illegal migration, and better manage migration generally, the European Union is working on enhancing relations with key countries of origin and transit.

Austria received 88,160 asylum claims in 2015, equivalent to approximately 1% of its population. In February 2016, Austria introduced a daily cap on the number of migrants and refugees allowed to enter the country and border controls were also implemented by other countries, including Germany. Since then, the number of asylum claims decreased substantially to only 13,400 in 2018.

EU Withdrawal Negotiations with the United Kingdom

On June 23, 2016, the citizens of the United Kingdom voted to leave the European Union, and on March 29, 2017, the United Kingdom notified the European Council accordingly. The European Union treaties cease to apply to a withdrawing member state from the date of entry into force of the agreement setting out the arrangements for the member state’s withdrawal, or on the second anniversary of the notification of the withdrawal.

On November 14, 2018, the European Council and the UK Government proposed a draft Agreement on the Withdrawal of the United Kingdom from the European Union (“Withdrawal Agreement”). The text of the negotiated Withdrawal Agreement, together with a Political Declaration on the framework for future European Union-United Kingdom relations, was endorsed by European Union member state leaders at a specially convened European Council meeting on November 25, 2018. However, the Withdrawal Agreement had not been adopted by the UK parliament by March 29, 2019, i.e., within two years after the United Kingdom’s notification of the withdrawal. At a meeting on April 10, 2019, the European Council agreed to an extension to allow for the ratification of the Withdrawal Agreement, with the extension to last only as long as necessary and, in any event, no longer than October 31, 2019.

FOREIGN TRADE AND BALANCE OF PAYMENTS

Foreign Trade

On January 1, 1995, Austria joined the European Union and since then has taken part in all steps of deeper EU integration and participated in the enlargement process of the EU. Over the past 20 years, foreign trade has substantially gained in importance for the Austrian economy. In 2018, exports of goods at current prices (EUR 150.0 billion) corresponded to a share of 38.9% of GDP, compared to 23.9% in 1995. Austrian exports of goods increased by 5.7% in 2018, after 8.2% in 2017 and moderate growth rates since 2012. In 2018, imports of goods expanded by 5.5% compared to 2017 and amounted to EUR 155.7 billion at current prices. The import share in GDP increased from 27.5% (1995) to 40.3% (2018). The Austrian trade balance (according to foreign trade statistics and excluding services) amounted to a deficit of EUR 5,709 million, which reflected a deterioration by EUR 106 million compared to 2017.

The following table, which should be considered in conjunction with the price indices shown below, shows the exports and imports of goods of Austria in the years 2014 through 2018.

FOREIGN TRADE(1)

Year	Exports (f.o.b.)	Imports (c.i.f.)	Balance of trade	Exports as a percentage of imports
	(Millions of euros)			(%)
2014	128,106	129,847	-1,741	98.7
2015	131,538	133,529	-1,991	98.5
2016	131,125	135,667	-4,542	96.7
2017	141,940	147,542	-5,603	96.2
2018	150,004	155,713	-5,709	96.3

(1)	Based on movements of goods.

SOURCE: STATISTICS AUSTRIA, WDS - WIFO Data System, Macrobond.

During 2018, around 70% of Austria’s foreign trade was conducted with EU member states. After only moderate growth in exports to the 28 EU member states since 2012, Austria’s exports to the 28 EU member states expanded by 5.9% in 2018, after 8.7% in 2017. Accounting for 30.2% of exports and 35.8% of imports, Germany represents Austria’s most important trading partner. In 2018, exports to Germany increased by 5.6%, while imports from Germany grew by 2.3% compared to 2017. In general, Austria’s international trade links are still highly concentrated on the Common European Market. In particular, Austria’s trade relations with the EU 13, the new member states since 2004, account for 18.1% of total exports and 15.3% of total imports. In 2018 exports to the EU 15, the EU member states as of December 31, 2003, and the Euro area expanded by 5.3% and 5.4%, respectively, exports to the EU 13 by 7.5%. Additionally, exports to countries outside of the European Union increased by a total of 5.3%; exports to the United States (+9.7%) increased strongly. The export share of the United States represented 7.1% of total exports, and the United States still constitutes Austria’s second most important trading partner. Accounting for 2.7% of total exports, China ranks tenth among the top export destinations of Austria; in 2018 nominal values increased by 9.7%. In terms of product groups, exports of machinery and transport equipment represent by far the most important group of Austrian exports, they increased by 6.2% in 2018.

Changes in the volume of exports and imports, in export and import prices and in Austria’s terms of trade, i.e., the relationship of the prices of exported goods to the prices of imported goods, are shown in the following table.

INDICES OF FOREIGN TRADE(1)

(2010 = 100)

	Exports (f.o.b.)		Imports (c.i.f.)		Terms of trade(2)
Year	Price index	Volume index	Price index	Volume index
2014	103.0	113.7	105.4	108.4	97.7
2015	101.9	118.0	102.6	114.5	99.3
2016	100.8	118.9	100.8	118.5	100.1
2017	102.6	126.5	104.0	124.8	98.7
2018	103.7	132.2	106.4	128.8	97.5

(1)	Based on movements of goods.
(2)	Export price index divided by import price index, expressed in percentages.

SOURCE: STATISTICS AUSTRIA, WDS—WIFO Data System, Macrobond.

The following table summarizes the composition of Austria’s exports and imports by product groups for the years 2014 through 2018.

EXPORTS AND IMPORTS BY PRODUCT GROUPS(1)

	2014	2015	2016	2017	2018	Percentage of 2018
	(Millions of euros)
Exports (f.o.b.):
Food and live animals	7,412	7,426	7,558	7,964	8,089	5.4
Beverages and tobacco	1,680	1,990	2,099	2,332	2,559	1.7
Crude materials, inedible except fuels	3,813	3,944	4,133	4,480	4,864	3.2
Mineral fuels, lubricants and related materials	3,059	2,570	2,212	2,785	3,269	2.2
Animal and vegetable oils, fats and waxes	184	164	217	228	240	0.2
Chemicals and related products, n.e.s.	17,795	17,914	17,731	19,842	19,897	13.3
Manufactured goods classified chiefly by material(2)	28,150	28,790	28,156	30,920	32,919	21.9
Machinery and transport equipment	50,014	52,384	52,592	56,696	60,214	40.1
Miscellaneous manufactured articles	15,999	16,356	16,428	16,692	17,952	12.0

Total exports(3)	128,106	131,538	131,125	141,940	150,004	100.0

Imports (c.i.f.):
Food and live animals	8,656	9,010	9,219	9,733	9,779	6.3
Beverages and tobacco	833	810	879	863	962	0.6
Crude materials, inedible except fuels	5,741	5,594	5,331	5,914	6,392	4.1
Mineral fuels, lubricants and related materials	13,010	10,524	8,924	10,701	12,752	8.2
Animal and vegetable oils, fats and waxes	369	374	411	434	406	0.3
Chemicals and related products, n.e.s.	17,647	18,387	18,652	20,273	21,190	13.6
Manufactured goods classified chiefly by material(2)	20,093	20,993	21,196	23,383	24,975	16.0
Machinery and transport equipment	42,907	45,522	48,444	52,499	54,706	35.1
Miscellaneous manufactured articles	20,590	22,316	22,613	23,743	24,552	15.8

Total imports(3)	129,847	133,529	135,667	147,542	155,713	100.0

(1)	Based on movement of goods.
(2)	Semi-finished and finished products.
(3)	Amounts may not add due to rounding.

SOURCE: STATISTICS AUSTRIA, WDS - WIFO Data System, Macrobond.

The following table shows the geographic distribution of Austria’s foreign trade for the years 2014 through 2018.

EXPORTS AND IMPORTS BY GEOGRAPHIC AREA(1)

	2014	2015	2016	2017	2018	Percentage of 2018
	(Millions of Euros)
Exports (f.o.b.):
EU countries(2)
Germany	38,082	39,477	40,055	42,864	45,258	30.2
Italy	8,237	8,259	8,373	9,103	9,774	6.5
United Kingdom	3,943	4,179	4,103	3,905	4,187	2.8
Czech Republic	4,355	4,727	4,790	5,267	5,540	3.7
Hungary	4,290	4,318	4,381	4,823	5,106	3.4
Other EU countries	29,281	29,873	29,468	33,107	35,007	23.3

Total EU countries	88,187	90,833	91,169	99,069	104,872	69.9
Other countries
Switzerland	6,686	7,121	7,165	7,002	7,013	4.7
Russian Federation	3,194	1,978	1,882	2,185	2,105	1.4
Other Eastern European countries(3)	1,878	1,693	1,802	1,986	2,050	1.4
United States	7,781	9,083	8,727	9,661	10,602	7.1
Japan	1,331	1,350	1,332	1,382	1,529	1.0

	2014	2015	2016	2017	2018	Percentage of 2018
	(Millions of Euros)
China	3,380	3,305	3,313	3,699	4,058	2.7
All other countries	15,670	16,176	15,734	16,956	17,775	11.8

Total exports(4)	128,106	131,538	131,125	141,940	150,004	100.0

Imports (c.i.f.):
EU countries(2)
Germany	48,543	49,244	50,414	54,399	55,671	35.8
Italy	8,033	8,200	8,394	9,088	9,858	6.3
United Kingdom	2,306	2,446	2,697	2,468	2,862	1.8
Czech Republic	5,405	5,577	5,866	6,350	6,698	4.3
Hungary	3,824	3,457	3,521	3,958	4,202	2.7
Other EU countries	24,373	25,103	26,026	28,284	30,676	19.7

Total EU countries	92,485	94,027	96,917	104,548	109,967	70.6
Other countries
Switzerland	6,633	7,498	7,103	7,625	6,799	4.4
Russian Federation	2,295	2,436	2,463	2,765	3,291	2.1
Other Eastern European countries(3)	1,557	1,490	1,550	1,871	2,016	1.3
United States	4,404	5,255	5,002	5,813	5,983	3.8
Japan	1,746	1,867	1,973	2,149	2,243	1.4
China	7,323	7,957	7,972	8,505	9,123	5.9
All other countries	13,404	12,999	12,687	14,266	16,292	10.5

Total imports(4)	129,847	133,529	135,667	147,542	155,713	100.0

(1)	Based on movements of goods.
(2)

The EU consists of Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Romania, Slovak Republic, Slovenia, Spain, Sweden and the United Kingdom.

(3)	Albania, Belarus, Bosnia and Herzegovina, Kosovo, Macedonia, Moldova, Montenegro, Serbia, Ukraine.
(4)	Amounts may not add due to rounding.

SOURCE: STATISTICS AUSTRIA, WDS—WIFO Data System, Macrobond.

Balance of Payments

The following table shows the balance of payments of Austria with all countries and the net change in official international reserves of the Oesterreichische Nationalbank (“OeNB”), the central bank of the Republic of Austria, for the years 2014 through 2018.

BALANCE OF PAYMENTS(1)

	2014	2015	2016	2017	2018
	(Millions of Euros)
Current account	8,242	5,940	8,824	7,217	8,987
Goods	836	2,276	1,881	871	4,487
Exports	126,107	129,182	130,510	139,262	151,764
Imports	125,269	126,906	128,629	138,390	147,277
Services	10,078	10,201	10,771	10,151	10,299
Exports	51,685	53,214	55,629	59,191	62,860
Imports	41,606	43,015	44,861	49,040	52,561
Primary income	438	-3,390	-405	-982	-2,037
Secondary income	-3,113	-3,147	-3,420	-2,823	-3,762
Capital account	-347	-1,796	-371	-254	-299
Financial account	2,840	4,015	10,671	8,995	7,536
Direct investment	-1,972	5,225	1,882	44	-8,652
Portfolio investment	12,811	14,054	23,699	18,815	4,498
Other investment(2)	-8,744	-14,425	-14,965	-5,850	10,323
Financial derivatives	-1,386	-527	-395	-906	-754
Reserve assets	2,129	-309	451	-3,111	2,120
Errors and omissions	-5,054	-126	2,219	2,032	-1,152

(1)	New presentation scheme BPM6. Amounts may not add due to rounding.
(2)	Includes currency and deposits, loans, trade credit and advances, SDR allocations, etc.

SOURCE: WDS—WIFO Data System, Macrobond.

In 2018, the current account surplus amounted to EUR 9 billion, or 2.3% of gross domestic product. The surplus resulted primarily from net services exports in the amount of EUR 10.3 billion. The balance of goods increased to 1.2% of gross domestic product for 2018, after 0.2% of gross domestic product in 2017. As a mirror image, the financial account remained strong in 2018. The reduced ECB asset purchase program, which expired at the end of 2018, led to a slower build-up of foreign investment in Austrian fixed-interest bonds (EUR 5.7 billion) after EUR 11 billion in 2017. Additionally, the balanced public budget and proceeds from assets sales by bad banks reduced the supply of government bonds. At the same time, foreign fixed-interest bonds have been shed by domestic investors at the pace of EUR 3.9 billion. In 2018 the Austrian central bank continued – after a one-year break in 2017 – to build-up its reserve assets.

FOREIGN EXCHANGE

Foreign Exchange Rates

On January 1, 1999, the euro was introduced as the legal currency of participating member states of the European Union, including Austria. The following table shows the average exchange rates of the euro to the dollar during the periods indicated.

EXCHANGE RATES OF THE EURO

Annual average
2014	1.3285
2015	1.1095
2016	1.1069
2017	1.1297
2018	1.1809
Monthly average
January 2019	1.1416
February 2019	1.1351
March 2019	1.1302
April 2019	1.1238
May 2019	1.1185
June 2019	1.1293
July 2019	1.1218
August 2019	1.1126

SOURCE: WDS - WIFO Data System, Macrobond.

The exchange rate of the euro started into the year 2018 at 1.2065 USD per EUR on January 2 and closed the year at 1.1450 USD per EUR. During 2018, the euro reached its low at 1.1218 USD per EUR in December and its high at 1.2510 USD per EUR in early February.

BANKING SYSTEM AND MONETARY POLICY

Oesterreichische Nationalbank (“OeNB”)—Central Bank of Austria

The following is a general description of the Austrian banking system as part of the European central bank system, which is defined by the Treaty establishing the European Community, as amended by the Treaty establishing the European Union (the Maastricht Treaty) (hereinafter the “EC Treaty”) and the Statutes of the European System of Central Banks and of the European Central Bank. The role of Austria’s central bank in this system is also defined by the Austrian National Bank Act.

The OeNB, established by Austrian Federal Law in 1922, is the central bank of Austria. It is a joint stock company, 100% of whose shares are owned by the Republic of Austria by law.

The OeNB is supervised by a General Council (Generalrat) consisting of ten members: the President and Vice-President of the OeNB, and eight members appointed by the Federal Government for a term of five years. Pursuant to the National Bank Act, the members of the General Council shall comprise senior members from the practical sphere of the economic life besides lawyers and economists. The daily business of OeNB is run by the Directorate (Direktorium) consisting of the Gouverneur, the Vice-Gouverneur and two other members.

Like any other company in which the Republic of Austria holds a stake of at least 50% of the capital, the OeNB is subject to control by the Court of Accounts (Rechnungshof).

European System of Central Banks: Upon Austria’s entry into the final stage of the European Monetary Union on January 1, 1999, the OeNB became an integral part of the European System of Central Banks (“ESCB”). The ESCB, which consists of the European Central Bank (“ECB”) and the national central banks (“NCBs”) of those EU member states participating in monetary union, was established for the conduct of the single European monetary policy. The ESCB’s primary objective is to maintain price stability. In addition, and without prejudice to this objective, the ESCB supports the general economic policies in participating countries. Its basic functions are to define and implement the monetary policy of the euro area; to conduct foreign exchange operations; to hold and manage the official foreign reserves of the member states; and to promote the smooth operation of payment systems. The process of decision-making in the ESCB is centralized through the decision-making bodies of the ECB, namely the ECB’s Executive Board and its Governing Councils.

The sole shareholders of the ECB are the NCBs of the member states. Each NCB’s capital share is based on the respective member state’s share in the population and the GDP of the EU. As of January 1, 2019, the OeNB had a share of 2.0325% in the subscribed capital of the ECB.

By establishing the ECB, the participating member states abandoned some of their sovereignty over monetary policy, but the NCBs retain all of the functions that are not transferred to the ECB.

The ECB requires credit institutions established in the participating member states, including OeKB, to hold minimum reserves on accounts with the national central banks, which, in OeKB’s case, are held by OeNB. OeKB calculates the minimum reserve requirements according to the relevant ECB regulations. The ECB may at any time change the reserve ratios. Liabilities to other institutions subject to the ECB’s minimum reserve system and liabilities to the ECB and the national central banks are not included in the reserve base.

Single Supervisory Mechanism (SSM): The ECB took on new banking supervision tasks as part of a single supervisory mechanism. The SSM created a new system of financial supervision comprising the ECB and the national competent authorities of participating EU countries. Among these EU countries are those whose currency is the euro and those whose currency is not the euro but who have entered into close cooperation with the SSM. Specific tasks relating to the prudential supervision of credit institutions were conferred on the ECB according to Article 127(6) of the Treaty on the Functioning of the European Union. The main aims of the SSM are to ensure the safety and soundness of the European banking system and to increase financial integration and stability in Europe. The ECB is responsible for the effective and consistent functioning of the single supervisory mechanism, cooperating with the national competent authorities of participating EU countries. The ECB assumed its new banking supervision responsibilities in November 2014, 12 months after the regulation creating the supervisor entered into force.

Banking System

As of December 31, 2018, Austria had a total of 597 independent banks (Kreditinstitute, or credit institutions), which are classified into seven sectors on the basis of their legal status:

•	38 joint stock banks and private bankers

•	49 savings banks

•	8 regional mortgage banks

•	399 rural credit cooperatives

•	13 small business credit cooperatives

•	4 building and loan societies

•	61 special purpose banks

•	25 branches of foreign banks

From June 30, 2017 to the end of 2018, the number of credit institutions in Austria decreased by 25 from 622 to 597. The development was driven by mergers of small banks, mainly cooperative banks (Raiffeisenbanken, Volksbanken), in order to create bigger and more competitive units. This process of consolidation is continuing and will lead to a further reduction of banks in 2019.

Unless otherwise specified, data in this section refer to all Austrian-based credit institutions, including those under foreign ownership.

Business Activity and Earnings Situation. The aggregate total assets of all Austrian-based credit institutions decreased by 2.0% in 2017 compared to 2016, while the leverage ratio slightly increased by 0.1% to a level of 7.7% over the same timeframe. Overall lending by Austrian banks to non-banks increased by 0.9% over 2017, with loans to domestic non-financial corporations and loans to households increasing (4.5% and 1.9%) and loans to government and loans to other financial intermediaries decreasing (-12% and -13.4%) from 2016 and 2017.

In 2018, the total operating profit of all Austrian-based credit institutions decreased by 7.3% compared to 2017. Equally, there was a decrease in income from financial transactions (-14.3%) and in securities and participating interests (-13.5%). However, 2018 saw an increase in interest income (+4.7%) as well as in commission income (+3.3%). Operating income slightly decreased by 0.4% while operating expenses increased (+3.1%). As a result, the cost/income ratio increased to 68.3%. Five Austrian banks (Erste Group, BAWAG P.S.K, Volksbank Wien AG, Raiffeisen Bank International as well as one Raiffeisen Landesbank) together with Russian owned Sberbank Europe AG are supervised under the Single Supervisory Mechanism (SSM).

Exposure to Peripheral European Countries and Eastern Europe Regions and Countries

As of December 31, 2018 the total international exposure (claims) of Austrian banks amounted to EUR 326 billion or 84% of Austrian GDP. As Austrian banks have strongly focused their activities on countries in Central, Eastern and Southeastern Europe (“CESEE”), they are only marginally exposed to the “peripheral” euro zone markets that faced difficult economic conditions during the sovereign debt crisis, namely Cyprus, Spain, Greece and Portugal. The exposure of Austrian banks to CESEE is fairly large, but broadly diversified. At December 31, 2018, majority-Austrian-owned banks had a total exposure of EUR 217.1 billion to the CESEE area, which represents an increase of EUR 7.0 billion compared to December 31, 2017.

As in 2017, the profitability of Austrian banks’ CESEE subsidiaries again improved in 2018, displaying a year-on-year increase of EUR 0.3 billion to EUR 2.9 billion. Austrian banks’ subsidiaries in CESEE benefited from relatively benign economic conditions – in particular by subsidiaries in Romania, Croatia and the Czech Republic. Subsidiaries operating in these three countries posted the highest increase in profit. Austrian banks in the Czech Republic and Slovakia saw comparatively high credit growth.

The aggregate loan loss provision ratio of Austrian banks’ CESEE subsidiaries stood at around 1.8% in December 2018. The foreign currency loan volume of Austrian banks’ subsidiaries in CESEE amounted to EUR 29.8 billion in December 2018, which represents a decrease of 66.6% compared to the end of 2010. These declines are mainly due to supervisory measures (including from the FMA, which established minimum standards for granting foreign currency loans). Also, the restructuring at UniCredit Bank Austria AG contributed to this decline.

Monetary Policy

In order to fulfill the mandate of maintaining price stability, the EC Treaty accords the Eurosystem (term used to refer to the ECB and the NCBs of the member states that have adopted the euro) a considerable degree of institutional independence, albeit supplemented by extensive obligations concerning transparency and accountability.

The Eurosystem’s stability-oriented monetary policy, which was announced in October 1998 and thoroughly evaluated four and a half years after the introduction of the euro in May 2003, consists of three main elements: a quantitative definition of price stability, a broadly based assessment of the outlook for price developments, and a prominent role for money in the assessment of risks to price stability. The last two elements are also referred to as the two pillars which structure the comprehensive analysis on which monetary policy decisions are based. While the economic analysis identifies short to medium-term risks to price stability, the monetary analysis should help assessing medium to long-term trends in inflation.

The Eurosystem has a variety of monetary policy instruments at its disposal to manage liquidity. As an integral part of the Eurosystem, one of the main tasks of the OeNB is to carry out monetary policy operations in Austria.

The euro money market, in which the TARGET (Trans-European Automated Real-time Gross settlement Express Transfer) System payment system plays an important role, has continued to operate with increasing efficiency. The number of cross-border transactions was considerably higher than before the start of the Eurozone, and some banks managed at times to get liquidity in the unsecured segment at conditions at least as favorable as the minimum bid rate in the tender operations.

As of the last maintenance period in 2018 – lasting from October 31, 2018 to December 18, 2018 – the Austrian share amounted to approximately 3.0% of the total Eurozone reserve requirement. The minimum reserve ratio applicable to the liability base of banks was left unchanged at 1% in 2018. In the course of 2018, required reserves increased slightly from approximately EUR 3.6 billion to EUR 3.8 billion in the last maintenance period in 2018. Minimum reserves accrue interest on the basis of the marginal rate that the Eurosystem charges for its main refinancing operations. The ECB left this rate unchanged at its historic low of 0.00%.

The following table sets out Austria’s official reserve assets as at December 31, 2016, 2017 and 2018.

		December 31, 2016	December 31, 2017	December 31, 2018
Official Reserve Assets		22,159	17,990	20,270
1.	Foreign currency assets (in convertible foreign currencies)	9,213	5,686	7,361
	(1a) Securities	8,838	5,112	6,778
	(1b) total currency and deposits with:	374	574	583
	(i) other national central banks BIS and IMF	205	573	583
	(ii) banks headquartered in the euro area and located abroad	0	0	0
	(iii) banks headquartered and located outside the euro area	169	0	0
2.	IMF reserve position	979	647	788
3.	SDRs	2,070	1,928	2,048
4.	Gold (including gold deposits and gold swapped)	9,885	9,739	10,091
	- volume in millions of fine troy ounces	9	9	9
5.	Other reserve assets	12	-10	-18
	- financial derivatives	12	-10	-18
	Other Foreign Currency Assets	1,940	1,110	937
	- securities not included in official reserve assets	1,314	418	662
	- deposits not included in official reserve assets	632	688	278
	- loans not included in official reserve assets	0	0	0
	- financial derivatives not included in official reserve assets	-5	4	-3

SOURCE: OeNB, Austrian Federal Financing Agency.

The ECB has exclusive authority for the issuance of banknotes within the euro area. Since Austria joined the European Economic and Monetary Union, the OeNB publishes data on the number of banknotes in circulation, calculated by the ECB in accordance with decision ECB/2010/29. According to these calculations, there were EUR 31,585 million banknotes in circulation in Austria as at December 31, 2018.

Recent Policy Responses to the Global Financial and Economic Crisis. In response to the tensions in the financial markets and the loss of confidence in the financial sector overall in the wake of the global financial and economic crisis, a number of measures were taken at the EU and euro area level in recent years to restore confidence in the financial sector and prevent market disruptions. These measures were, or continue to be, mainly directed at preserving adequate capitalization of financial institutions, at enhancing credit support measures to improve bank lending and liquidity in the euro area money market, at safeguarding the flow of credit from financial institutions to the real economy and, most recently, at addressing the risk of a prolonged period of low inflation. A central role was, and continues to be, played by the ECB, which introduced a number of non-standard monetary policy measures, including, among others, asset purchase programs, long-term refinancing operations and measures aimed at increasing collateral availability. These measures are unprecedented in nature, scope and magnitude and aim to safeguard the primary objective of price stability and ensure an appropriate monetary policy transmission mechanism.

In September 2012, the ECB announced Outright Monetary Transactions in secondary markets for euro-denominated sovereign bonds in the euro area aimed at enabling the ECB to address severe distortions in government bond markets. In June 2014, the ECB announced several measures designed to enhance the functioning of the monetary policy transmission mechanism by supporting lending to the real economy. In particular, the ECB decided to conduct a series of targeted longer-term refinancing operations (“TLTROs”). These TLTROs are aimed at improving bank lending to the euro area non-financial private sector (defined as euro area households and non-financial corporations), excluding loans to households for mortgage purchases, for a period of two years. Through its asset purchase program, which currently consists of a covered bond purchase program, an asset-backed securities purchase program, a public sector purchase program and a corporate sector purchase program, the ECB seeks to provide monetary stimulus to the economy in a context where key ECB interest rates are at their lower bound and to further ease monetary and financial conditions, making access to financing cheaper for firms and households. Monthly purchases of public and private sector securities are currently intended to amount to EUR 60 billion. The ECB has announced that it intends to carry out these purchases until the end of 2017 and in any case until the Governing Council sees a sustained adjustment in the path of inflation that is consistent with its aim of achieving inflation rates below, but close to, 2% over the medium term. Furthermore, in March 2016, the ECB announced four additional TLTROs with four-year maturities (“TLTROs II”) to be conducted quarterly from June 2016 to March 2017. Counterparties exceeding the lending benchmark will borrow at an interest rate that can be as low as the interest rate on the deposit facility. This means that these counterparties will, in fact, be paid for their lending efforts if they exceed their benchmarks since the interest rate on the deposit facility is currently below zero. Like the previous TLTROs, the TLTROs II are intended to promote bank lending to the euro area non-financial private sector and again exclude mortgage loans. Banks will be able to borrow larger amounts through TLTROs II compared to the previous TLTROs.

REVENUES AND EXPENDITURES

Federal Budget

Since 2009, the annual budget process on the federal level has been split into two parts: the preparation of the Medium-Term Expenditure Framework (“MTEF”) in the spring and the annual budget, which is based on the MTEF.

The MTEF, concerning only the federal government and accompanied by the presentation of a Budget Strategy Report, was introduced in January 2009 in order to enhance budgetary stability. Under the new rules, the Parliament is obliged to adopt a four-year plan, setting binding expenditure limits in nominal terms for the five main budgetary headings. Annually in the spring, the Parliament rolls the four-year plan forward by one year. The expenditure ceilings are either fixed or flexible. Flexible expenditure ceilings are used for areas exposed to cyclical fluctuations, such as social security allocations. Ceilings are also set at the sub-heading level, or “chapters”, but these are binding only for the following year and are only indicative for the remaining three years. The MTEF is intended to serve as a basis for the planning, implementation and control of the priorities and budgetary objectives set out by the government. For the annual budget, the broad expenditure categories by chapter have to be broken down to each appropriation account. Fixed expenditure items are required to be consistent with the MTEF, and budgeted amounts for variable expenditure items are set based on the current economic forecast. Deviations from the ceilings are only permitted to the extent of the amount of existing reserves and additional revenues. For each ministry, any unspent appropriations at the end of the year may be accrued as reserves, thereby encouraging a more efficient use of resources. Both the MTEF and the annual budget must be approved by Parliament. If the estimated funds of the budget or fixed expenditure ceilings of the MTEF are not sufficient, an amendment to the budget law or the MTEF, respectively, would be required to be passed by Parliament. Budget deficits are financed by government borrowing either domestically or externally.

Pursuant to the Federal Constitution, the Rechnungshof (the Court of Accounts) is mandated with the audit of the administration of the finances of the federal government and its constituent provinces and of their annual financial statements. The Rechnungshof is independent from the executive branch and reports directly to the Nationalrat. It is responsible for the compilation of the budget outcome report to be submitted annually to the Nationalrat, for assistance in the contracting of indebtedness for moneys borrowed (federal debt documents have to be countersigned by the president of the Rechnungshof), for the control of administration expenditures, and for assistance in issuing certain government decrees.

The figures of the federal budget are presented on a cash basis and cover only parts of the Austrian government sector. For international comparison and assessment of the Austrian fiscal position, budget figures for the “general government sector” have to be prepared in accordance with the accrual based system of national accounts. In addition to the federal budget, the “general government sector” as defined in the Maastricht treaty and in the 2010 European System of Accounts (ESA 2010) also includes the provincial governments (Länder), the local authorities (Gemeinden) and the social security sector.

Deficit Restrictions and Excessive Deficit Procedure under the Treaty of Maastricht and the EU Stability and Growth Pact

To ensure continuous budgetary discipline in the European Monetary Union, the member states agreed on the Treaty of Maastricht (the “Treaty”) in 1992 as well as on the main elements of a Stability and Growth Pact (the “Pact”) established in 1997.

According to the Treaty, the ratio of gross government debt to GDP of a member state must not exceed 60% at the end of the preceding fiscal year. If the debt ratio is in excess of 60% of GDP and the gap between the debt ratio and the 60% reference value is, on average, reduced by 1/20th annually, the fiscal requirements are considered to be met; the 1/20 debt reduction rule is designed such that one-off measures like the debt effects due to the financial crisis or debt accrued due to crisis support to other member states will be subtracted before the 1/20 reduction assessment is applied.

According to the Pact, which was last amended in 2013, member states must converge and adhere to their medium-term budgetary objectives in order to ensure the long-term sustainability of public finances and to minimize the risk of government deficits exceeding the reference value of 3% of GDP under the Treaty on the Functioning of the European Union (“TFEU”). Under the TFEU and the Pact, a member state whose general government deficit exceeds the reference value of 3% of GDP or is non-compliant with the debt requirement if its general government debt is greater than 60% of GDP and is not sufficiently diminishing and approaching 60% of GDP at a satisfactory pace becomes subject to the Excessive Deficit Procedure (“EDP”).

Under the EDP, the Economic and Financial Affairs Council (the “Ecofin Council”) determines whether an excessive deficit exists. The Ecofin Council is composed of Economics and Finance Ministers of the member states. If it determines that an excessive deficit exists, the Ecofin Council, based on a recommendation by the European Commission, will recommend corrective measures aimed at correcting the excessive deficit and will review the corrective measures taken by the member state. For those member states whose currency is the euro, the Pact contemplates a set of financial sanctions. Those member states can be required to provide a non-interest bearing deposit of up to 0.2% of the previous year’s national GDP upon the determination that an excessive deficit exists. If the Ecofin Council, after reviewing a member state’s corrective measures, decides that no effective action has been taken to correct the excessive deficit, the deposit can turn into a fine of up to 0.2% of the previous year’s national GDP. The Ecofin Council takes these decisions by using the reversed qualified majority voting rule, i.e. a Commission’s recommendation on financial sanctions will be adopted, unless the Ecofin Council decides with a qualified majority to reject the Commission’s recommendation. “Other relevant factors” are also taken into account in the steps leading to the decision on the existence of an excessive deficit (breach of the deficit and/or debt criterion). For instance, in the case of a severe economic downturn or when the deviation is the result of an unusual event outside of the control of the member state concerned, provided that the deviation does not endanger the sustainability of the fiscal position over the medium term, triggering an EDP may be avoided. Those member states not being subject to an EDP must adhere to the so-called preventive arm of the Pact. The preventive arm of the Pact aims to ensure sound budgetary policies over the medium term by setting parameters for member states’ fiscal planning and policies during normal economic times (medium-term budgetary objective and expenditure benchmark), while taking into account the ups and downs of the economic cycle.

Treaty on Stability, Coordination and Governance in the European Economic and Monetary Union

On January 1, 2013, the Treaty on Stability, Coordination and Governance in the European Economic and Monetary Union (the “TSCG”) entered into force. Since then it has been ratified by 26 signatories (all EU member states except for the Czech Republic and the United Kingdom). Its provisions are binding for euro area member states, while the other member states will only be bound if they adopt the euro, unless they declare their intention to be bound by certain provisions of the treaty at an earlier date. The core set of rules aims at further strengthening fiscal discipline within the euro area and is also known as the “fiscal compact” (Title III of the TSCG). The fiscal compact binds 23 EU member states. These are the 19 euro area countries plus Bulgaria, Denmark, Croatia and Romania who have chosen to opt-in. It is accompanied by a set of common principles, including the role and independence of monitoring institutions. The TSCG is not EU law but an entirely new intergovernmental agreement. Therefore, the fiscal compact does not replace the Pact, but is applicable in parallel to the Pact and reinforces its rules. The fiscal compact requires contracting parties to ensure convergence towards the country-specific medium-term budgetary objectives, as defined in the Pact, with an upper limit of a structural deficit of 0.5% of GDP for countries with a debt-to-GDP-ratio in excess of 60% or of 1.0% of GDP for states with a debt-to-GDP-ratio below 60%. In the event of a deviation from this rule, an automatic correction mechanism will be triggered, with escape clauses for exceptional circumstances. These budget rules were required to be transposed into national law through provisions of “binding force and permanent character, preferably constitutional” no later than one year after the entry into force of the treaty, i.e., by January 1, 2014 at the latest. If a contracting party does not comply, the matter can be brought to the Court of Justice of the European Union by one or more of the other Contracting Parties. The court’s judgment would be binding, and, in the case of non-compliance with the judgment, could be followed up with a penalty of up to 0.1% of GDP, payable to the European Stability Mechanism (“ESM”) in the case of euro area member states. In other cases, payments shall be made to the general budget of the European Union. A full assessment of the transposition of the fiscal compact into national law was provided by the European Commission in February 2017. Five countries (Spain, Slovenia, Belgium, Greece and Luxembourg) were requested to complete the transposition of the provisions of the fiscal compact into national law. Moreover, the contracting parties agreed that financial assistance will only be granted under the ESM if the relevant member state has ratified the TSCG by March 1, 2013 and transposed the provisions relating to the balanced budget rule into national law within the time frame set in the fiscal compact. Finally, the fiscal compact includes a commitment by euro area member states to adopt the European Commission’s recommendations in the framework of an EDP unless opposed by a qualified majority. The fiscal compact entered into force in Austria as of January 1, 2013. In Article 16 of the TSCG a political agreement is enshrined, according to which within five years of its entry into force steps should be taken in order to incorporate the substance of that Treaty into the legal framework of the European Union. Accordingly, on December 6, 2017 the European Commission presented a corresponding proposal for a Council Directive. This is currently being discussed.

Response to the European Sovereign Debt Crisis

Temporary Financial Stability Mechanism. In 2010, the European Union and euro area member states established a temporary stability mechanism to safeguard the financial stability amid severe tensions in euro area sovereign debt markets, consisting of the European Financial Stabilisation Mechanism (“EFSM”) and the European Financial Stability Facility (“EFSF”). Through the EFSM, the European Commission was allowed to borrow up to a total of EUR 60 billion on behalf of the EU under an implicit EU budget guarantee. The EFSF, which no longer engages in new financing programs, had a lending capacity of EUR 440 billion backed by effective guarantees extended by the euro area member states totaling EUR 726 billion. The EFSF will be dissolved and liquidated when all financial assistance provided to euro area member states and all funding instruments issued by the EFSF have been repaid in full. As of March 2019, the EFSF had outstanding bonds and bills of approximately EUR 201 billion.

European Stability Mechanism. Since October 2012, the ESM, which was established as an intergovernmental organization under public international law by the euro area member states, has been assisting in preserving the financial stability of the European Economic and Monetary Union. As of July 1, 2013, it assumed the tasks fulfilled by the EFSF and the EFSM and is the primary support mechanism for euro area member states experiencing, or threatened by, severe financing problems, if such assistance is deemed indispensable to safeguard financial stability of the euro area as a whole and of its member states. The ESM issues bonds or other debt instruments in the financial markets to raise capital to provide assistance to euro area member states. Unlike the EFSF, which is based upon guarantees by euro area member states, the ESM has total subscribed capital of approximately EUR 705 billion provided by euro area member states, which provides it with a lending capacity of EUR 500 billion. Close to EUR 81 billion of the ESM’s subscribed capital is in the form of paid-in capital with the balance of EUR 624 billion being callable capital. The contribution of each euro area member state is based on the paid-in capital for the ECB. On this basis, Austria’s contribution amounts to approximately 2.8% of the aggregate contributions to the ESM. Austria has contributed approximately EUR 2.2 billion of paid-in capital to the ESM.

The approval procedure for financial assistance from the ESM is activated upon a request from a member state to the Chairperson of the ESM’s Board of Governors and is provided subject to conditions appropriate to the instrument chosen. The initial instruments available to the ESM have been modeled upon those available to the EFSF and include the extension of loans to a euro area member state in financial difficulties, interventions in the primary and secondary debt markets, precautionary programs, and the extension of loans to governments, or since December 2014 directly to affected financial institutions, for the purposes of recapitalizing financial institutions. Each instrument is to be linked to a memorandum of understanding which sets forth the conditions for financial support that the member state has negotiated with the European Commission in liaison with the ECB, as well as the monitoring and surveillance procedures established to ensure the member state is progressing towards financial stability. In principle, decisions to grant financial assistance are taken by mutual agreement. However, in the event that the European Commission and the ECB both conclude that an urgent decision related to financial assistance is needed because the financial and economic sustainability of the euro area is threatened, an emergency procedure requires a qualified majority of 85% of the votes cast. As of March 2019, the ESM had loans outstanding to Spain, Cyprus and Greece of approximately EUR 89.9 billion.

Financial Assistance to euro area member states

Greece. Since May 2010, Greece has been receiving financial support from euro area member states and the IMF respectively to cope with its financial difficulties and economic challenges. This support comes in the form of economic adjustment programs.

Under the first economic adjustment program, agreed in May 2010, Greece received a total amount of EUR 73 billion, of which approximately EUR 53 billion was provided by euro area member states (the “Greek Loan Facility” or “GLF”) and EUR 20 billion by the IMF; Austria contributed approximately EUR 1.56 billion. While the IMF loans have already been repaid, the repayment of the GLF will start in 2020.

The second economic adjustment program, financed by the European Financial Stability Facility (EFSF) and the IMF was approved in March 2012. The EFSF program expired at the end of June 2015. The outstanding EFSF loans to Greece under the second program amount to approximately EUR 130.9 billion; outstanding IMF loans as of the end of March 2018 amounted to approximately EUR 9.4 billion.

In July 2015, the Greek government submitted a request to the Board of Governors of the European Stability Mechanism (ESM) for further stability support. Following approval the ESM was able to disburse up to EUR 86 billion in financial assistance to Greece over a three-year period ending in August 2018. Disbursements were contingent upon the Greek government’s progress in delivering on certain policy conditions set forth in the memorandum of understanding which aim to enable the Greek economy to return to a sustainable growth path based on sound public finances, enhanced competitiveness, high employment and financial stability. At the end of the program total disbursements of ESM financial assistance to Greece amounted to approximately EUR 61.9 billion.

Ireland. The first euro area member state to receive support by the EFSM and EFSF was Ireland. The financial assistance, agreed upon in December 2010 and provided subject to compliance with an economic adjustment program, consisted of financial support in a total amount of EUR 85 billion, including EUR 22.5 billion financed through the EFSM, EUR 17.7 billion through the EFSF and EUR 22.5 billion through the IMF. The financial assistance program for Ireland expired as planned in December 2013. Ireland remains subject to EU post-program surveillance until at least 75% of the financial assistance provided by the EU has been repaid. Ireland has already repaid all of its outstanding loans to the IMF.

Portugal. Following Portugal’s application for support in early April 2011, financial assistance was provided until mid-2014. The total financial package, to which the EFSM, the EFSF and the IMF contributed, amounted to EUR 78 billion. After the conclusion of the final review mission in May 2014, the Portuguese government decided to exit its macroeconomic adjustment program without a successor arrangement. Portugal remains subject to EU post-program surveillance until at least 75% of the financial assistance provided by the EU has been repaid. Portugal has already repaid all of its outstanding loans to the IMF.

Spain. In June 2012, the Spanish government requested financial assistance from the euro area member states for the recapitalization of certain of its financial institutions. The finance ministers of the euro area member states agreed that the Fund for Orderly Bank Restructuring, acting as agent of the Spanish government, would receive the funds and direct them to the financial institutions concerned. The assistance was initially approved by the EFSF and then transferred to the ESM (without applying seniority status). The financial assistance program was successfully concluded in January 2014. The ESM has disbursed a total of EUR 41.3 billion to the Spanish government for the recapitalization of the country’s banking sector. Spain remains subject to EU post-program surveillance until at least 75% of the financial assistance provided by the ESM has been repaid. As of the end of March 2019, Spain had already repaid EUR 17.6 billion, in large part voluntarily.

Cyprus. The economic adjustment program for Cyprus was formally agreed in 2013. The program, financed by the ESM and the IMF, addressed Cyprus’ financial sector imbalances including an appropriate downsizing of the country’s financial sector, fiscal consolidation, structural reforms and privatization. The program expired in March 2016 as planned with disbursements by the ESM amounting to EUR 6.3 billion. Cyprus remains subject to EU post-program surveillance until at least 75% of the financial assistance provided by the ESM has been repaid. As of the end of March 2019, Cyprus had outstanding IMF loans of approximately EUR 704 million.

Federal Accounts and Budget

The federal accounts as set forth below for the years 2015 and 2016 were audited by the Rechnungshof and approved by the Nationalrat. The federal accounts for the year 2017 were audited by the Rechnungshof and the accounts for 2018 are preliminary results not yet audited by the Rechnungshof. The accounts for 2019 are the Draft Federal Budget.

For further information concerning the budget for the fiscal years 2015 to 2019, see “Tables and Supplementary Information—Part 2: Republic of Austria—I. Federal Revenues and Expenditures”.

SUMMARY OF REVENUES AND EXPENDITURES

	2015	2016	2017	2018(1)	2019(2)
	(Millions of euros)
I. General Account
Federal Government Revenues:
Total taxes and levies—gross	82,427	81,138	84,821	88,204	89,510
Less: transfers to provinces, municipalities and funds	(29,603)	(30,064)	(30,467)	(31,328)	(31,888)
Transfer to EU—budget	(2,452)	(2,557)	(2,644)	(3,636)	(3,100)

Total taxes and levies—net	50,372	48,517	51,709	53,240	54,522
Other sources	22,356	22,796	22,096	23,639	25,467
Total revenues	72,728	71,314	73,805	76,879	79,689

Total Expenditures	74,589	76,309	80,678	77,982	79,174
(Budget deficit) / Budget surplus—net of public debt redemptions	(1,861)	(4,995)	(6,873)	(1,103)	515
(Budget deficit) / Budget surplus—net, as a percentage of gross domestic product	(0.5%)	(1.4%)	(1.9%)	(0.6%)	0.1%
General Government deficit in national accounts delineation (“Maastricht” deficit)—as a percentage of gross domestic product	(1.0%)	(1.6%)	(0.7%)	(0.4%)	(0.0%)
Central Government deficit in national accounts delineation (“Maastricht” deficit)—as a percentage of gross domestic product	(1.2%)	(1.3%)	(0.8%)	(0.5%)	(0.1%)
II. Financing Account
Expenditure	87,576	87,963	94,907	n.a.	96,568
Revenue	84,383	92,587	99,206	n.a.	96,054

Surplus	1,861	4,995	6,873	n.a.	515

Differences may arise due to rounding

(1)	Federal Budget—Preliminary Results
(2)	Federal Budget—Draft

SOURCE: Federal Ministry of Finance.

On January 1, 2013, the Federal Budget Reform 2013 came into effect. The key elements of the reform are the following: performance oriented (instead of input oriented) budgeting; enhanced accountability of ministries and budget managing bodies; improved structuring by implementing Global Budgets and Detail Budgets; and a new accounting system including capital finance accounting, operating statements and capital accounting, which replaces the former system of governmental accounting.

Taxation

The principal taxes levied by Austria are personal income tax (including salary and wage tax), corporate income tax and value added tax (“VAT”). Personal income taxation is progressive, with a top marginal rate of 55% on taxable income in excess of EUR 1,000,000. For employees, this top marginal rate is reduced by statutory tax allowances for 1/6 of the yearly income. For the corporate income tax there is a flat rate of 25%. The general VAT rate is 20%, and the reduced rate, mainly on food products, rents, passenger transport, books and newspapers and certain services, is 10%. In comparison to other European countries, effective direct taxation is low, while indirect taxation is above average.

Under Austrian law, a fraction of the taxes collected by the federal government must be remitted to the provinces and municipalities under a revenue-sharing plan. The fractions and the taxes involved, and the basis of distribution among the provincial and local entities, are negotiated periodically among federal and other government authorities. The latest agreement concluded in 2016 covers the period 2017 to 2021.

Austria is a party to tax treaties with numerous countries worldwide, including the United States.

PUBLIC DEBT

Summary of Domestic and External Debt

The following table sets forth the total direct domestic and external debt of Austria outstanding at December 31 for the years indicated:

	December 31,
	2014	2015	2016	2017	2018	2018
					(after swaps)	(before swaps)
	(Millions of euros)
Domestic	207,642	210,539	219,650	223,225	224,543	237,819
External(1)	0	0	0	0	0	3,332

Total	207,642	210,539	219,650	223,225	224,543	241,151

Less: Holdings of own Bonds	(11,431)	(11,427)	(11,899)	(11,984)	(12,888)

Total	196,211	199,112	207,751	211,241	211,655

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.

SOURCE: Austrian Federal Financing Agency.

As of December 31, 2018, after giving effect to currency swaps, there was no external funded debt outstanding.

In addition to its direct debt, Austria has guaranteed the payment of the principal of, and interest on, certain obligations of public agencies, enterprises in which Austria has an ownership interest, and of others pursuant to the Export Guarantees Act and Export Financing Guarantees Act. The major portion of the debt guaranteed by Austria has been guaranteed pursuant to the Export Guarantees Act and the Export Financing Guarantees Act.

The following table sets forth the principal amount of debt guaranteed by Austria outstanding at December 31 of each of the years 2014 through 2018.

GUARANTEED DEBT

	December 31,
	2014	2015	2016	2017	2018
	(Millions of euros)
Domestic	68,900	68,922	76,196	69,544	70,645
External(1)	25,119	25,019	24,032	22,932	24,872

Total Guaranteed Debt(2)	94,019	93,942	100,228	92,476	95,517

(1)	Translated into EUR at the exchange rates prevailing at December 31 of each year indicated.
(2)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank assumed until December 31, 2000, which amounted to EUR 0.6 billion as of December 31, 2018.

SOURCE: Ministry of Finance.

Debt Service

The following table sets forth the debt service requirements for the indicated periods in respect of the internal funded debt of Austria outstanding at December 31, 2017.

DEBT SERVICE REQUIREMENTS OF DOMESTIC DEBT

	2019	2020	2021	2022	2023
	(Billions of euros)
Interest	5.5	4.9	4.4	3.8	3.2
Principal	29.2	18.6	15.5	22.9	16.5

Total	34.7	23.4	19.9	26.7	19.7

SOURCE: Austrian Federal Financing Agency.

As of December 31, 2018, after giving effect to currency swaps, there was no external funded debt outstanding.

General Government Gross Debt

General government gross debt is defined in the Maastricht Treaty as consolidated general government gross debt at nominal value outstanding at the end of the year in the following categories of government liabilities: currency and deposits, securities other than shares, excluding financial derivatives, and loans. For this purpose, the general government sector comprises the federal government, the provincial governments (Länder), the local authorities (Gemeinden) and the social security sector.

Member states are required by EU treaties to keep their general government gross debt equal to or below (or on a sufficiently downward trend towards) 60% of GDP. An excessive deficit procedure may be launched on the basis of a debt ratio in excess of 60% of GDP, if the gap between the debt ratio and the 60% reference is not reduced, on average, by 1/20th annually (see “— Revenues and Expenditures—Federal Budget—Deficit Restrictions and Excessive Deficit Procedure under the EU Stability and Growth Pact”). Relevant factors such as funding extended to stabilize the financial markets may be taken into account when assessing compliance with the debt rule.

GENERAL GOVERNMENT GROSS DEBT(1)

	December 31,
	2014	2015	2016	2017	2018
	(Millions of Euros)
General government gross debt(2)	279,862	291,393	295,200	289,490	288,471
General government gross debt as a percentage of gross domestic product	84.0%	84.6%	83.6%	78.4%	74.5%

(1)	All values reflect the statistical methodologies required by the European System of Accounts 2010 (ESA 2010).
(2)	As defined in the Maastricht Treaty and ESA 2010.

SOURCE: STATISTICS AUSTRIA.

General government gross debt as a percentage of gross domestic product as of December 31, 2018 was 74.5%, which represents a 3.9 percentage point decrease in comparison to December 31, 2017. This decrease is mainly due to firm budgetary policies.

TABLES AND SUPPLEMENTARY INFORMATION

PART 1: OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

I. OUTSTANDING DEBT AS OF DECEMBER 31, 2018

Issue	Issue Date	Termination Date	Interest Rate	Nominal		Amount in EUR based on exchange rate as of 12/31/2018
USD 1,250,000,000 1.625% Guaranteed Global Notes	3/12/2014	3/12/2019	1.62500%	USD	1,250,000,000.00	EUR	1,091,703,056.77
USD 2,000,000,000 1.125% Guaranteed Global Notes	4/26/2016	4/26/2019	1.12500%	USD	2,000,000,000.00	EUR	1,746,724,890.83
USD 500,000,000 Floating Rate Notes	5/15/2017	5/15/2019	2.63613%	USD	500,000,000.00	EUR	436,681,222.71
USD 100,000,000 Floating Rate Notes	7/12/2017	7/12/2019	2.43519%	USD	100,000,000.00	EUR	87,336,244.54
CHF 300,000,000 2.125% Guaranteed Notes	2/23/2011	7/23/2019	2.12500%	CHF	300,000,000.00	EUR	266,217,055.64
USD 700,000,000 Floating Guaranteed Global Notes	11/4/2016	11/4/2019	2.74150%	USD	700,000,000.00	EUR	611,353,711.79
USD 1,500,000,000 1.75% Guaranteed Global Notes	1/25/2017	1/24/2020	1.75000%	USD	1,500,000,000.00	EUR	1,310,043,668.12
CHF 425,000,000 2.75% Guaranteed Notes	1/28/2005	1/28/2020	2.75000%	CHF	425,000,000.00	EUR	377,140,828.82
USD 1,000,000,000 1.375% Guaranteed Notes	2/10/2015	2/10/2020	1.37500%	USD	1,000,000,000.00	EUR	873,362,445.41
CHF 500,000,000 1.125% Guaranteed Notes	7/26/2013	7/24/2020	1.12500%	CHF	500,000,000.00	EUR	443,695,092.73
USD 500,000,000 Floating Rate Notes	1/19/2018	9/15/2020	2.79819%	USD	500,000,000.00	EUR	436,681,222.71
USD 1,000,000,000 1.50% Guaranteed Global Notes	10/21/2015	10/21/2020	1.50000%	USD	1,000,000,000.00	EUR	873,362,445.41
USD 150,000,000 1.59% Guaranteed Notes	10/21/2015	10/21/2020	1.59000%	USD	150,000,000.00	EUR	131,004,366.81
NOK 500,000,000 1.25% Guaranteed Notes	11/23/2016	11/23/2020	1.25000%	NOK	500,000,000.00	EUR	50,259,843.39
USD 1,000,000,000 1.875% Guaranteed Global Notes	1/20/2016	1/20/2021	1.87500%	USD	1,000,000,000.00	EUR	873,362,445.41
USD 1,500,000,000 2.875% Guaranteed Global Notes	9/7/2018	9/7/2021	2.87500%	USD	1,500,000,000.00	EUR	1,310,043,668.12
CHF 400,000,000 1.00% Guaranteed Notes	9/28/2012	9/28/2021	1.00000%	CHF	400,000,000.00	EUR	354,956,074.19
USD 1,000,000,000 2.375% Guaranteed Global Notes	10/1/2014	10/1/2021	2.37500%	USD	1,000,000,000.00	EUR	873,362,445.41
NOK 1,000,000,000 4.3% Guaranteed Notes	11/2/2011	11/2/2021	4.30000%	NOK	1,000,000,000.00	EUR	100,519,686.78
GBP 550,000,000 0.75% Guaranteed Notes	5/31/2017	3/7/2022	0.75000%	GBP	550,000,000.00	EUR	614,848,020.75
CHF 300,000,000 3.00% Guaranteed Notes	6/14/2007	6/14/2022	3.00000%	CHF	300,000,000.00	EUR	266,217,055.64
GBP 350,000,000 1.125% Guaranteed Notes	7/5/2018	12/15/2022	1.12500%	GBP	350,000,000.00	EUR	391,266,922.29
USD 535,000,000 Floating Rate Notes	1/18/2018	1/18/2023	2.62456%	USD	535,000,000.00	EUR	467,248,908.30
EUR 300,000,000 0.21% Guaranteed Notes	2/25/2016	2/25/2023	0.21000%	EUR	300,000,000.00	EUR	300,000,000.00
USD 1,500,000,000 2.875% Guaranteed Global Notes	3/13/2018	3/13/2023	2.87500%	USD	1,500,000,000.00	EUR	1,310,043,668.12
CHF 150,000,000 1.75% Guaranteed Notes	5/24/2012	5/24/2023	1.75000%	CHF	150,000,000.00	EUR	133,108,527.82
USD 1,000,000,000 3.125% Guaranteed Global Notes	11/7/2018	11/7/2023	3.12500%	USD	1,000,000,000.00	EUR	873,362,445.41
HUF 16,000,000,000 1.6% Guaranteed Notes	6/8/2018	6/8/2024	1.60000%	HUF	16,000,000,000.00	EUR	49,847,342.51
EUR 1,500,000,000 0.25% Guaranteed Notes	9/26/2017	9/26/2024	0.25000%	EUR	1,500,000,000.00	EUR	1,500,000,000.00
CHF 705,000,000 2.625% Guaranteed Notes	11/22/2006	11/22/2024	2.62500%	CHF	705,000,000.00	EUR	625,610,080.75
AUD 450,000,000 3.2% Guaranteed Notes	2/25/2015	8/25/2025	3.20000%	AUD	450,000,000.00	EUR	277,435,265.10
AUD 215,000,000 3.5% Guaranteed Notes	2/3/2017	8/3/2027	3.50000%	AUD	215,000,000.00	EUR	132,552,404.44
SEK 800,000,000 1.37% Guaranteed Notes	11/13/2018	11/13/2028	1.37000%	SEK	800,000,000.00	EUR	78,012,247.92
AUD 130,000,000 3.3% Guaranteed Notes	5/15/2018	11/15/2028	3.30000%	AUD	130,000,000.00	EUR	80,147,965.47
GBP 150,000,000 5.75% Guaranteed Notes	10/21/1999	12/7/2028	5.75000%	GBP	150,000,000.00	EUR	167,685,823.84
CHF 1,090,000,000 2.875% Guaranteed Notes	2/25/2005	2/25/2030	2.87500%	CHF	1,090,000,000.00	EUR	967,255,302.16
CHF 200,000,000 3.25% Guaranteed Notes	7/25/2006	7/25/2036	3.25000%	CHF	200,000,000.00	EUR	177,478,037.09

	Exchange Rate as of 12/31/2018
AUD	1.62200	AUD	795,000,000.00	EUR	490,135,635.01
CAD	1.56050	CAD	0.00	EUR	0.00
CHF	1.12690	CHF	4,070,000,000.00	EUR	3,611,678,054.84
EUR	1.00000	EUR	1,800,000,000.00	EUR	1,800,000,000.00
GBP	0.89453	GBP	1,050,000,000.00	EUR	1,173,800,766.88
JPY	125.85000	JPY	0.00	EUR	0.00
TRY	6.05880	TRY	0.00	EUR	0.00
USD	1.14500	USD	15,235,000,000.00	EUR	13,305,676,855.87
NOK	9.9483	NOK	1,500,000,000.00	EUR	150,779,530.17
HUF	320.98	HUF	16,000,000,000.00	EUR	49,847,342.51
SEK	10.2548	SEK	800,000,000.00	EUR	78,012,247.92

				EUR	20,659,930,433.20

PART 2: REPUBLIC OF AUSTRIA

I. FEDERAL REVENUES AND EXPENDITURES

ORDINARY BUDGET REVENUES

	2015	2016	2017	2018(1)	2019(2)
	(Millions of euros)
Total taxes and levies, gross	82,427	81,138	84,821	88,204	89,510
Of which:
Personal Income Tax	3,617	3,903	3,951	4,280	4,200
Wage Tax	27,272	24,646	25,350	27,178	27,900
Tax on Interest	3,863	3,000	2,754	3,072	3,150
Corporate Income Tax	6,320	7,432	7,904	9,163	9,000
Turnover Tax	26,013	27,056	28,346	29,347	30,300
Mineral Oils Tax	4,201	4,313	4,436	4,488	4,550
Other Taxes and Levies	11,140	10,789	12,079	10,676	10,410

Less: transfers to provinces and municipalities, funds, etc.	(29,603)	(30,064)	(30,467)	(31,328)	(31,888)
Transfers to the European Union	(2,452)	(2,557)	(2,644)	(3,636)	(3,100)

Public taxes, net	50,372	48,517	51,709	53,240	54,522
Other sources	22,356	22,796	22,096	23,639	23,428

Total	72,728	71,314	73,805	77,879	79,688

Differences may arise due to rounding

(1)	Federal Budget—Preliminary Results
(2)	Federal Budget—Draft

SOURCE: Federal Ministry of Finance.

On January 1, 2013, the Federal Budget Reform 2013 came into effect. The key elements of the reform are the following: performance oriented (instead of input oriented) budgeting; enhanced accountability of ministries and budget managing bodies; improved structuring by implementing Global Budgets and Detail Budgets; and a new accounting system including capital finance accounting, operating statements and capital accounting, which replaces the former system of governmental accounting.

ORDINARY BUDGET EXPENDITURES

	2015	2016	2017	2018(1)	2019(2)
	(Millions of euros)
I. General Account
Federal Government:
Office of the President	8	8	9	10	9
Federal Legislature	161	182	195	190	289
Constitutional Court	15	14	15	15	16
Administrative Court	19	19	20	21	21
Public Attorney’s Office	10	10	11	11	12
Court of Accounts	32	32	32	34	35
Federal Chancellery	481	375	372	341	311
Interior Affairs	2,850	3,302	3,416	2,857	2,850
Foreign Affairs	442	522	542	510	508
Justice	1,477	1,457	1,508	1,642	1,600
Military Affairs and Sport	2,080	2,288	2,341	2,276	2,288
Financial Administration	1,126	1,264	1,158	1,155	1,178
Asylum/Migration	—	—	—	485	370
Pensions	9,011	9,918	9,025	9,234	10,605
Grants to Provinces and Municipalities	897	873	1,377	1,408	1,319
Federal Property	550	579	666	871	727
Financial Market Stability	1,492	45	4,850	175	28
Treasury Operations	4	17	14	13	9
Public Debt Services incl. Swaps	5,249	5,891	5,316	5,446	5,212
Employment	7,905	8,226	8,343	8,316	8,156
Social Affairs and Consumer Protection	3,042	3,139	3,127	3,674	3,488
Social Security	10,174	9,098	9,202	9,396	9,469
Health	963	1,067	1,107	1,083	1,097
Youth and Family	7,023	7,154	7,100	7,186	7,277
Commerce (Research)	110	122	116	111	100
Economy	361	333	428	466	661
Education, Arts and Culture	8,658	9,051	9,137	9,277	9,293
Science	4,106	4,261	4,380	4,412	4,783
Transportation, Innovation and Technology (Research)	429	445	410	437	446
Transportation, Innovation and Technology	3,493	3,554	3,702	3,807	4,009
Agriculture, Forestry and Water economy	1,716	2,424	2,112	2,325	2,222
Environment	679	640	647	638	623
Total Federal Expenditure	74,589	76,309	80,678	77,982	79,174
Net Deficit	1,861	4,995	6,873	1,103	514

II. Financing Account
Expenditure	87,576	87,963	94,907	n.a.	96,568
Revenue	84,383	92,587	99,206	n.a.	96,054

Surplus	1,861	4,995	6,873	n.a.	514

Differences may arise due to rounding

(1)	Federal Budget—Preliminary Results
(2)	Federal Budget—Draft

SOURCE: Federal Budget Laws.

The difference between the amount of expenditures and that of revenues (deficit) is financed by borrowings under authority of the federal budget law of the respective fiscal years and by application of the balance of available funds at the end of the preceding fiscal year.

PUBLIC DEBT (Internal and External Debt) as of December 31, 2018

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bond 1997-2027	1997	2027	6.250	EUR	9,199,531,002.31	9,199,531,002.31	EUR	286,660,000.00	286,660,000.00							EUR	497,776,000.00	497,776,000.00
Government Bond 1994-2024	1994	2024	6.500	EUR	530,915,263.60	530,915,263.60
Government Bond 1994-2024	1994	2024	6.250	EUR	276,876,267.76	276,876,267.76
Government Bond 2005-2020	2005	2020	3.900	EUR	14,767,220,000.00	14,767,220,000.00	EUR	830,950,000.00	830,950,000.00							EUR	244,775,000.00	244,775,000.00
Government Bond 2006-2021	2006	2021	3.500	EUR	15,922,082,000.00	15,922,082,000.00	EUR	665,523,571.40	665,523,571.40							EUR	311,605,000.00	311,605,000.00
Government Bond 2016-2021	2016	2021	-1.859										EUR	37,000,000.00	37,000,000.00
Government Bond 2016-2021	2016	2021	3.500							EUR	37,000,000.00	37,000,000.00
Government Bond 2007-2037	2007	2037	4.150	EUR	13,796,012,000.00	13,796,012,000.00	EUR	445,795,162.43	445,795,162.43							EUR	279,290,000.00	279,290,000.00
Government Bond 2008-2019	2008	2019	4.350	EUR	11,317,729,000.00	11,317,729,000.00	EUR	157,000,000.00	157,000,000.00							EUR	543,500,000.00	543,500,000.00
Government Bond 2009-2026	2009	2026	4.850	EUR	8,951,371,000.00	8,951,371,000.00	EUR	474,055,000.00	474,055,000.00							EUR	569,945,000.00	569,945,000.00
Government Bond 2016-2026	2016	2026	-1.439										EUR	55,000,000.00	55,000,000.00
Government Bond 2016-2026	2016	2026	4.850							EUR	55,000,000.00	55,000,000.00
Government Bond 2011-2022	2011	2022	3.650	EUR	8,535,171,000.00	8,535,171,000.00	EUR	898,735,000.00	898,735,000.00							EUR	311,625,000.00	311,625,000.00
Government Bond 2012-2062	2012	2062	3.800	EUR	3,773,666,000.00	3,773,666,000.00	EUR	114,200,000.00	114,200,000.00							EUR	255,800,000.00	255,800,000.00
Government Bond 2012-2022	2012	2022	3.400	EUR	10,546,375,000.00	10,546,375,000.00	EUR	375,345,000.00	375,345,000.00							EUR	599,355,000.00	599,355,000.00
Government Bond 2012-2044	2012	2044	3.150	EUR	6,799,272,000.00	6,799,272,000.00	EUR	186,515,000.00	186,515,000.00							EUR	268,485,000.00	268,485,000.00
Government Bond 2012-2019	2012	2019	1.950	EUR	7,278,921,000.00	7,278,921,000.00	EUR	442,660,000.00	442,660,000.00							EUR	270,875,000.00	270,875,000.00
Government Bond 2013-2034	2013	2034	2.400	EUR	7,312,304,000.00	7,312,304,000.00	EUR	765,241,143.60	765,241,143.60							EUR	498,175,000.00	498,175,000.00
Government Bond 2013-2023	2013	2023	1.750	EUR	11,723,192,000.00	11,723,192,000.00	EUR	1,262,041,000.00	1,262,041,000.00							EUR	563,095,000.00	563,095,000.00
Government Bond 2014-2024	2014	2024	1.650	EUR	10,280,350,000.00	10,280,350,000.00	EUR	1,202,855,000.00	1,202,855,000.00							EUR	480,175,000.00	480,175,000.00
Government Bond 2014-2019	2014	2019	0.250	EUR	7,109,497,000.00	7,109,497,000.00	EUR	328,000,000.00	328,000,000.00							EUR	232,400,000.00	232,400,000.00
Government Bond 2015-2025	2015	2025	1.200	EUR	10,445,343,000.00	10,445,343,000.00	EUR	1,180,225,000.00	1,180,225,000.00							EUR	560,625,000.00	560,625,000.00
Government Bond 2016-2026	2016	2026	0.750	EUR	11,572,873,000.00	11,572,873,000.00	EUR	1,384,089,000.00	1,384,089,000.00							EUR	635,875,000.00	635,875,000.00
Government Bond 2016-2047	2016	2047	1.500	EUR	5,422,044,000.00	5,422,044,000.00	EUR	980,617,345.96	980,617,345.96							EUR	187,150,000.00	187,150,000.00
Government Bond 2016-2023	2016	2023	0.000	EUR	7,256,250,000.00	7,256,250,000.00	EUR	716,955,168.69	716,955,168.69							EUR	305,025,000.00	305,025,000.00
Government Bond 2016-2086	2016	2086	1.500	EUR	2,500,000,000.00	2,500,000,000.00	EUR	588,850,000.00	588,850,000.00							EUR	411,150,000.00	411,150,000.00
Government Bond 2017-2027	2017	2027	0.500	EUR	8,909,028,000.00	8,909,028,000.00	EUR	1,938,971,989.00	1,938,971,989.00							EUR	796,775,000.00	796,775,000.00
Government Bond 2017-2023	2017	2023	0.000	EUR	6,385,386,000.00	6,385,386,000.00	EUR	385,000,000.00	385,000,000.00							EUR	935,000,000.00	935,000,000.00
Government Bond 2017-2117	2017	2117	2.100	EUR	4,550,000,000.00	4,550,000,000.00	EUR	650,000,000.00	650,000,000.00							EUR	625,000,000.00	625,000,000.00
Government Bond 2018-2028	2018	2028	0.750	EUR	8,830,917,000.00	8,830,917,000.00	EUR	681,500,000.00	681,500,000.00							EUR	1,130,000,000.00	1,130,000,000.00
Government Bond 1999-2029	1999	2029	7.250	GBP	89,432,439.38	99,977,015.17	GBP	89,432,439.38	99,977,015.17
Government Bond 1999-2029	1999	2029	-0.466										EUR	86,767,895.88	86,767,895.88
Government Bond 1999-2029	1999	2029	-0.466							EUR	86,767,895.88	86,767,895.88
Government Bond 1999-2029	1999	2029	7.250										GBP	89,432,439.38	99,977,015.17
Government Bond 1999-2029	1999	2029	7.250							GBP	89,432,439.38	99,977,015.17
Government Bond 2003-2023	2003	2023	5.350	EUR	100,000,000.00	100,000,000.00
Government Bond 2004-2034	2004	2034	5.375	CAD	192,246,074.98	123,195,177.81
Government Bond 2004-2034	2004	2034	4.412										EUR	192,901,234.57	192,901,234.57
Government Bond 2004-2034	2004	2034	5.375							CAD	192,246,074.98	123,195,177.81
Government Bond 2005-2024	2005	2024	5.000	CAD	160,205,062.48	102,662,648.18
Government Bond 2005-2024	2005	2024	4.044										EUR	151,602,437.77	151,602,437.77
Government Bond 2005-2024	2005	2024	5.000							CAD	160,205,062.48	102,662,648.18
Government Bond 2004-2034	2004	2034	5.125	EUR	16,596,960.00	16,596,960.00
Government Bond 2004-2034	2004	2034	4.875										EUR	12,135,922.33	12,135,922.33
Government Bond 2004-2034	2004	2034	5.125							EUR	16,596,959.44	16,596,959.44
Government Bond 2012-2029	2012	2029	3.560	EUR	109,000,000.00	109,000,000.00
Government Bond 2012-2029	2012	2029	2.452	EUR	21,000,000.00	21,000,000.00	EUR	21,000,000.00	21,000,000.00
Government Bond 2014-2020	2014	2020	var.	EUR	2,000,000,000.00	2,000,000,000.00
Government Bond 2014-2019	2014	2019	0.300	EUR	100,000,000.00	100,000,000.00
Government Bond 2017-2020	2017	2020	0.000	EUR	1,000,000,000.00	1,000,000,000.00
Government Bond 2017-2020	2017	2020	0.000	EUR	1,000,000,000.00	1,000,000,000.00
Government Bond 2017-2032	2017	2032	0.000	EUR	1,108,322,805.00	1,108,322,805.00
Federal Obligation 2001-2021	2001	2021	4.000	JPY	15,891,934.84	126,276.80
Federal Obligation 2001-2021	2001	2021	5.140										EUR	18,315,000.00	18,315,000.00
Federal Obligation 2001-2021	2001	2021	4.000							JPY	15,891,934.84	126,276.80
Federal Obligation 2001-2021	2001	2021	3.348	JPY	7,945,967.42	63,138.40
Federal Obligation 2001-2021	2001	2021	5.080										EUR	9,132,400.00	9,132,400.00
Federal Obligation 2001-2021	2001	2021	3.348							JPY	7,945,967.42	63,138.40
Federal Obligation 2001-2031	2001	2031	3.517	JPY	23,837,902.26	189,415.19
Federal Obligation 2001-2031	2001	2031	4.825										EUR	27,473,000.00	27,473,000.00
Federal Obligation 2001-2031	2001	2031	3.517							JPY	23,837,902.26	189,415.19
Federal Obligation 2002-2027	2002	2027	4.000	JPY	7,945,967.42	63,138.40
Federal Obligation 2002-2027	2002	2027	4.940										EUR	8,805,000.00	8,805,000.00
Federal Obligation 2002-2027	2002	2027	4.000							JPY	7,945,967.42	63,138.40
Federal Obligation 2002-2022	2002	2022	5.062	JPY	7,945,967.42	63,138.40
Federal Obligation 2002-2022	2002	2022	5.050										EUR	8,687,000.00	8,687,000.00
Federal Obligation 2002-2022	2002	2022	5.062							JPY	7,945,967.42	63,138.40
Federal Obligation 2002-2032	2002	2032	4.000	JPY	7,945,967.42	63,138.40
Federal Obligation 2002-2032	2002	2032	4.985										EUR	8,520,000.00	8,520,000.00
Federal Obligation 2002-2032	2002	2032	4.000							JPY	7,945,967.42	63,138.40
Federal Obligation 2003-2033	2003	2033	3.848	JPY	7,945,967.42	63,138.40
Federal Obligation 2003-2033	2003	2033	4.625										EUR	7,662,835.25	7,662,835.25
Federal Obligation 2003-2033	2003	2033	3.915							JPY	7,945,967.42	63,138.40
Federal Obligation 2004-2019	2004	2019	0.742	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2004-2019	2004	2019	0.250	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2004-2034	2004	2034	0.032	EUR	30,000,000.00	30,000,000.00
Federal Obligation 2005-2020	2005	2020	1.750	EUR	250,000,000.00	250,000,000.00
Federal Obligation 2005-2034	2005	2034	0.065	EUR	10,000,000.00	10,000,000.00
Federal Obligation 2005-2020	2005	2020	0.435	EUR	200,000,000.00	200,000,000.00
Federal Obligation 2005-2020	2005	2020	1.250	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2022	2005	2022	var.	EUR	125,000,000.00	125,000,000.00
Federal Obligation 2005-2020	2005	2020	0.691	EUR	100,000,000.00	100,000,000.00
Federal Obligation 2005-2025	2005	2025	var.	EUR	97,984,000.00	97,984,000.00
Federal Obligation 2005-2025	2005	2025	1.000	EUR	50,000,000.00	50,000,000.00
Federal Obligation 2005-2025	2005	2025	1.233	EUR	120,000,000.00	120,000,000.00
Federal Obligation 2005-2035	2005	2035	0.099	EUR	75,000,000.00	75,000,000.00
Federal Obligation 2005-2019	2005	2019	0.668	EUR	50,000,000.00	50,000,000.00
Treasury Bill 2002-2032	2002	2032	1.000	EUR	2,500,000,000.00	2,500,000,000.00										EUR	1,374,813,602.81	1,374,813,602.81
Treasury Bill 2018-2019	2018	2019	var.	EUR	100,000,000.00	100,000,000.00
Treasury Bill 2018-2019	2018	2019	var.	EUR	500,000,000.00	500,000,000.00
Treasury Bill 2018-2019	2018	2019	var.	USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.										EUR	163,719,711.85	163,719,711.85
Treasury Bill 2018-2019	2018	2019	var.							USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.	USD	87,336,244.54	76,276,196.11
Treasury Bill 2018-2019	2018	2019	var.										EUR	80,684,202.03	80,684,202.03
Treasury Bill 2018-2019	2018	2019	var.							USD	87,336,244.54	76,276,196.11
Treasury Bill 2018-2019	2018	2019	var.	EUR	150,000,000.00	150,000,000.00
Treasury Bill 2018-2019	2018	2019	var.	USD	131,004,366.81	114,414,294.16
Treasury Bill 2018-2019	2018	2019	var.										EUR	121,684,108.06	121,684,108.06
Treasury Bill 2018-2019	2018	2019	var.							USD	131,004,366.81	114,414,294.16
Treasury Bill 2018-2019	2018	2019	var.	USD	43,668,122.27	38,138,098.05
Treasury Bill 2018-2019	2018	2019	var.										EUR	40,584,415.58	40,584,415.58
Treasury Bill 2018-2019	2018	2019	var.							USD	43,668,122.27	38,138,098.05
Treasury Bill 2018-2019	2018	2019	var.	USD	87,336,244.54	76,276,196.11
Treasury Bill 2018-2019	2018	2019	var.										EUR	81,201,786.44	81,201,786.44
Treasury Bill 2018-2019	2018	2019	var.							USD	87,336,244.54	76,276,196.11
Treasury Bill 2018-2019	2018	2019	var.	USD	87,336,244.54	76,276,196.11
Treasury Bill 2018-2019	2018	2019	var.										EUR	81,234,768.48	81,234,768.48
Treasury Bill 2018-2019	2018	2019	var.							USD	87,336,244.54	76,276,196.11

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Treasury Bill 2018-2019	2018	2019	var.	USD	43,668,122.27	38,138,098.05
Treasury Bill 2018-2019	2018	2019	var.										EUR	40,554,789.52	40,554,789.52
Treasury Bill 2018-2019	2018	2019	var.							USD	43,668,122.27	38,138,098.05
Treasury Bill 2018-2019	2018	2019	var.	USD	109,170,305.68	95,345,245.13
Treasury Bill 2018-2019	2018	2019	var.										EUR	101,337,657.07	101,337,657.07
Treasury Bill 2018-2019	2018	2019	var.							USD	109,170,305.68	95,345,245.13
Treasury Bill 2018-2019	2018	2019	var.	EUR	300,000,000.00	300,000,000.00
Treasury Bill 2018-2019	2018	2019	var.	EUR	200,000,000.00	200,000,000.00
Treasury Bill 2018-2019	2018	2019	var.	USD	87,336,244.54	76,276,196.11
Treasury Bill 2018-2019	2018	2019	var.										EUR	86,331,929.00	86,331,929.00
Treasury Bill 2018-2019	2018	2019	var.							USD	87,336,244.54	76,276,196.11
Treasury Bill 2018-2019	2018	2019	var.	EUR	400,000,000.00	400,000,000.00
Treasury Bill 2018-2019	2018	2019	var.	USD	131,004,366.81	114,414,294.16
Treasury Bill 2018-2019	2018	2019	var.										EUR	127,500,063.75	127,500,063.75
Treasury Bill 2018-2019	2018	2019	var.							USD	131,004,366.81	114,414,294.16
Treasury Bill 2018-2019	2018	2019	var.	USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.										EUR	174,748,798.60	174,748,798.60
Treasury Bill 2018-2019	2018	2019	var.							USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.	USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.										EUR	174,672,489.08	174,672,489.08
Treasury Bill 2018-2019	2018	2019	var.							USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.	USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.										EUR	175,746,924.43	175,746,924.43
Treasury Bill 2018-2019	2018	2019	var.							USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.	USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.										EUR	175,901,495.16	175,901,495.16
Treasury Bill 2018-2019	2018	2019	var.							USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.	USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.										EUR	175,901,495.16	175,901,495.16
Treasury Bill 2018-2019	2018	2019	var.							USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.	USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.										EUR	175,731,482.30	175,731,482.30
Treasury Bill 2018-2019	2018	2019	var.							USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.	USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.										EUR	175,824,175.82	175,824,175.82
Treasury Bill 2018-2019	2018	2019	var.							USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.	USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.										EUR	177,920,113.87	177,920,113.87
Treasury Bill 2018-2019	2018	2019	var.							USD	174,672,489.08	152,552,392.21
Treasury Bill 2018-2019	2018	2019	var.	USD	131,004,366.81	114,414,294.16
Treasury Bill 2018-2019	2018	2019	var.										EUR	131,486,676.02	131,486,676.02
Treasury Bill 2018-2019	2018	2019	var.							USD	131,004,366.81	114,414,294.16
Treasury Bill 2018-2019	2018	2019	var.	GBP	279,476,373.07	312,428,172.41
Treasury Bill 2018-2019	2018	2019	var.										EUR	276,655,784.87	276,655,784.87
Treasury Bill 2018-2019	2018	2019	var.							GBP	279,476,373.07	312,428,172.41
Treasury Bill 2018-2019	2018	2019	var.	GBP	447,162,196.91	499,885,075.86
Treasury Bill 2018-2019	2018	2019	var.										EUR	442,997,319.87	442,997,319.87
Treasury Bill 2018-2019	2018	2019	var.							GBP	447,162,196.91	499,885,075.86
Loan from Insurances 2005-2022	2005	2022	5.000	EUR	29,069,133.67	29,069,133.67
Loan from Insurances 2005-2022	2005	2022	5.000	EUR	10,028,851.12	10,028,851.12
Loan from Insurances 2005-2020	2005	2020	5.000	EUR	36,336,417.08	36,336,417.08
Loan from Insurances 2005-2022	2005	2022	5.000	EUR	10,101,523.95	10,101,523.95
Loan from Insurances 2005-2020	2005	2020	3.630	EUR	13,000,000.00	13,000,000.00
Loan from Insurances 2008-2028	2008	2028	4.700	EUR	11,500,000.00	11,500,000.00
Loan from Insurances 2008-2027	2008	2027	4.700	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2023	2008	2023	4.500	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2021	2008	2021	4.450	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2008-2021	2008	2021	4.450	EUR	2,500,000.00	2,500,000.00
Loan from Insurances 2008-2024	2008	2024	4.450	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	2008	2020	4.200	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2008-2020	2008	2020	4.200	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2025	2008	2025	4.250	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2027	2008	2027	4.150	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	2008	2020	4.050	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2020	2008	2020	4.050	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2008-2021	2008	2021	4.125	EUR	7,500,000.00	7,500,000.00
Loan from Insurances 2008-2021	2008	2021	4.125	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2008-2022	2008	2022	3.960	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2008-2022	2008	2022	3.960	EUR	3,000,000.00	3,000,000.00
Loan from Insurances 2008-2024	2008	2024	4.000	EUR	7,000,000.00	7,000,000.00
Loan from Insurances 2013-2028	2013	2028	4.070	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2023	2009	2023	4.000	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2009-2023	2009	2023	4.000	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2009-2023	2009	2023	4.000	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2009-2023	2009	2023	4.000	EUR	3,000,000.00	3,000,000.00
Loan from Insurances 2009-2027	2009	2027	4.300	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2009-2022	2009	2022	4.100	EUR	30,000,000.00	30,000,000.00
Loan from Insurances 2009-2022	2009	2022	4.100	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2020	2009	2020	4.190	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2009-2026	2009	2026	4.400	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2009-2026	2009	2026	4.400	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2009-2022	2009	2022	4.200	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2029	2009	2029	4.430	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2028	2009	2028	4.450	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2009-2024	2009	2024	4.300	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2009-2028	2009	2028	4.580	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2009-2027	2009	2027	4.560	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2009-2026	2009	2026	4.530	EUR	4,000,000.00	4,000,000.00
Loan from Insurances 2009-2020	2009	2020	4.400	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2009-2020	2009	2020	4.400	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2024	2009	2024	4.610	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2029	2009	2029	4.770	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2009-2024	2009	2024	4.610	EUR	15,000,000.00	15,000,000.00
Loan from Insurances 2009-2030	2009	2030	4.720	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2009-2024	2009	2024	4.610	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2029	2009	2029	4.800	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2024	2009	2024	4.800	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2028	2009	2028	4.820	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2020	2009	2020	4.360	EUR	1,500,000.00	1,500,000.00
Loan from Insurances 2009-2020	2009	2020	4.360	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2028	2009	2028	4.750	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2022	2009	2022	4.180	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2009-2022	2009	2022	4.180	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2009-2027	2009	2027	4.625	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2024	2009	2024	4.400	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2009-2023	2009	2023	4.320	EUR	10,000,000.00	10,000,000.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Insurances 2009-2021	2009	2021	4.220	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2027	2009	2027	4.640	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2009-2022	2009	2022	4.250	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2009-2019	2009	2019	4.000	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2009-2019	2009	2019	4.120	EUR	16,000,000.00	16,000,000.00
Loan from Insurances 2010-2030	2010	2030	3.920	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2011-2026	2011	2026	3.345	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2011-2027	2011	2027	3.770	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2016-2068	2016	2068	0.000	EUR	7,482,193.00	7,482,193.00
Loan from Insurances 2016-2068	2016	2068	0.000	EUR	21,314,932.00	21,314,932.00
Loan from Insurances 2016-2068	2016	2068	0.000	EUR	13,895,502.00	13,895,502.00
Loan from Insurances 2016-2068	2016	2068	0.000	EUR	768,210.00	768,210.00
Loan from Insurances 2016-2068	2016	2068	0.000	EUR	8,653,870.00	8,653,870.00
Loan from Insurances 2016-2068	2016	2068	0.000	EUR	4,262,987.00	4,262,987.00
Loan from Insurances 2016-2068	2016	2068	0.000	EUR	7,482,193.00	7,482,193.00
Loan from Insurances 2016-2068	2016	2068	0.000	EUR	1,899,630.00	1,899,630.00
Loan from Insurances 2016-2028	2016	2028	4.680	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2016-2030	2016	2030	4.190	EUR	3,000,000.00	3,000,000.00
Loan from Insurances 2016-2028	2016	2028	4.680	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2016-2027	2016	2027	4.700	EUR	3,000,000.00	3,000,000.00
Loan from Insurances 2016-2039	2016	2039	4.250	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2016-2039	2016	2039	4.250	EUR	8,000,000.00	8,000,000.00
Loan from Insurances 2016-2046	2016	2046	2.990	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2016-2046	2016	2046	2.990	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2016-2046	2016	2046	2.990	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2016-2046	2016	2046	2.990	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2017-2036	2017	2036	2.990	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2017-2036	2017	2036	2.990	EUR	23,000,000.00	23,000,000.00
Loan from Insurances 2016-2021	2016	2021	4.790	EUR	22,000,000.00	22,000,000.00
Loan from Insurances 2016-2035	2016	2035	4.000	EUR	50,000,000.00	50,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	4,000,000.00	4,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	9,000,000.00	9,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	18,000,000.00	18,000,000.00
Loan from Insurances 2017-2031	2017	2031	4.000	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2017-2037	2017	2037	3.990	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2017-2037	2017	2037	3.990	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2017-2037	2017	2037	3.990	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2017-2037	2017	2037	3.990	EUR	11,000,000.00	11,000,000.00
Loan from Insurances 2017-2028	2017	2028	4.590	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2017-2028	2017	2028	4.590	EUR	3,000,000.00	3,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2017-2028	2017	2028	4.820	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2017-2037	2017	2037	3.990	EUR	50,000,000.00	50,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2017-2029	2017	2029	4.650	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2017-2029	2017	2029	4.650	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2017-2035	2017	2035	4.000	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2017-2027	2017	2027	4.350	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2018-2027	2018	2027	3.510	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2018-2035	2018	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2018-2035	2018	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Insurances 2018-2019	2018	2019	4.600	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2018-2028	2018	2028	4.365	EUR	1,000,000.00	1,000,000.00
Loan from Insurances 2018-2026	2018	2026	3.920	EUR	30,000,000.00	30,000,000.00
Loan from Insurances 2018-2029	2018	2029	4.565	EUR	20,000,000.00	20,000,000.00
Loan from Insurances 2018-2027	2018	2027	4.230	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2018-2026	2018	2026	4.170	EUR	10,000,000.00	10,000,000.00
Loan from Insurances 2018-2025	2018	2025	4.030	EUR	5,000,000.00	5,000,000.00
Loan from Insurances 2018-2022	2018	2022	4.820	EUR	2,000,000.00	2,000,000.00
Loan from Insurances 2018-2022	2018	2022	4.820	EUR	8,000,000.00	8,000,000.00
Loan from Insurances 2018-2040	2018	2040	4.310	EUR	9,000,000.00	9,000,000.00
Loan from Insurances 2018-2031	2018	2031	4.000	EUR	2,000,000.00	2,000,000.00
Loan from Banks 2004-2027	2004	2027	4.900	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2004-2029	2004	2029	4.910	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2029	2004	2029	4.900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2012-2032	2012	2032	4.910	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2024	2004	2024	4.800	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2024	2004	2024	4.740	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	2004	2034	4.860	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2025	2004	2025	4.650	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	2004	2034	4.900	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2004-2034	2004	2034	4.865	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2019	2004	2019	0.542	EUR	57,000,000.00	57,000,000.00
Loan from Banks 2004-2034	2004	2034	4.910	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2011-2022	2011	2022	4.770	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2004-2023	2004	2023	4.800	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2007-2024	2007	2024	4.835	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2011-2022	2011	2022	4.820	EUR	140,000,000.00	140,000,000.00
Loan from Banks 2009-2021	2009	2021	4.790	EUR	298,000,000.00	298,000,000.00
Loan from Banks 2004-2019	2004	2019	4.720	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2004-2024	2004	2024	4.750	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2004-2019	2004	2019	4.600	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2004-2041	2004	2041	4.145	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2004-2044	2004	2044	4.175	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2012-2028	2012	2028	4.680	EUR	147,000,000.00	147,000,000.00
Loan from Banks 2004-2039	2004	2039	4.105	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2005-2029	2005	2029	4.605	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2008-2022	2008	2022	4.360	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	2005	2035	3.455	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	2005	2035	3.445	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2025	2005	2025	4.100	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2020	2005	2020	4.005	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2005-2035	2005	2035	3.825	EUR	600,000,000.00	600,000,000.00
Loan from Banks 2005-2035	2005	2035	3.910	EUR	750,000,000.00	750,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	500,000,000.00	500,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	300,000,000.00	300,000,000.00
Loan from Banks 2005-2035	2005	2035	3.485	EUR	250,000,000.00	250,000,000.00
Loan from Banks 2005-2035	2005	2035	3.750	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	2005	2035	3.750	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	2005	2035	3.850	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	2005	2035	3.850	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	2005	2035	3.850	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	50,000,000.00	50,000,000.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2005-2035	2005	2035	4.000	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2016-2035	2016	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2005-2035	2005	2035	4.000	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2036	2006	2036	2.990	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2036	2006	2036	2.990	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	200,000,000.00	200,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2030	2006	2030	2.990	EUR	60,000,000.00	60,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2006-2046	2006	2046	2.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	2007	2037	3.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	2007	2037	3.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	2007	2037	3.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	2007	2037	3.990	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2007-2037	2007	2037	3.990	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2007-2037	2007	2037	3.990	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2007-2037	2007	2037	3.990	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2007-2037	2007	2037	3.990	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2007-2037	2007	2037	3.990	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2008-2027	2008	2027	4.650	EUR	80,000,000.00	80,000,000.00
Loan from Banks 2010-2028	2010	2028	4.660	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2027	2008	2027	4.700	EUR	60,000,000.00	60,000,000.00
Loan from Banks 2008-2028	2008	2028	4.600	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2008-2028	2008	2028	4.600	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2028	2008	2028	4.590	EUR	9,000,000.00	9,000,000.00
Loan from Banks 2008-2028	2008	2028	4.600	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2013-2028	2013	2028	4.550	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2028	2009	2028	4.545	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2008-2028	2008	2028	4.300	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2008-2027	2008	2027	4.225	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2008-2028	2008	2028	4.200	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2011-2027	2011	2027	4.010	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2027	2009	2027	4.060	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2009-2027	2009	2027	4.060	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2013-2029	2013	2029	4.500	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2029	2009	2029	4.500	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2013-2029	2013	2029	4.500	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2029	2009	2029	4.650	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2009-2019	2009	2019	4.175	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2027	2009	2027	4.500	EUR	1,000,000.00	1,000,000.00
Loan from Banks 2009-2027	2009	2027	4.500	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2027	2009	2027	4.500	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2027	2009	2027	4.500	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2009-2021	2009	2021	4.400	EUR	2,000,000.00	2,000,000.00
Loan from Banks 2009-2021	2009	2021	4.400	EUR	7,000,000.00	7,000,000.00
Loan from Banks 2009-2021	2009	2021	4.400	EUR	8,000,000.00	8,000,000.00
Loan from Banks 2009-2021	2009	2021	4.400	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2010-2029	2010	2029	4.750	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2021	2009	2021	4.320	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2009-2020	2009	2020	4.220	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2009-2019	2009	2019	4.040	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2013-2027	2013	2027	4.775	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2024	2009	2024	4.600	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2029	2009	2029	4.700	EUR	300,000.00	300,000.00
Loan from Banks 2013-2029	2013	2029	4.700	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2024	2009	2024	4.420	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2009-2019	2009	2019	4.000	EUR	55,000,000.00	55,000,000.00
Loan from Banks 2009-2027	2009	2027	4.810	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2028	2009	2028	4.790	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2012-2028	2012	2028	4.800	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2024	2009	2024	4.400	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2016-2022	2016	2022	4.210	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2023	2009	2023	4.260	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2029	2009	2029	4.620	EUR	80,000,000.00	80,000,000.00
Loan from Banks 2009-2019	2009	2019	4.105	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2012-2021	2012	2021	4.250	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2009-2021	2009	2021	4.200	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2011-2022	2011	2022	4.225	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2014-2027	2014	2027	4.550	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2011-2026	2011	2026	4.450	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2011-2026	2011	2026	4.120	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2027	2009	2027	4.220	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2009-2027	2009	2027	4.220	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2009-2027	2009	2027	4.230	EUR	185,000,000.00	185,000,000.00
Loan from Banks 2009-2026	2009	2026	4.300	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2009-2029	2009	2029	4.320	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2030	2009	2030	4.355	EUR	2,500,000.00	2,500,000.00
Loan from Banks 2009-2027	2009	2027	4.310	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2009-2029	2009	2029	4.330	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2013-2034	2013	2034	4.300	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2009-2026	2009	2026	4.145	EUR	35,000,000.00	35,000,000.00
Loan from Banks 2009-2028	2009	2028	4.365	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2009-2027	2009	2027	4.245	EUR	87,000,000.00	87,000,000.00
Loan from Banks 2009-2027	2009	2027	4.245	EUR	1,000,000.00	1,000,000.00
Loan from Banks 2009-2028	2009	2028	4.290	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2009-2024	2009	2024	4.030	EUR	48,000,000.00	48,000,000.00
Loan from Banks 2009-2028	2009	2028	4.280	EUR	200,000,000.00	200,000,000.00
Loan from Banks 2014-2032	2014	2032	4.220	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2009-2027	2009	2027	4.250	EUR	5,000,000.00	5,000,000.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Loan from Banks 2009-2027	2009	2027	4.250	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2014-2029	2014	2029	4.250	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2029	2009	2029	4.250	EUR	5,000,000.00	5,000,000.00
Loan from Banks 2009-2029	2009	2029	4.250	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2013-2039	2013	2039	4.230	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2012-2028	2012	2028	4.080	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2014-2039	2014	2039	4.250	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2010-2026	2010	2026	4.170	EUR	1,000,000.00	1,000,000.00
Loan from Banks 2010-2025	2010	2025	4.040	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2010-2040	2010	2040	4.310	EUR	41,000,000.00	41,000,000.00
Loan from Banks 2010-2025	2010	2025	4.005	EUR	22,000,000.00	22,000,000.00
Loan from Banks 2010-2030	2010	2030	4.190	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2010-2025	2010	2025	4.030	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2010-2037	2010	2037	4.185	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2010-2028	2010	2028	4.032	EUR	66,500,000.00	66,500,000.00
Loan from Banks 2010-2030	2010	2030	4.114	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2010-2030	2010	2030	4.135	EUR	70,000,000.00	70,000,000.00
Loan from Banks 2010-2030	2010	2030	3.972	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2010-2030	2010	2030	4.000	EUR	15,000,000.00	15,000,000.00
Loan from Banks 2010-2035	2010	2035	3.640	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2010-2040	2010	2040	3.840	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2010-2030	2010	2030	3.700	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2011-2051	2011	2051	3.160	EUR	45,000,000.00	45,000,000.00
Loan from Banks 2011-2052	2011	2052	3.190	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2011-2039	2011	2039	3.765	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2011-2041	2011	2041	3.770	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2011-2036	2011	2036	3.670	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2011-2031	2011	2031	3.780	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2011-2031	2011	2031	4.000	EUR	38,000,000.00	38,000,000.00
Loan from Banks 2011-2034	2011	2034	4.000	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2011-2061	2011	2061	3.953	EUR	300,000,000.00	300,000,000.00
Loan from Banks 2011-2036	2011	2036	4.000	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2011-2026	2011	2026	3.920	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2014-2026	2014	2026	3.920	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2011-2036	2011	2036	3.974	EUR	55,000,000.00	55,000,000.00
Loan from Banks 2011-2026	2011	2026	3.800	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2012-2036	2012	2036	3.900	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2012-2036	2012	2036	3.800	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2012-2032	2012	2032	3.510	EUR	33,000,000.00	33,000,000.00
Loan from Banks 2012-2037	2012	2037	2.687	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2012-2032	2012	2032	2.320	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2012-2042	2012	2042	2.657	EUR	40,000,000.00	40,000,000.00
Loan from Banks 2013-2072	2013	2072	2.910	EUR	70,000,000.00	70,000,000.00
Loan from Banks 2013-2022	2013	2022	1.580	EUR	70,000,000.00	70,000,000.00
Loan from Banks 2013-2020	2013	2020	1.560	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2013-2023	2013	2023	2.307	EUR	50,000,000.00	50,000,000.00
Loan from Banks 2014-2028	2014	2028	4.700	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2013-2026	2013	2026	4.260	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2015-2022	2015	2022	0.200	EUR	100,000,000.00	100,000,000.00
Loan from Banks 2017-2021	2017	2021	4.790	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2017-2037	2017	2037	3.990	EUR	25,000,000.00	25,000,000.00
Loan from Banks 2017-2050	2017	2050	3.112	EUR	30,000,000.00	30,000,000.00
Loan from Banks 2017-2019	2017	2019	4.105	EUR	3,000,000.00	3,000,000.00
Loan from Banks 2017-2030	2017	2030	4.000	EUR	20,000,000.00	20,000,000.00
Loan from Banks 2017-2028	2017	2028	4.365	EUR	1,000,000.00	1,000,000.00
Loan from Banks 2017-2028	2017	2028	4.600	EUR	1,000,000.00	1,000,000.00
Loan from Banks 2018-2027	2018	2027	4.220	EUR	10,000,000.00	10,000,000.00
Loan from Banks 2018-2026	2018	2026	4.660	EUR	17,000,000.00	17,000,000.00
Loan from Banks 1994-2024	1994	2024	6.500	EUR	25,564,594.06	25,564,594.06
Loan from Banks 1995-2024	1995	2024	6.500	EUR	254,112,064.96	254,112,064.96
Loan from Banks 1995-2024	1995	2024	6.250	EUR	45,663,477.91	45,663,477.91
Loan from Banks 1996-2024	1996	2024	6.380	EUR	25,564,594.06	25,564,594.06
Loan from Banks 2018-2019	2018	2019	var.	EUR	230,620,000.00	230,620,000.00
Loan from Banks 2018-2020	2018	2020	var.							EUR	1,590,000.00	1,590,000.00
Loan from Banks 2018-2020	2018	2020	var.										EUR	78,150,000.00	78,150,000.00
Loan 2012-2027	2012	2027	3.000	EUR	3,000,000.00	3,000,000.00
Loan 2012-2022	2012	2022	2.520	EUR	3,000,000.00	3,000,000.00
Loan 2012-2019	2012	2019	2.050	EUR	3,000,000.00	3,000,000.00
Loan 2012-2027	2012	2027	2.780	EUR	371,250.00	371,250.00
Loan 2013-2027	2013	2027	2.230	EUR	371,250.00	371,250.00
Loan 2014-2027	2014	2027	1.650	EUR	371,250.00	371,250.00
Loan 2015-2027	2015	2027	1.220	EUR	371,250.00	371,250.00
Loan 2016-2027	2016	2027	0.065	EUR	371,250.00	371,250.00
Loan 2017-2027	2017	2027	0.701	EUR	371,250.00	371,250.00
Loan 2018-2027	2018	2027	0.301	EUR	371,250.00	371,250.00

				Financial debt before swap			Credit affiliates			Credit swaps			Debt swaps			Debt holding of own bonds
	Date of Issue	Maturity	Interest Rate (%)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)	Curr.	Principal Amount Outstanding	Equivalent of Principal Amount Outstanding (EUR)
Government Bonds				EUR	219,447,245,298.67	219,447,245,298.67	EUR	16,962,784,381.08	16,962,784,381.08	EUR	195,364,855.32	195,364,855.32	EUR	535,407,490.55	535,407,490.55	EUR	11,513,476,000.00	11,513,476,000.00
				JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00	USD	0.00	0.00
				GBP	89,432,439.38	99,977,015.17	GBP	89,432,439.38	99,977,015.17	GBP	89,432,439.38	99,977,015.17	GBP	89,432,439.38	99,977,015.17	GBP	0.00	0.00
				CAD	352,451,137.46	225,857,825.99	CAD	0.00	0.00	CAD	352,451,137.46	225,857,825.99	CAD	0.00	0.00	CAD	0.00	0.00
Federal Obligation				EUR	1,177,984,000.00	1,177,984,000.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	88,595,235.25	88,595,235.25	EUR	0.00	0.00
				JPY	79,459,674.22	631,383.98	JPY	0.00	0.00	JPY	79,459,674.22	631,383.98	JPY	0.00	0.00	JPY	0.00	0.00
Treasury Bills				EUR	4,150,000,000.00	4,150,000,000.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	3,182,420,186.96	3,182,420,186.96	EUR	1,374,813,602.81	1,374,813,602.81
				USD	2,510,917,030.57	2,192,940,638.05	USD	0.00	0.00	USD	2,510,917,030.57	2,192,940,638.05	USD	0.00	0.00	USD	0.00	0.00
				GBP	726,638,569.98	812,313,248.27	GBP	0.00	0.00	GBP	726,638,569.98	812,313,248.27	GBP	0.00	0.00	GBP	0.00	0.00
Loan from Insurance Companies				EUR	1,449,295,442.82	1,449,295,442.82	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00
Loan from Banks				EUR	11,582,824,730.99	11,582,824,730.99	EUR	0.00	0.00	EUR	1,590,000.00	1,590,000.00	EUR	78,150,000.00	78,150,000.00	EUR	0.00	0.00
Other Loans				EUR	11,598,750.00	11,598,750.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00	EUR	0.00	0.00
Total				EUR	237,818,948,222.48	237,818,948,222.48	EUR	16,962,784,381.08	16,962,784,381.08	EUR	196,954,855.32	196,954,855.32	EUR	3,884,572,912.76	3,884,572,912.76	EUR	12,888,289,602.81	12,888,289,602.81
				JPY	79,459,674.22	631,383.98	JPY	0.00	0.00	JPY	79,459,674.22	631,383.98	JPY	0.00	0.00	JPY	0.00	0.00
				CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00	CHF	0.00	0.00
				USD	2,510,917,030.57	2,192,940,638.05	USD	0.00	0.00	USD	2,510,917,030.57	2,192,940,638.05	USD	0.00	0.00	USD	0.00	0.00
				GBP	816,071,009.36	912,290,263.44	GBP	89,432,439.38	99,977,015.17	GBP	816,071,009.36	912,290,263.44	GBP	89,432,439.38	99,977,015.17	GBP	0.00	0.00
				CAD	352,451,137.46	225,857,825.99	CAD	0.00	0.00	CAD	352,451,137.46	225,857,825.99	CAD	0.00	0.00	CAD	0.00	0.00

					Financial debt before swap	Credit affiliates		Credit swaps	Debt swaps		Debt holding of own bonds	Financial debt after swap
Grand Total Internal Debt				EUR	237,818,948,222.48	16,962,784,381.08		196,954,855.32	3,884,572,912.76		12,888,289,602.81	211,655,492,296.03
Grand Total External Debt				EUR	3,331,720,111.46	99,977,015.17		3,331,720,111.46	99,977,015.17		0.00	0.00

Grand Total Debt				EUR	241,150,668,333.94	17,062,761,396.25		3,528,674,966.78	3,984,549,927.93		12,888,289,602.81	211,655,492,296.03

GUARANTEED DEBT

EXTERNAL GUARANTEED DEBT AS OF DECEMBER 31, 2018

Borrower	Amount (Millions of euros)
Export Guarantees(1)
Export Guarantees Act(2)	2,496.38
Export Financing Guarantees Act	21,753.95
Transport and Infrastructure
Austrian Railways (ÖBB)	83.060
Other Liabilities
Loans to Federal Museums	538.58

Total	24,871.97

(1)

Guarantees issued by the Republic of Austria under the Export Guarantees Act and the Export Financing Guarantees Act cover the assets side and the liabilities side of Oesterreichische Kontrollbank AG’s (Austria’s export credit agency) balance sheet. The probability of payments for guarantees referring to both sides of the balance sheet is very low. Therefore, following an economic approach, the amounts utilized under both sides of the balance sheet are counted only once. Following this economic approach the guaranteed debt for export guarantees amounted to EUR 5,711.07 million (external guaranteed debt) and EUR 24,273.87 million (domestic guaranteed debt) as of December 31, 2018.

(2)	Includes recognized but unpaid claims against the Republic under Export Guarantees.

DOMESTIC GUARANTEED DEBT AS OF DECEMBER 31, 2018

Borrower	Amount (Millions of euros)
Export Guarantees(1)
Export Guarantees Act(2)	23,970.93
Export Financing Guarantees Act	2,050.00
Transport and Infrastructure
ASFINAG	8,250.00
Austrian Railways (ÖBB)	15,909.21
Railway Infrastructure Services Company (SCHIG)	2.06
Austrian Financial Market
Financial Market Stability Act (FinStaG)	2,000.00
Guarantee Act for Carinthia	1,108.32
European Financial Stability Facility (EFSF)	9,599.49
Coinage Act 1988	4,865.82
Promotion of Economic Development
Austria Wirtschaftsservice GesmbH (AWS)	970.66
Austrian Bank for Tourism Development (ÖHT)	285.09
Austrian Research Promotion Agency (FFG)	84.87
Other Liabilities
Loans to Federal Museums	1,333.76
Nuclear Liability Act 1999	121.80
European Investmentbank (EIB)	93.32
Electric Utility Industry—Energy Bonds	0.05
Total(3)	70,645.37

(1)

Guarantees issued by the Republic of Austria under the Export Guarantees Act and the Export Financing Guarantees Act cover the assets side and the liabilities side of Oesterreichische Kontrollbank AG’s (Austria’s export credit agency) balance sheet. The probability of payments for guarantees referring to both sides of the balance sheet is very low. Therefore, following an economic approach, the amounts utilized under both sides of the balance sheet are counted only once. Following this economic approach the guaranteed debt for export guarantees amounted to EUR 5,711.07 million (external guaranteed debt) and EUR 24,273.87 million (domestic guaranteed debt) as of December 31, 2018.

(2)	Includes recognized but unpaid claims against the Republic under Export Guarantees.
(3)	In addition, the Republic is liable by law for all liabilities of the Austrian Postal Savings Bank assumed until December 31, 2000, which amounted to EUR 0.6 billion as of December 31, 2018.

SOURCES OF INFORMATION

Except as stated below, the information set forth herein with respect to Austria has been supplied by Mag. Silvia Maca, Director, Head of the Division for Export Financing and International Export Promotion Policy, Ministry of Finance of the Republic of Austria, in her official capacity and is included herein on her authority.

The information contained under the headings “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy—Oesterreichische Nationalbank” and “Banking System and Monetary Policy—Monetary Policy” and the information in the tables set forth under “Balance of Payments”, “Foreign Exchange”, “Banking System and Monetary Policy” and “The Economy—Tourism” has been extracted from publications of the Oesterreichische Nationalbank and the Austrian Central Statistical Office, all of which are official documents published by Austrian authorities or the Oesterreichische Nationalbank.

The information in the tables set forth under “The Economy” and “Public Debt” has been extracted from publications of STATISTICS AUSTRIA (STATISTIK AUSTRIA), from publications of the Austrian Institute for Economic Research (Österreichisches Institut für Wirtschaftsforschung or WIFO), and from publications of the Oesterreichische Nationalbank (“OeNB”). STATISTIK AUSTRIA is an agency of Austria. OeNB is the Austrian central bank, which is owned by the Republic of Austria. WIFO is an independent, non-partisan and not-for-profit organization supported by numerous professional associations and institutions for economic policy.

Certain information contained under the heading “The Economy—Labor and Social Legislation” has been extracted from publications of Eurostat, the statistical office of the European Union.

The information in the tables under “Tables and Supplementary Information” has been extracted from the Federal Budget Laws of the Republic of Austria, which are official documents published by the Republic of Austria.

AUTHORIZED AGENT

The name and address of the authorized agent of the Bank and Austria in the United States is Dr. Wolfgang Waldner, Ambassador extraordinary and plenipotentiary of the Republic of Austria to the United States, Austrian Embassy, 3524 International Court, N.W., Washington, D.C. 20008.